UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
REDWOOD TRUST, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Redwood Trust, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation, to be held on May 22, 2018 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, for the following purposes:

1.
To elect Richard D. Baum, Douglas B. Hansen, Christopher J. Abate, Mariann Byerwalter, Debora D. Horvath, Greg H. Kubicek, Karen R. Pallotta, Jeffrey T. Pero, and Georganne C. Proctor to serve as directors until the Annual Meeting of Stockholders in 2019 and until their successors are duly elected and qualify;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2018;

3.	To vote on a non-binding advisory resolution to approve named executive officer compensation;

4.	To vote to approve the adoption of our Amended and Restated 2014 Incentive Plan; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials unless they specifically request them. We will send a Notice of Internet Availability of Proxy Materials (the Notice) on or about April 9, 2018 to our stockholders of record as of the close of business on March 26, 2018. We are also providing access to our proxy materials over the Internet beginning on March 27, 2018. Electronic delivery of our proxy materials will reduce printing and mailing costs relating to our Annual Meeting.

The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides the date and time of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the Board’s recommendation with regard to each matter to be acted upon; and information on how to attend the Annual Meeting and vote online.

Our Board of Directors has fixed the close of business on March 26, 2018 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting.

We would like your shares to be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we respectfully request that you authorize your proxy over the Internet following the voting procedures described in the Notice. In addition, if you have requested or received a paper or email copy of the proxy materials, you can authorize your proxy over the telephone or by signing, dating and returning the proxy card sent to you. We encourage you to authorize your proxy by any of these methods even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

By Order of the Board of Directors,

/s/ Andrew P. Stone
Secretary
March 27, 2018

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY AUTHORIZE A PROXY TO CAST YOUR VOTES THROUGH THE INTERNET FOLLOWING THE VOTING PROCEDURES DESCRIBED IN THE NOTICE OR, IF YOU HAVE REQUESTED AND RECEIVED PAPER COPIES OF THE PROXY MATERIALS, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING THE PROXY CARD SENT TO YOU.

REDWOOD TRUST, INC.

i

REDWOOD TRUST, INC.
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2018

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (Redwood, the Company, we, or us), for exercise at the Annual Meeting of Stockholders (the Annual Meeting) to be held on Tuesday, May 22, 2018 at 10:30 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and at any adjournment or postponement thereof.

We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice of Internet Availability of Proxy Materials. All stockholders will have the ability to access proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet on or about March 27, 2018 and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on or about April 9, 2018. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials on or about April 9, 2018 or within three business days of such request.

The address and telephone number of our principal executive office are as set forth above and our website is www.redwoodtrust.com. Information on our website is not a part of this Proxy Statement.

INFORMATION ABOUT THE ANNUAL MEETING

Who May Attend the Annual Meeting

Only stockholders who own our common stock as of the close of business on March 26, 2018, the record date for the Annual Meeting, will be entitled to attend the Annual Meeting. In the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including members of the media and our employees.

Who May Vote

Each share of our common stock outstanding on the record date for the Annual Meeting entitles the holder thereof to one vote. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 26, 2018. As of March 26, 2018, there were 75,696,269 shares of common stock issued and outstanding. You can vote in person at the Annual Meeting or by proxy. You may authorize your proxy through the Internet by following the voting procedures described in the Notice or, if you have requested and received paper copies of the proxy materials, by telephone or by signing, dating, and returning the proxy card sent to you. To use a particular voting procedure, follow the instructions on the Notice or the proxy card that you request and receive by mail or email.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to cast your votes in person at the Annual Meeting, you should contact your broker or agent to obtain a broker’s proxy card and bring it to the Annual Meeting in order to vote.

Voting by Proxy; Board of Directors’ Voting Recommendations

You may authorize your proxy over the Internet or, if you request and receive a proxy card by mail or email, over the phone or by signing, dating and returning the proxy card sent to you. If you vote by proxy, the individuals named on the proxy, or their substitutes, will cast your votes in the manner you indicate. If you date, sign, and return a proxy card without marking your voting instructions, your votes will be cast in accordance with the recommendations of Redwood’s Board of Directors, as follows:

•	For the election of each of the nine nominees to serve as directors until the Annual Meeting of Stockholders in 2019 and until their successors are duly elected and qualify;

•	For the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2018;

•	For the approval, of the non-binding advisory resolution approving the compensation of our named executive officers;

•	For the approval of the adoption of the Amended and Restated 2014 Incentive Plan; and

•	In the discretion of the proxy holder on any other matter that properly comes before the Annual Meeting.

You may revoke or change your proxy at any time before it is exercised by submitting a new proxy through the Internet or by telephone, delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to Redwood’s Secretary at our principal executive office.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under rules adopted by the Securities and Exchange Commission (SEC), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce printing and mailing costs relating to our Annual Meeting.

Quorum Requirement

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have or chooses not to exercise discretionary authority to vote the shares.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. If other matters properly come before the Annual Meeting, however, it is intended that the persons named in the proxies will vote on those matters in their discretion.

Information About the Proxy Statement and the Solicitation of Proxies

Your proxy is solicited by our Board of Directors and we will bear the costs of this solicitation. Proxy solicitations will be made by mail, and also may be made by our directors, officers, and employees in person or by telephone, facsimile transmission, e-mail, or other means of communication. Banks, brokerage houses, nominees, and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of our common stock entitled to be voted at the Annual Meeting and to obtain authorization for the execution of proxies on behalf of beneficial owners. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to their beneficial owners.

In addition, we have retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY, 10016, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and to contact brokerage houses and other nominees, fiduciaries and custodians to request that such entities forward soliciting materials to beneficial owners of our common stock. For these services, we will pay MacKenzie Partners, Inc. a fee not expected to exceed $15,000, plus expenses.

Annual Report

Our 2017 Annual Report, consisting of our Annual Report on Form 10-K for the year ended December 31, 2017, is being made available to stockholders together with this Proxy Statement and contains financial and other information about Redwood, including audited financial statements for our fiscal year ended December 31, 2017. Certain sections of our 2017 Annual Report are incorporated into this Proxy Statement by reference, as described in more detail under “Information Incorporated by Reference” at the end of this Proxy Statement. Our 2017 Annual Report is also available on our website.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing and mailing costs.

Householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of this document for your household, please contact our transfer agent, Computershare Trust Company, N.A., either in writing at: Computershare Investor Services, 250 Royall Street, Canton, MA 02021; or by telephone at: (888) 472-1955.

If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to participate in householding and prefer to receive separate copies of this document in the future, please contact Computershare as indicated above.

Beneficial owners can request information about householding from their banks, brokers, or other holders of record.

CORPORATE GOVERNANCE

Corporate Governance Standards

Our Board of Directors has adopted Corporate Governance Standards (Governance Standards). Our Governance Standards are available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office. The Governance Standards contain general principles regarding the composition and functions of our Board of Directors and its committees.

Process for Nominating Potential Director Candidates

Identifying and Evaluating Nominees for Directors.  Our Board of Directors nominates director candidates for election by stockholders at each annual meeting and elects new directors to fill vacancies on our Board of Directors between annual meetings of the stockholders. Our Board of Directors has delegated the selection and initial evaluation of potential director nominees to the Governance and Nominating Committee with input from the Chief Executive Officer and President. The Governance and Nominating Committee makes the final recommendation of candidates to our Board of Directors for nomination. Our Board of Directors, taking into consideration the assessment of the Governance and Nominating Committee, also determines whether a nominee would be an independent director.

Stockholders’ Nominees.  Our Bylaws permit stockholders to nominate a candidate for election as a director at an annual meeting of the stockholders subject to compliance with certain notice and informational requirements, as more fully described below in this Proxy Statement under “Stockholder Proposals for the 2019 Annual Meeting.” A copy of the full text of our Bylaws may be obtained by any stockholder upon written request addressed to Redwood’s Secretary at our principal executive office. Among other matters required under our Bylaws, any stockholder nominations should include the nominee’s name and qualifications for Board membership and should be addressed to Redwood’s Secretary at our principal executive office.

The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for election to our Board of Directors. The Governance and Nominating Committee evaluates stockholder nominations in connection with its responsibilities set forth in its written charter and applies the qualification and diversity criteria set forth in the Governance Standards.

Director Qualifications.  Our Governance Standards contain Board membership criteria that apply to nominees for our Board of Directors. Each member of our Board of Directors must exhibit high standards of integrity, commitment, and independence of thought and judgment, and must be committed to promoting the best interests of Redwood. In addition, each director must devote the time and effort necessary to be a responsible and productive member of our Board of Directors. This includes developing knowledge about Redwood’s business operations and doing the work necessary to participate actively and effectively in Board and committee meetings.

Our Governance Standards also contain criteria that are intended to guide our Governance and Nominating Committee’s considerations of diversity in identifying nominees for our Board of Directors. In particular, our Governance Standards provide that the members of our Board of Directors should collectively possess a broad range of talent, skill, expertise, and experience useful to effective oversight of our business and affairs and sufficient to provide sound and prudent guidance with respect to our operations and interests. The self-assessments that are conducted each year by our Board of Directors and our Governance and Nominating Committee include an assessment of whether the Board’s then current composition represents the broad range of talent, skill, expertise, and experience that is called for by our Governance Standards.

We believe our directors have a well-rounded variety of diversity, skills, qualifications and experience, and represent an effective mix of deep company knowledge and outside perspectives. Further to our commitment to diversity, four of our directors are women, and in 2017 Redwood was recognized with a "Leading the Way Award" from the 2020 Women on Boards - San Francisco Campaign Committee. Additional information regarding the mix of experience, qualifications, attributes and skills of our directors is included under Item 1 Election of Directors on pages 11-16 of this Proxy Statement.

Director Independence

As required under Section 303A of the New York Stock Exchange (NYSE) Listed Company Manual and our Governance Standards, our Board of Directors has affirmatively determined that none of the following directors has a material relationship (either directly or as a partner, shareholder, or officer of an organization that has a relationship) with us and that each of them qualifies as “independent” under Section 303A: Richard D. Baum, Douglas B. Hansen, Mariann Byerwalter, Debora D. Horvath, Greg H. Kubicek, Karen R. Pallotta, Jeffrey T. Pero, and Georganne C. Proctor. The Board of Directors’ determination was made with respect to Mr. Pero after consideration of the following: Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009; Latham & Watkins LLP provides legal services to Redwood; and Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

Two members of our Board of Directors, Mr. Abate and Mr. Hughes, do not qualify as “independent” under Section 303A of the NYSE Listed Company Manual or our Governance Standards. Mr. Abate does not qualify as independent because he is Redwood's President. Mr. Hughes does not qualify as independent because he is Redwood’s Chief Executive Officer. On December 4, 2017, Mr. Hughes announced that he is retiring from the position of Chief Executive Officer and from the Board of Directors effective as of May 22, 2018, and will not stand for reelection at the 2018 Annual Meeting of Stockholders.

Board Leadership Structure

At Redwood, there is a separation of the chairman and chief executive officer roles. The Chairman of the Board of Directors presides over meetings of the Board and serves as a liaison between the Board and management of Redwood. In addition, the Chairman provides input regarding Board agendas, materials, and areas of focus, and may represent Redwood to external constituencies such as investors, governmental representatives, and business counterparties. The Chairman is currently Richard D. Baum, who was elected Chairman in September 2012 and who has continuously served as an independent director of Redwood since 2001.

Under Redwood’s Governance Standards, the Board of Directors also has a Vice-Chairman who presides over meetings of the Board in the absence of the Chairman and who also acts as a resource to management by providing strategic counsel and advice. The Vice-Chairman is currently Douglas B. Hansen, who was elected Vice-Chairman in September 2012. Mr. Hansen is currently an independent director, has served as a director of Redwood since 1994, and is a founder of Redwood and served as Redwood’s President from 1994 through his retirement from that position at the end of 2008. In addition, under the Governance Standards, each of the Audit Committee, Compensation Committee, and Governance and Nominating Committee of Redwood’s Board of Directors is comprised solely of independent directors.

The Board believes this leadership structure is appropriate for Redwood, as it provides for the Board to be led by, and its standing committees to be composed of, independent directors. As an independent Chairman of the Board, Mr. Baum brings more than a decade of experience of serving on Redwood’s Board along with the important perspective of an independent director to this leadership position. As an independent Vice-Chairman of the Board, Mr. Hansen also brings significant prior experience as the President of Redwood to bear on his leadership responsibilities.

Executive Sessions

Our Governance Standards require that our non-employee directors (i.e., the eight of our 10 current directors who are not Redwood employees) meet in executive session at each regularly scheduled quarterly meeting of our Board of Directors and at such other times as determined by our Chairman. In addition, if any non-employee director is not also an independent director, then our Governance Standards require that our independent directors meet at least annually in executive session without any such non-independent directors.

Board of Directors’ Role in Risk Oversight

The Board of Directors takes a primary role in risk oversight. At its regular meetings it reviews Redwood’s business and investment strategies and plans and seeks an understanding of the related risks as well as management’s approach to identifying and managing those risks. In carrying out its role in risk oversight, the Board of Directors receives and discusses quarterly reports from the Chief Executive Officer and Audit Committee, which also carries out a risk oversight function delegated by the Board of Directors.

Under its charter, the Audit Committee is specifically charged with (i) inquiring of management and Redwood’s independent registered public accounting firm about significant risks or exposures with respect to corporate accounting, reporting practices of Redwood, the quality and integrity of the financial reports and controls of Redwood, regulatory and accounting initiatives, and any off-balance sheet structures and (ii) assessing the steps management has taken to minimize such risks. In addition, the Audit Committee is specifically charged with regularly discussing with management Redwood’s policies with respect to risk assessment and risk management, including identification of Redwood’s major financial and operational risk exposures and the steps management has taken to monitor or control those exposures. For example, the Audit Committee receives quarterly reports from management regarding various financial risk management topics (such as interest rate risk, liquidity risk, and counterparty risk), and various operational risk management topics (such as cybersecurity, operations and regulatory compliance) and regularly discusses with management Redwood's exposure to, and management of, financial and operational risks.

The Audit Committee carries out this function by, among other things, receiving a quarterly risk management report from Redwood’s Chief Executive Officer and other Redwood officers, and a quarterly internal audit report from Redwood’s head of internal audit, reviewing these reports, and discussing them by asking questions and providing direction to management. In addition, as noted below under “Audit Committee Matters — Audit Committee Report,” the Audit Committee also receives and discusses regular and required communications from Redwood’s independent registered public accounting firm regarding, among other things, Redwood’s internal controls. In addition to discussion of these reports during Audit Committee meetings, as circumstances merit, the Audit Committee holds separate executive sessions with one or more of the Chief Executive Officer, Redwood’s head of internal audit, and representatives of Redwood’s independent registered public accounting firm to discuss any matters that the Audit Committee or these persons believe should be discussed in the absence of other members of management.

In addition, when appropriate, the Board of Directors may delegate to the Compensation Committee and Governance and Nominating Committee risk oversight responsibilities with respect to certain matters or request that other committees review certain risk oversight matters. For example, the Compensation Committee has been delegated the responsibility for determining, on an annual basis, whether Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood. As another example, the Governance and Nominating Committee reports to the Board of Directors the results of its analysis of potential risks related to board leadership and composition, board structure, and executive succession planning.

The Board of Directors believes that this manner of administering the risk oversight function effectively integrates such oversight into the Board of Directors’ leadership structure, because the risk oversight function is carried out both at the Board level as well as through delegation to the Audit Committee, which consists solely of independent directors, and when appropriate to the Compensation Committee and Governance and Nominating Committee, which also consist solely of independent directors.

Board of Directors’ Self-Evaluation Process

The Board believes it is important to periodically assess its own performance and effectiveness in carrying out its strategic and oversight role with respect to the Company. The Board evaluates its performance through annual self-assessments at the Board and Committee levels, as well as through annual individual director self-assessments that include one-on-one meetings conducted by the Chairman with each of the other directors (or, with respect to the Chairman, the Chair of the Governance and Nominating Committee). These self-assessments include analysis of the effectiveness of the Board, its Committees and its directors, how they are functioning and areas of potential improvement. The results of these performance reviews are also considered by the Governance and Nominating Committee and the Board when considering whether to recommend the re-election of each director nominated for re-election and whether to consider new director candidates.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors by e-mail addressed to boardofdirectors@redwoodtrust.com. The Chairman has access to this e-mail address and provides access to other directors as appropriate. Communications that are intended specifically for non-employee directors should be addressed to the Chairman.

Director Attendance at Annual Meetings of Stockholders

Pursuant to our Governance Standards, our directors are expected to attend annual meetings of stockholders. All of our directors attended last year’s annual meeting of stockholders in person. We currently expect all of our directors to attend this year’s Annual Meeting.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our directors, officers, and employees. Our Code of Ethics is available on our website as well as in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

We intend to post on our website and disclose in a Current Report on Form 8-K, to the extent required by applicable regulations, any change to the provisions of our Code of Ethics and any waiver of a provision of the Code of Ethics.

STOCK OWNERSHIP REQUIREMENTS

Required Stock Ownership by Directors

Pursuant to our Governance Standards, non-employee directors are required to purchase from their own funds at least $50,000 of our common stock within three years from the date of commencement of their Board membership. Vested deferred stock units (DSUs) acquired by a director under our Executive Deferred Compensation Plan through the voluntary deferral of cash compensation that otherwise would have been paid to that director are counted towards this requirement. Any director whose status has changed from being an employee director to being a non-employee director is not subject to this requirement if that director held at least $50,000 of our common stock at the time of that change in status.

Additionally, non-employee directors are required to own at least $400,000 of our common stock, including vested DSUs acquired through both voluntary and involuntary deferred compensation, within five years from the date of commencement of their Board membership. Beginning in May 2018, this requirement will increase to $425,000 in connection with an increase in the annual cash retainer payable to non-employee directors (described below under the heading "Director Compensation") to ensure that the ownership guidelines remain at five times the annual cash retainer. Stock and DSUs acquired with respect to the $50,000 stock purchase requirement count toward the attainment of this additional stock ownership requirement. Compliance with the ownership requirements is measured on a purchase/acquisition cost basis.

As of the date of this Proxy Statement, all of our non-employee directors were in compliance with these requirements either due to ownership of the requisite number of shares or because the director was within the time period permitted to attain the required level of ownership.

Required Stock Ownership by Executive Officers

The Compensation Committee of our Board of Directors has set the following executive stock ownership requirements with respect to our executive officers:

•
Each executive officer is required to own stock with a value at least equal to (i) six times current salary for the Chief Executive Officer, (ii) three times current salary for the President, and (iii) two times current salary for the other executive officers;

•
Three years are allowed to initially attain the required level of ownership and three years are allowed to acquire additional incremental shares if promoted to a position with a higher requirement or when a salary increase results in a higher requirement (if not in compliance at the indicated times, then the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved);

•
All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested DSUs and any other vested shares held pursuant to other employee plans; and

•	Compliance with the guidelines is measured on a purchase/acquisition cost basis, and includes deferred stock units acquired through both voluntary and involuntary deferred compensation.

As of the date of this Proxy Statement, all of Redwood’s executive officers were in compliance with these requirements. The chart below illustrates the stock ownership level relative to the applicable requirement for each of our executive officers.

Compliance with Executive Stock Ownership Requirements

*	Calculated on a purchase/acquisition price cost basis in accordance to Executive Ownership Requirements as of March 1, 2018.

**
Mr. Abate and Mr. Cochrane have three years to attain the increased level of ownership required as a result of their most recent promotions to President and Chief Financial Officer, respectively. These new ownership levels need to be attained by July 2019 and September 2020, respectively.

ITEM 1 — ELECTION OF DIRECTORS

In May 2015, Redwood completed transitioning to a declassified Board of Directors pursuant to an amendment to Redwood’s charter approved at the 2012 annual meeting of stockholders. As a result, all directors elected at the Annual Meeting will be elected to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

The nominees for the nine director positions are set forth below. In the event we are advised prior to the Annual Meeting that any nominee will be unable to serve or for good cause will not serve as a director if elected at the Annual Meeting, the proxies will cast votes for any person who shall be nominated by the present Board of Directors to fill such directorship. As of the date of this Proxy Statement, we are not aware of any nominee who is unable or unwilling to serve as a director. The nominees listed below currently are serving as directors of Redwood.

Vote Required

If a quorum is present, the election of each nominee as a director requires a majority of the votes cast with respect to such nominee at the Annual Meeting. For purposes of the election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee for election as a director exceeds the number of votes cast “against” that nominee. Cumulative voting in the election of directors is not permitted. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in the election of directors. In accordance with Redwood’s Bylaws and its Policy Regarding Majority Voting, any incumbent nominee for director must offer to resign from the Board if he or she fails to receive the required number of votes for re-election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES IDENTIFIED BELOW.

Nominees to Board of Directors

Name	Position with Redwood
Richard D. Baum	Chairman of the Board
Douglas B. Hansen	Vice-Chairman of the Board
Christopher J. Abate	Director and President
Mariann Byerwalter	Director
Debora D. Horvath	Director
Greg H. Kubicek	Director
Karen R. Pallotta	Director
Jeffrey T. Pero	Director
Georganne C. Proctor	Director

Set forth on the following pages is a summary of the experience, qualifications, attributes and skills of each of the nominees for election at the Annual Meeting and current directors of Redwood, as well as certain biographical information regarding each of these individuals.

Summary of Current Directors’ Experience, Qualifications, Attributes and Skills

Board of Directors
	Baum	Hansen	Abate	Byerwalter	Horvath	Kubicek	Hughes	Pallotta	Pero	Proctor
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Real Estate Industry	✓	✓	✓			✓	✓	✓	✓
Accounting/Finance		✓	✓	✓	✓	✓	✓			✓
Insurance Industry	✓			✓	✓
Government / Government- Sponsored Entity	✓							✓
Capital Markets		✓	✓				✓	✓	✓	✓
Corporate / Institutional Governance	✓			✓	✓	✓			✓
Banking / Investment Management				✓	✓		✓			✓
Technology					✓

Richard D. Baum, age 71, is Chairman of the Board and has been a director of Redwood since 2001. Mr. Baum is currently the President and Managing Partner of Atwater Retirement Village LLC (a private company). From 2008 to mid-2009, Mr. Baum served as Executive Director of the California Commission for Economic Development. He also served as the Chief Deputy Insurance Commissioner for the State of California from 1991 to 1994 and 2003 to 2007. Mr. Baum served from 1996 to 2003 as the President and CEO of Care West Insurance Company, a worker’s compensation insurance company, and prior to 1991 as Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses, including real estate development and property management. Mr. Baum holds a B.A. from Stanford University, an M.A. from the State University of New York, and a J.D. from George Washington University, National Law Center.

The Board of Directors concluded that Mr. Baum should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience

•	Experience as a chief executive officer

•	Experience in government service and financial regulation

•	Expertise and experience relating to the insurance industry

•	Expertise and experience relating to the real estate development industry and property management business

•	Expertise and experience relating to institutional governance

•	Professional and educational background

Douglas B. Hansen, age 60, is Vice-Chairman of the Board, is a founder of Redwood, and served as Redwood’s President from 1994 through 2008. Mr. Hansen retired from his position as President of Redwood at the end of 2008. Mr. Hansen has been a director of Redwood since 1994. Mr. Hansen serves on the Board of Directors of Four Corners Property Trust, Inc., a publicly traded real estate investment trust. Mr. Hansen also serves on the boards of several not-for-profit institutions, including the International Center of Photography and River of Knowledge. Mr. Hansen holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School.

The Board of Directors concluded that Mr. Hansen should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as President of Redwood Trust since its founding in 1994 through 2008

•	Skill and experience in investing in real estate-related assets and managing portfolios of such investments

•	Skill and experience in managing balance sheet exposures and managing risks

•	Skill and experience in executing capital markets transactions

•	Experience in finance and accounting matters

•	Professional and educational background

Christopher J. Abate, age 38, has served as President since July 2016 and as a director since December 2017. Mr. Abate, who has been employed at Redwood since April 2006, also served as Redwood’s Chief Financial Officer from March 2012 to August 2017 and Controller from January 2009 to March 2013. Before joining Redwood, Mr. Abate was employed by PricewaterhouseCoopers LLP as an auditor and consultant. He holds a B.A. in accounting and finance from Western Michigan University, an M.B.A. from the University of California at Berkeley and Columbia University, and is a certified public accountant. As previously announced, Mr. Abate will assume the role of Chief Executive Officer upon Mr. Hughes’ retirement from that position on May 22, 2018.

The Board of Directors concluded that Mr. Abate should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•
Leadership attributes, management experience, and real estate and finance industry experience, including experience as President, Chief Financial Officer, and Controller of Redwood and as Chairman of the Board of the Structured Finance Industry Group

•	Skill and experience in managing balance sheet exposures and managing risks

•	Skill and experience in executing capital markets transactions

•	Finance and accounting expertise and experience

•	Professional and educational background

Mariann Byerwalter, age 57, has been a director of Redwood since 1998. Ms. Byerwalter is Chairman of the Board of Directors of SRI International, an independent nonprofit technology research and development organization, and Chairman of JDN Corporate Advisory, LLC, a privately held advisory services firm. Ms. Byerwalter served as interim CEO and President of Stanford Health Care from January 1, 2016 to July 4, 2016. Ms. Byerwalter served as the Chief Financial Officer and Vice President for Business Affairs of Stanford University from 1996 to 2001. She was a partner and co-founder of America First Financial Corporation from 1987 to 1996, and she served as Chief Operating Officer, Chief Financial Officer, and a director of America First Eureka Holdings, a publicly traded institution and the holding company for Eureka Bank, from 1993 to 1996. She also serves on the Board of Directors of Pacific Life Corp., Franklin Resources, Inc., Burlington Capital Corporation, WageWorks, Inc., the Lucile Packard Children’s Hospital, and the Stanford Hospital and Clinics Board of Directors (Chair, 2006-2013). In April 2012, she completed her term on the Board of Trustees of Stanford University. Ms. Byerwalter holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

The Board of Directors concluded that Ms. Byerwalter should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management and entrepreneurial experience

•	Experience as a chief financial officer

•	Expertise and experience in the banking and insurance industries

•	Expertise and experience relating to institutional governance

•	Professional and educational background

Debora D. Horvath, age 63, has been a director of Redwood since 2016. Ms. Horvath is Principal of Horvath Consulting LLC, which she founded in 2010. From 2008 to 2010, Ms. Horvath served as an Executive Vice President for JP Morgan Chase & Co. Ms. Horvath served as an Executive Vice President and Chief Information Officer for Washington Mutual, Inc. from 2004 to 2008. Ms. Horvath, a 25-year veteran from General Electric Company (“GE”), served 12 years as a Senior Vice President and Chief Information Officer for the GE insurance businesses. Ms. Horvath has been a Director of StanCorp Financial Group, Inc. since 2013. She was a director of the Federal Home Loan Bank of Seattle from 2012 to January 2014. Ms. Horvath holds a B.A. from Baldwin Wallace University.

The Board of Directors concluded that Ms. Horvath should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience

•	Experience as a chief information officer in the banking and insurance industries

•	Expertise and experience relating to information technology and technology risk management

•	Expertise and experience relating to institutional governance

•	Professional and educational background

Greg H. Kubicek, age 61, has been a director of Redwood since 2002. Mr. Kubicek is President of The Holt Group, Inc., a real estate company and associated funds that purchase, develop, own, and manage real estate properties. Mr. Kubicek has also served as Chairman of the Board of Cascade Corporation, an international manufacturing corporation. Mr. Kubicek holds a B.A. in Economics from Harvard College.

The Board of Directors concluded that Mr. Kubicek should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes

•	Management and entrepreneurial experience

•	Expertise and experience in the real estate development industry

•	Experience and expertise in the property management business

•	Professional and educational background

Karen R. Pallotta, age 54, has been a director of Redwood since December 2014. Ms. Pallotta is currently the owner of KRP Advisory Services, LLC a consultancy business. Ms. Pallotta was employed at Fannie Mae for more than 20 years until her retirement in 2011. At Fannie Mae she served in various leadership roles, most recently as Executive Vice President of its Single Family Credit Guaranty business, a role she assumed during the height of the financial crisis and subsequent to Fannie Mae’s government conservatorship. In that role Ms. Pallotta had direct responsibility for Fannie Mae’s single family mortgage business, which comprised more than $2.5 trillion in guaranteed mortgages and mortgage backed securities. Ms. Pallotta holds a B.A. from Pennsylvania State University and an M.B.A. from the University of Maryland.

The Board of Directors concluded that Ms. Pallotta should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Expertise and experience relating to residential mortgage finance and mortgage backed securities

•	Skill and experience in executing capital markets transactions

•	Management experience and leadership attributes

•	Expertise and experience relating to government sponsored entities

•	Professional and educational background

Jeffrey T. Pero, age 71, has been a director of Redwood since November 2009. Mr. Pero retired in October 2009, after serving as a partner for more than 23 years, from the international law firm of Latham & Watkins LLP. At Latham & Watkins LLP, Mr. Pero’s practice focused on advising clients regarding corporate governance matters, debt and equity financings, mergers and acquisitions, and compliance with U.S. securities laws; Mr. Pero also served in various firm management positions. Mr. Pero served on the Board of Directors of BRE Properties, Inc. from 2009 to 2014. Mr. Pero holds a B.A. from the University of Notre Dame and a J.D. from New York University School of Law.

The Board of Directors concluded that Mr. Pero should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Expertise and experience relating to corporate governance

•	Management experience

•	Expertise and experience relating to real estate investment trusts

•	Expertise and experience in structuring and negotiating debt and equity financings

•	Expertise and experience relating to the U.S. securities laws

•	Professional and educational background

Georganne C. Proctor, age 61, has been a director of Redwood since March 2006. Ms. Proctor is the former Chief Financial Officer of TIAA-CREF, and served in that position from June 2006 to July 2010. Additionally, Ms. Proctor served jointly as Chief Financial Officer and Executive Vice President for Enterprise Integration at TIAA-CREF from January 2010 to July 2010. From July 2010 to October 2010, she continued to serve as Executive Vice President for Enterprise Integration at TIAA-CREF. From 2003 to 2005, Ms. Proctor was Executive Vice President of Golden West Financial Corporation, a thrift institution. From 1994 to 1997, Ms. Proctor was Vice President of Bechtel Group, a global engineering firm, and also served as its Senior Vice President and Chief Financial Officer from 1997 to 2002 and as a director from 1999 to 2002. From 1991 to 1994, Ms. Proctor served as finance director of certain divisions of The Walt Disney Company, a diversified worldwide entertainment company. Ms. Proctor currently serves on the Board of Directors of Och-Ziff Capital Management Group and Blucora, Inc. Ms. Proctor previously served on the Board of Directors of Kaiser Aluminum Corporation from 2006 to 2009 and SunEdison, Inc. from 2013 to 2017. Ms. Proctor holds a B.S. in Business Management from the University of South Dakota and an M.B.A. from California State University East Bay.

The Board of Directors concluded that Ms. Proctor should be nominated to continue to serve as a director on account of, among other things, the following experience, qualifications, attributes, and skills:

•	Management experience

•	Experience as a chief financial officer

•	Expertise and experience in the banking and investment management industries

•	Skill and experience in executing capital markets transactions

•	Professional and educational background

Current Director - Retiring May 2018
Marty Hughes, age 60, has served as Chief Executive Officer since May 2010 and as a director since January 2011. Mr. Hughes served as President from January 2009 to January 2012, Co-Chief Operating Officer from November 2007 to May 2010, Chief Financial Officer from 2006 to April 2010, Treasurer from 2006 to 2007, and Vice President from 2005 to 2007. Mr. Hughes has 20 years of senior management experience in the financial services industry. From 2000 to 2004, Mr. Hughes was the President and Chief Financial Officer for Paymap, Inc. In addition, Mr. Hughes served as a Vice President and Chief Financial Officer for Redwood from 1998 to 1999. Mr. Hughes also served as Chief Financial Officer for North American Mortgage Company from 1992 to 1998. Prior to 1992, Mr. Hughes was employed for eight years at an investment banking firm and for four years at Deloitte & Touche. Mr. Hughes has a BS in accounting from Villanova University.

On December 4, 2017, Mr. Hughes announced he is retiring from the position of Chief Executive Officer and from the Board of Directors or Redwood, effective as of May 22, 2018, and will not stand for reelection at the 2018 Annual Meeting of Stockholders. Mr. Hughes' retirement follows more than eight years of service as Chief Executive Officer and as a member of the Board of Directors.

The Board of Directors concluded that Mr. Hughes' service as a director was supported by, among other things, the following experience, qualifications, attributes, and skills:

•	Leadership attributes and management experience, including experience as Chief Executive Officer, President, and Chief Financial Officer of Redwood

•	Skill and experience in managing balance sheet exposures and managing risks

•	Skill and experience in executing capital markets transactions

•	Expertise and experience in the mortgage lending and investment banking industries

•	Accounting expertise and experience

•	Professional and educational background

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors currently consists of 10 directors. Our Board of Directors has established three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. The membership of each committee and the function of each committee are described below. Each of the committees has adopted a charter and the charters of all committees are available on our website and in print at the written request of any stockholder addressed to Redwood’s Secretary at our principal executive office.

Our Board of Directors held a total of six meetings during 2017. The non-employee directors of Redwood met in executive session at all six meetings during 2017. Mr. Baum presided at executive sessions of the independent directors. No director attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served and all of our directors attended last year’s annual meeting of stockholders in person.

Audit Committee

We have a separately-designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee provides oversight regarding accounting, auditing, risk management, and financial reporting practices of Redwood. The Audit Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE and the rules of the SEC. Our Board of Directors has determined that all members of the Audit Committee are “financially literate” within the meaning of the applicable regulations and standards and has designated Ms. Proctor as an “audit committee financial expert” within the meaning of the applicable regulations and standards. The Audit Committee met four times in 2017 in order to carry out its responsibilities, as discussed below under “Audit Committee Matters — Audit Committee Report.”

Compensation Committee

The Compensation Committee reviews and approves Redwood’s compensation philosophy, reviews the competitiveness of Redwood’s compensation practices, as well as risks that may arise from those practices, determines and approves the annual base salaries and incentive compensation paid to our executive officers, approves the terms and conditions of proposed incentive plans applicable to our executive officers and other employees, approves and oversees the administration of Redwood’s employee benefit plans, and reviews and approves hiring and severance arrangements for our executive officers. The Compensation Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE, are “non-employee directors” within the meaning of the rules of the SEC, and are “outside directors” within the meaning of the rules of the Internal Revenue Service (the IRS). The Compensation Committee met seven times in 2017 in order to carry out its responsibilities, as discussed below under “Executive Compensation — Compensation Discussion and Analysis.”

Governance and Nominating Committee

The Governance and Nominating Committee reviews and considers corporate governance guidelines and principles, evaluates potential director candidates and recommends qualified candidates to the full Board, reviews the management succession plan and evaluates executives in connection with succession planning, and oversees the evaluation of the Board of Directors. The Governance and Nominating Committee consists solely of non-employee directors, all of whom our Board of Directors has determined are independent within the meaning of the listing standards of the NYSE. The Governance and Nominating Committee met four times in 2017 in order to carry out its responsibilities.

Committee Members

The current members of each of the three standing committees are listed below, with the Chair appearing first.

Audit	Compensation	Governance and Nominating
Greg H. Kubicek	Georganne C. Proctor	Jeffrey T. Pero
Mariann Byerwalter	Richard D. Baum	Richard D. Baum
Debora D. Horvath	Karen R. Pallotta	Mariann Byerwalter
Karen R. Pallotta	Jeffrey T. Pero	Debora D. Horvath
Georganne C. Proctor		Greg H. Kubicek

DIRECTOR COMPENSATION

Information on our non-employee director cash compensation paid (or to be paid) during the annual periods between May 2016 and May 2018, is set forth in the table below.

	Annual Period Commencing May 1,
	2016	2017	2018
Annual Retainer *	$75,000	$80,000	$85,000
Committee Meeting Fee (in person attendance)	$2,000	$2,000	$2,000
Committee Meeting Fee (telephonic attendance)	$1,000	$1,000	$1,000

* The Chairs of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee each receive an additional annual cash retainer of $20,000. For the annual period commencing May 1, 2017, the Chairman of the Board of Directors received an additional annual cash retainer of $50,000. For the annual period commencing May 1, 2018, the amount of the annual cash retainer payable to the Chairman of the Board of the Directors will be increased to $75,000.

Non-employee directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings, as well as for their and, in some cases, their guests’ attendance at other Redwood-related meetings or events. Non-employee directors may also be reimbursed for out-of-pocket expenses incurred in attending conferences or educational seminars that relate to their Board service.

Non-employee directors are also granted deferred stock units (or comparable equity-based awards) each year at the time of the annual meeting of stockholders. The number of deferred stock units granted is determined by dividing the dollar value of the grant by the closing price of Redwood’s common stock on the NYSE on the day of grant (and rounding to the nearest whole share amount). In May 2017, non-employee directors received an annual deferred stock unit award valued at $95,000 and, as discussed below, in May 2018, non-employee directors will receive an annual deferred stock unit award valued at $100,000. Non-employee directors may also be granted equity-based awards upon their initial election to the Board. These initial and annual deferred stock units are fully vested upon grant, and they are generally subject to a mandatory three-year holding period. Dividend equivalent rights on deferred stock units are generally paid in cash to directors on each dividend distribution date. Deferred stock units may be credited under our Executive Deferred Compensation Plan.

As noted above, at the February 2018 meeting of the Board of Directors, the Board approved certain changes jointly recommended by the Compensation Committee and the Governance and Nominating Committee to non-employee director compensation for the May 2018 to May 2019 annual period. In connection with these changes, the Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), conducted an independent review of Redwood’s non-employee director compensation program at the request of the Compensation Committee. The review conducted by FW Cook included benchmarking against non-employee director compensation at the companies that comprise Redwood's executive compensation benchmarking peer group. The changes for the program commencing in May 2018 are intended to keep Redwood's total average annual compensation for non-employee directors at or near the compensation benchmarking peer group median. Further details regarding the executive compensation benchmarking peer group and benchmarking practices are provided on pages 39 - 41 of this Proxy Statement under the heading "Executive Compensation - Compensation Benchmarking for 2017." The table below illustrates the changes approved. Committee meeting attendance fees and retainers for service as a committee chair remained unchanged from 2017 to 2018. The retainer for service as Chairman of the Board increased to $75,000 commencing in May 2018.

	2018 Fee	% Change
		from 2017
Annual Cash Retainer	$85,000	6.3%
Annual Equity Award	$100,000	5.3%

Each director may elect to defer receipt of cash compensation or dividend equivalent rights through Redwood's Executive Deferred Compensation Plan. Cash balances in the Executive Deferred Compensation Plan are unsecured liabilities of Redwood and are utilized by Redwood as available capital to fund investments and operations. Based on each director’s election, deferred compensation can either be deferred into a cash account and earn a rate of return that is equivalent to 120% of the applicable long-term federal rate published by the IRS compounded monthly or be deferred into deferred stock units which will, among other things, entitle them to receive dividend equivalent rights related to those units.

Non-Employee Director Compensation — 2017

The following table provides information on non-employee director compensation for 2017. Director compensation is set by the Board and is subject to change. Directors who are employed by Redwood do not receive any compensation for their Board activities.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Richard D. Baum	$146,105	$94,990	—	$241,095
Douglas B. Hansen	$84,105	$94,990	—	$179,095
Mariann Byerwalter	$92,105	$94,990	—	$187,095
Debora D. Horvath	$94,105	$94,990	—	$189,095
Greg H. Kubicek	$114,105	$94,990	—	$209,095
Karen R. Pallotta	$96,105	$94,990	—	$191,095
Jeffrey T. Pero	$116,105	$94,990	—	$211,095
Georganne C. Proctor	$116,105	$94,990	—	$211,095

(1)
Fees earned are based on the non-employee director compensation policy in place for 2017: (i) annual cash retainer of $75,000 from January 1, 2017 to April 30, 2017 and $80,000 from May 1, 2017 onwards; (ii) additional annual retainer for the Chairman of the Board of $50,000; (iii) additional annual retainer for Audit Committee Chair, Compensation Committee Chair, and Governance and Nominating Committee Chair of $20,000; (iv) committee meeting fee (in person attendance) of $2,000 per meeting; and (v) committee meeting fee (telephonic attendance) of $1,000 per meeting.

(2)
Stock awards consisted of an annual grant of vested deferred stock units. The value of deferred stock units awarded was determined in accordance with FASB Accounting Standards Codification Topic 718. The value of dividend equivalent rights associated with deferred stock units was taken into account in establishing the value of these deferred stock units and previously granted deferred stock units. Therefore, dividend equivalent rights payments made during 2017 to non-employee directors are not considered compensation or other amounts reported in the table above. Information regarding the assumptions used to value our non-employee directors' deferred stock units is provided in Note 16 to our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 28, 2018.

(3)
As of December 31, 2017, the aggregate number of stock awards outstanding for each non-employee director was as follows: Richard D. Baum had 17,212 vested DSUs; Douglas B. Hansen had 17,212 vested DSUs; Mariann Byerwalter had 17,212 vested DSUs; Debora D. Horvath had 13,088 vested DSUs; Greg H. Kubicek had 140,628 vested DSUs; Karen R. Pallotta had 18,989 vested DSUs; Jeffrey T. Pero had 17,212 vested DSUs; and Georganne C. Proctor had 80,075 vested DSUs.

(4)
During 2017 certain non-employee directors brought a guest when traveling to a meeting of Redwood’s Board of Directors, at a cost per guest of less than $2,500 to Redwood, and at an aggregate cost to Redwood in 2017 for all guests of less than $7,500.

The following table provides information on stock unit distributions in common stock to non-employee directors from our Executive Deferred Compensation Plan in 2017. Stock units distributed represent compensation previously awarded in prior years and were reported as director or executive compensation in those prior years.

Name	Stock Units Distributed (#)	Aggregate Value of Stock Units Distributed ($)(1)
Richard D. Baum(2)	4,381	$71,805
Douglas B. Hansen(2)	4,381	$71,805
Mariann Byerwalter(2)	4,381	$71,805
Jeffrey T. Pero(2)	5,428	$88,961
Charles J. Toeniskoetter(2) (3)	4,381	$71,805

(1)	The aggregate value of stock units distributed is calculated by multiplying the number of stock units distributed by the fair market value of Redwood common stock on the date of distribution.

(2)	Deferred stock units distributed in 2017 were originally awarded in 2014.

(3)	Mr. Toeniskoetter retired from Redwood's Board of Directors effective May 16, 2016.

EXECUTIVE OFFICERS

Executive officers of Redwood as of the date of this Proxy Statement are listed in the table below. For purposes of this Proxy Statement, each of Mr. Hughes, Mr. Abate, Mr. Robinson, Mr. Stone, Mr. Cochrane, and Mr. Kanouse were Named Executive Officers (NEOs) in 2017.

Name	Position with Redwood as of December 31, 2017	Age
Marty Hughes	Chief Executive Officer	60
Christopher J. Abate	President	38
Dashiell I. Robinson	Executive Vice President	38
Andrew P. Stone	Executive Vice President, General Counsel & Secretary	46
Collin L. Cochrane	Chief Financial Officer	41
Garnet W. Kanouse	Managing Director - Head of Residential	45
Shoshone (Bo) Stern	Chief Investment Officer	40

Executive officers of Redwood serve at the discretion of our Board of Directors. Biographical information regarding Mr. Hughes and Mr. Abate are also provided in the preceding pages. Additional information regarding Mr. Robinson, Mr. Stone, Mr. Cochrane, Mr. Kanouse and Mr. Stern is set forth below.

Marty Hughes, age 60, has served as Chief Executive Officer since May 2010 and as a director since January 2011. Mr. Hughes served as President from January 2009 to January 2012, Co-Chief Operating Officer from November 2007 to May 2010, Chief Financial Officer from 2006 to April 2010, Treasurer from 2006 to 2007, and Vice President from 2005 to 2007. Mr. Hughes has 20 years of senior management experience in the financial services industry. From 2000 to 2004, Mr. Hughes was the President and Chief Financial Officer for Paymap, Inc. In addition, Mr. Hughes served as a Vice President and Chief Financial Officer for Redwood from 1998 to 1999. Mr. Hughes also served as Chief Financial Officer for North American Mortgage Company from 1992 to 1998. Prior to 1992, Mr. Hughes was employed for eight years at an investment banking firm and for four years at Deloitte & Touche. Mr. Hughes has a BS in accounting from Villanova University.
- Mr. Hughes announced his retirement from the Chief Executive Officer position on December 4, 2017, effective May 22, 2018.

Christopher J. Abate, age 38, has served as President since July 2016 and as a director since December 2017. Mr. Abate, who has been employed at Redwood since April 2006, also served as Redwood’s Chief Financial Officer from March 2012 to August 2017 and Controller from January 2009 to March 2013. Before joining Redwood, Mr. Abate was employed by PricewaterhouseCoopers LLP as an auditor and consultant. He holds a B.A. in accounting and finance from Western Michigan University, an M.B.A. from the University of California at Berkeley and Columbia University, and is a certified public accountant.
- Mr. Abate's promotion to Redwood's Chief Executive Officer was announced on December 4, 2017, effective May 22, 2018.

Dashiell I. Robinson, age 38, serves as Executive Vice President of Redwood. Prior to joining Redwood in September 2017, Mr. Robinson was employed at Wells Fargo Securities from January 2009 to August 2017, most recently serving as the Head of Mortgage Finance within the Asset-Backed Finance Group. In that role, Mr. Robinson led a team of banking professionals responsible for financing and distributing an array of residential mortgage products, and serving a broad suite of the firm's operating and investing clients. Prior to his employment at Wells Fargo, Mr. Robinson was employed within the Structured Credit Products Group at Wachovia Capital Markets from 2001 to 2008, serving in banking, structuring and risk mitigation roles. Mr. Robinson holds a B.A. in English from Georgetown University.
- Mr. Robinson's promotion from Executive Vice President to President was announced on December 4, 2017, effective May 22, 2018.

Andrew P. Stone, age 46, serves as Executive Vice President, General Counsel, and Secretary of Redwood. Mr. Stone has been employed by Redwood as General Counsel since December 2008. Prior to joining Redwood, he served as Deputy General Counsel of Thomas Weisel Partners Group, Inc. from 2006 to 2008 and between 1996 and 2006 practiced corporate and securities law at Sullivan & Cromwell LLP and Brobeck, Phleger & Harrison LLP. Mr. Stone holds a B.A. in mathematics and history from Kenyon College and a J.D. from New York University School of Law.

Collin L. Cochrane, age 41, has served as Chief Financial Officer of Redwood since September 2017. Mr. Cochrane has also served as Redwood's Controller and Managing Director from March 2013 to September 2017. Prior to joining Redwood in 2013, Mr. Cochrane served as Chief Accounting Officer and Controller for iStar Financial Inc., where he was employed from 2001 to March 2013. Prior to joining iStar Financial, Mr. Cochrane was employed as an auditor by Ernst & Young LLP from 1999 to 2001. Mr. Cochrane is a certified public accountant and holds a B.S. in Accounting from the Leventhal School of Accounting at the University of Southern California.

Garnet W. Kanouse, age 45, serves as Managing Director and Head of Residential business at Redwood. He has been with Redwood since 2005 and has held a variety of capital markets, business development and portfolio management roles at the company. Prior to joining Redwood, Mr. Kanouse spent 10 years in Chicago at Bank One and predecessor entities in various fixed income capacities, primarily as a member of the team responsible for a portfolio of mezzanine asset-backed and first-loss residential and commercial mortgage-backed securities. Mr. Kanouse holds a B.S. in Accounting from the University of Colorado and an M.B.A. in Finance from the University of Chicago.

Shoshone A. Stern, "Bo Stern," age 40, serves as Chief Investment Officer of Redwood. Mr. Stern joined Redwood in 2003, and previously served as Redwood’s Treasurer from December 2009 to August 2016, and as Managing Director from December 2007 to December 2009. From February 2003 to December 2007, Mr. Stern served in several other management positions at Redwood. Prior to joining Redwood, Mr. Stern was employed by CIBC Oppenheimer in its investment banking group. Mr. Stern holds a B.S. degree in Business Administration from the University of California, Berkeley and an M.B.A from the University of California, Berkeley and Columbia University; he is also a CFA Charterholder.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information, as of March 1, 2018, on the beneficial ownership of our common stock by our current directors and executive officers, and by all of these directors and executive officers as a group. As indicated in the notes, the table includes common stock equivalents held by these individuals through Redwood-sponsored benefits programs. Except as otherwise indicated and for such power that may be shared with a spouse, each person has sole investment and voting power with respect to the shares shown to be beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC.

Executive Officers	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)
Marty Hughes(3)	878,264	1.16%
Christopher J. Abate(4)	106,356	*
Dashiell I. Robinson(5)	61,237	*
Andrew P. Stone(6)	85,704	*
Collin L. Cochrane(7)	42,665	*
Garnet W. Kanouse(8)	75,084	*
Shoshone (Bo) Stern(9)	63,737	*
Non-Employee Directors
Richard D. Baum(10)	47,393	*
Douglas B. Hansen(11)	350,658	*
Mariann Byerwalter(12)	27,525	*
Debora D. Horvath(13)	13,088	*
Greg H. Kubicek(14)	246,948	*
Karen R. Pallotta(15)	22,016	*
Jeffrey T. Pero(16)	65,957	*
Georganne C. Proctor(17)	89,920	*
All directors and executive officers as a group (15 persons)(18)	2,176,552	2.84%

* Less than 1%.

(1)	Represents shares of common stock outstanding and common stock underlying performance stock units and deferred stock units that have vested or will vest within 60 days of March 1, 2018.

(2)	Based on 75,696,269 shares of our common stock outstanding as March 1, 2018.

(3)	Includes 686,579 shares of common stock, and 191,685 deferred stock units that have vested or will vest within 60 days of March 1, 2018.

(4)	Includes 39,156 shares of common stock and 67,200 deferred stock units that have vested or will vest within 60 days of March 1, 2018.

(5)	Includes 61,237 deferred stock units that have vested or will vest within 60 days of March 1, 2018.

(6)	Includes 48,015 shares of common stock and 37,689 deferred stock units that have vested or will vest within 60 days of March 1, 2018.

(7)	Includes 7,397 shares of common stock, and 35,268 deferred stock units that have vested or will vest within 60 days of March 1, 2018.

(8)	Includes 15,289 shares of common stock, and 59,795 deferred stock units that have vested or will vest within 60 days of March 1, 2018.

(9)	Includes 20,778 shares of common stock, and 42,959 deferred stock units that have vested or will vest within 60 days of March 1, 2018.

(10)	Includes 30,181 shares of common stock, and 17,212 deferred stock units.

(11)	Includes 333,446 shares of common stock, and 17,212 deferred stock units.

(12)	Includes 10,313 shares of common stock, and 17,212 deferred stock units.

(13)	Includes 13,088 vested deferred stock units.

(14)
Includes 104,408 shares of common stock held in direct ownership, living trusts and through an unaffiliated pension plan, 1,912 shares held of record by Mr. Kubicek’s spouse, and 140,628 vested deferred stock units.

(15)	Includes 3,027 shares of common stock, and 18,989 vested deferred stock units.

(16)	Includes 48,745 shares of common stock and 17,212 vested deferred stock units.

(17)	Includes 9,845 shares held in the Proctor Trust and 80,075 vested deferred stock units.

(18)	Includes 1,359,091 shares of common stock, and 817,461 vested deferred stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of the dates noted below, with respect to shares of our common stock owned by each person or entity known by us to be the beneficial owner of approximately 5% or more of our common stock.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
Capital World Investors(2)	8,006,717	10.6%
Wellington Management Group LLP(3)	7,556,680	10.0%
BlackRock, Inc.(4)	6,839,397	9.0%
The Vanguard Group(5)	6,496,031	8.6%
FMR LLC(6)	5,542,952	7.3%
Weitz Investment Management, Inc.(7)	4,519,250	6.0%

(1)	Based on 75,696,269 shares of our common stock outstanding as March 1, 2018.

(2)
Address: 333 South Hope Street, Los Angeles, California 90071. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Capital World Investors (Capital World), a division of Capital Research and Management Company (CRMC), is based on the amended Schedule 13G filed by Capital World with the SEC on February 14, 2018, which indicates that Capital World has sole voting and dispositive power with respect to 8,006,717 shares. Capital World is deemed to be the beneficial owner of these securities as a result of CRMC acting as investment advisor to various registered investment companies.

(3)
Address: 280 Congress Street, Boston, Massachusetts 02210. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Wellington Management Group LLP (Wellington) is based on the amended Schedule 13G filed by Wellington with the SEC on February 8, 2018, which indicates that Wellington and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have shared dispositive power with respect to 7,556,680 shares and shared voting power with respect to 4,206,217 shares.

(4)
Address: 55 East 52nd Street, New York, New York 10055. The information in the above table and this footnote concerning the shares of common stock beneficially owned by BlackRock, Inc. (BlackRock) is based on the amended Schedule 13G filed by BlackRock with the SEC on February 8, 2018, which indicates that BlackRock and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have sole dispositive power with respect to 6,839,397 shares and sole voting power with respect to 6,634,461 shares.

(5)
Address: 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information in the above table and this footnote concerning the shares of common stock beneficially owned by The Vanguard Group (Vanguard) is based on the amended Schedule 13G filed by Vanguard with the SEC on February 12, 2018, which indicates that Vanguard and certain other subsidiary entities make aggregate reports on Schedule 13G and that such entities, in the aggregate, have sole dispositive power with respect to 6,406,670 shares, shared dispositive power with respect to 89,361 shares, sole voting power with respect to 84,325 shares, and shared voting power with respect to 11,336 shares.

(6)
Address: 245 Summer Street, Boston, Massachusetts 02210. The information in the above table and this footnote concerning the shares of common stock beneficially owned by FMR LLC (FMR) is based on the amended Schedule 13G filed by FMR with the SEC on February 13, 2018, which indicates that FMR and certain other subsidiary entities make aggregate reports on Schedule 13G and that the such entities, in the aggregate, have sole dispositive power with respect to 5,542,952 shares and sole voting power with respect to 1,293,456 shares

(7)
Address: 1125 South 103rd Street, Suite 200, Omaha, Nebraska 68124. The information in the above table and this footnote concerning the shares of common stock beneficially owned by Weitz Investment Management, Inc. (Weitz Inc.) and Wallace R. Weitz (Weitz) is based on the amended Schedule 13G filed by Weitz with the SEC on January 24, 2018. The aggregate number of shares of common stock reported as beneficially owned by Weitz Inc. includes 4,519,250 shares with respect to which Weitz has shared dispositive power and shared voting power.

EXECUTIVE COMPENSATION

Table of Contents

Executive Summary of Compensation Discussion and Analysis	27
Compensation Discussion and Analysis (CD&A)	37
Section I - Introduction	37
Named Executive Officers	37
Compensation Committee	38
Redwood's Business Model and Internal Management Structure	38
Overall Compensation Philosophy and Objectives	39
Outreach to Stockholders; "Say-on-Pay" Support from Stockholders	39
Section II - Executive Compensation in 2017	41
Redwood's 2017 and Longer-Term Performance	41
Elements of Compensation in 2017	41
Process for Compensation Determinations for 2017	43
Compensation Benchmarking for 2017	44
2017 Base Salaries	45
2017 Performance-Based Annual Bonus Compensation	46
Performance-Based Annual Bonuses Earned for 2017	51
2017 Long-Term Equity-Based Incentive Awards	53
Vesting and Mandatory Holding Periods for 2017 Long-Term Equity-Based Incentive Awards	57
Section III - Other Compensation, Plans and Benefits	58
Deferred Compensation	58
Employee Stock Purchase Plan	58
401(k) Plan and Other Matching Contributions	59
Other Compensation and Benefits	59
Severance and Change of Control Arrangements	59
Section IV - Compensation-Related Policies and Tax Considerations	61
Mandatory Executive Stock Ownership Requirements	61
Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares	61
Clawback Policy with Respect to Bonus and Incentive Compensation	62
Tax Considerations	62
Accounting Standards	62
Section V - Conclusion	63
Certain Compensation Determinations Relating to 2018	63
Compensation Committee Report	64
Executive Compensation Tables	65
Compensation Risks	78
CEO Pay Ratio	79

Compensation Discussion & Analysis - Executive Summary

Introduction

➢	Redwood has a performance-based executive compensation program where pay delivery appropriately adjusts up or down to independently reflect both short- and long-term results

◦
For 2017, executives’ above-target annual bonuses were the result of strong annual financial performance, while the realized value from prior years’ equity awards reflected longer-term total stockholder return (TSR) results

◦	Compensation paid/granted to Redwood’s CEO for 2017 decreased by approximately 36% compared to 2016, as a result of his December 2017 announcement to retire from the CEO position in May 2018

▪
Because of his status as retiring from the CEO position, the Compensation Committee did not grant the CEO a 2017 year-end long-term equity award, as those awards are generally granted to incentivize performance over a multi-year future period

➢	The philosophy and key elements of the program have remained consistent in recent years, based on the:

◦	Annual review by the Compensation Committee of the structure and results of the compensation program, which is conducted in consultation with the Committee’s independent compensation consultant

◦	Feedback received as part of ongoing outreach with stockholders, as well as strong overall “Say-on-Pay” support since inception of “Say-on-Pay” voting.

▪	Approximately, 90% average annual stockholder approval over the 2011 (inception) to 2017 period when “Say-on-Pay” voting has been in place for Redwood’s stockholders

▪
Consistent outreach to stockholders on executive compensation; in 2017 outreach to approximately 72% of then-outstanding shares of Redwood common stock; and engagement in 2017 by Committee Chair and management with approximately 44% of ownership of Redwood's then-outstanding common stock

-	Further discussion of outreach to, and engagement with, stockholders is set forth within CD&A under the heading "Outreach to Stockholders"

➢    Covered in this Executive Summary are the following:

◦	Overview of the executive compensation philosophy and key elements of the compensation program

◦	Review of Redwood’s short-term and long-term performance

◦	Illustrations of how the value of annual bonuses and long-term equity awards track Redwood’s performance, using the CEO as an example
Further analysis, discussion, and detail regarding Redwood’s executive compensation program follows this Executive Summary.

Performance-Based Compensation Philosophy

➢	The performance-based compensation program is administered by an independent Compensation Committee of the Board of Directors (the Board) and is designed to:

◦	Incentivize attainment of both short- and long-term business and stockholder return objectives, including:

▪	Achieving stable and attractive returns on equity (ROEs) that will support the payment of regular and sustainable dividends, as well as increase book value

▪	Meeting annual business, operational, and risk management goals established by the Board

◦	Align the interests of executives with the interests of long-term stockholders in achieving strong stockholder returns

◦	Enable Redwood to hire and retain executives in a competitive marketplace

▪	Market-based compensation benchmarking and analysis are used to evaluate compensation relative to peer companies

◦	Avoid incentivizing inappropriate risk taking

Executive Compensation
What Redwood Does		What Redwood Does Not Do
✓	Directly links annual bonus to performance	✗	No ongoing guaranteed bonus arrangements
✓	Generally provides approximately half of compensation to executives in long-term equity-based awards	✗	No significant amount of fixed compensation - only base salary and standard benefits are fixed on an ongoing basis
✓	Imposes three- or four-year vesting/holding periods on annual long-term equity grants	✗	No “single-trigger” change-in-control payments or benefits
✓	Maintains robust stock ownership requirements; for example, a 6x base salary requirement for the CEO	✗	No excise tax gross-ups for any change-in-control related payments
✓	Maintains a bonus and incentive payments “clawback” policy if fraud or misconduct results in a financial restatement	✗	No margin, pledging, or hedging transactions permitted with respect to Redwood stock

Key Elements of the 2017 Executive Compensation Program
As a general matter, Redwood’s executive compensation program includes the following key elements:

➢	Base Salary and Standard Benefits

◦	Base salary and standard benefits together generally represent less than 25% of an executive’s target compensation, with the remainder being performance-based and/or equity-based compensation

➢	Annual Bonus

◦	75% earned based on ROE-based performance metric

▪	Performance target must at least represent earnings equal to regular annual dividends set by the Board

◦	As a real estate investment trust (REIT), under the Internal Revenue Code, Redwood is required to distribute as dividends at least 90% of the income earned under its REIT status

▪	No above-target bonus is paid unless earnings exceed regular annual dividends set by the Board

◦	25% earned based on individual contribution to achievement of strategic, business, operational, governance and risk management goals

➢	Long-Term Equity Awards: Performance Stock Units (PSUs)

◦	Non-cash equity-based compensation awarded annually that represents 50% of total annual long-term incentive grant

◦	Vesting is contingent on positive TSR as measured over a three-year performance vesting period

▪	Target-level vesting if TSR is 25% over the three-year vesting period

▪	Maximum-level vesting if TSR equals or exceeds 125% over the three-year vesting period

▪	Forfeited if TSR is flat or negative as measured over the three-year vesting period

◦	Provides ongoing incentive for executives to enhance long-term TSR

➢	Long-Term Equity Awards: Deferred Stock Units (DSUs)

◦	Non-cash equity-based compensation awarded annually, but delivered after the conclusion of a four-year vesting period

◦	Represents 50% of total annual long-term incentive grant

◦	Promotes talent retention and aligns interests of executives and stockholders in enhancing long-term TSR

2017 Elements of Target Annual Compensation - Average of Ongoing Executive Group 1/

Standard Benefits
1%
Equity Value at Risk:
Long-Term Awards
50%
Base Salary
21%
DSUs
25%
Annual Bonus
(ROE-based)
21%
Performance-Metric Based
53%
PSUs
(TSR-based)
25%
Annual Bonus
(Individual Performance)
7%

1 See Endnote #1, at the end of this Executive Summary, for further information regarding this illustration of the elements of target annual compensation.

➢	Performance-Metric Based Compensation

◦	Two key elements of compensation are delivered or vest directly based on financial/performance metrics

•	Annual bonuses primarily delivered based on achievement of ROE-based performance target

•	Performance stock units (PSUs) vest based on three-year TSR target, and are forfeited if three-year TSR is flat or negative

➢	Equity Value at Risk

◦
Long-term equity awards with three- and four-year vesting/holding periods are a significant element of compensation, where value is at risk and realization of executives' compensation is driven by delivery of stockholder value

➢	Limited Fixed Elements of Compensation

◦	Base salary and standard benefits are generally the only elements of compensation that are fixed on an ongoing basis

Redwood’s Business Model and Internal Management Structure

➢
Internally-Managed Mortgage REIT. Redwood is an internally-managed REIT focused on credit-sensitive investments in residential mortgage loans and other real estate-related assets (mortgage REIT); Redwood also seeks to earn income through engaging in mortgage banking activities - e.g., the acquisition and sale/securitization of residential mortgage loans

➢
REIT Dividend Requirement. Under the Internal Revenue Code, REITs are required to distribute as dividends at least 90% of the income earned under their REIT status; and, as a result, are limited in their ability to grow through the reinvestment of retained earnings

◦	Frequently, therefore, the return to stockholders from investing in Redwood will be primarily from dividends paid

➢
Business Model and Structure Are Important Factors in Compensation Program. The nature of Redwood’s mortgage REIT business model and internal management structure are factors the Compensation Committee has taken into account in structuring Redwood’s executive compensation program and determining the appropriate performance measures and targets used for performance-based compensation

◦
Return-on-equity and other profitability-based measures of performance have been considered highly relevant in determining performance-based annual bonuses because: (i) these measures should correlate with Redwood’s ability to increase earnings and book value and pay an attractive level of annual dividends; (ii) management has “line-of-sight” into how its strategic and operational decisions impact these measures; and (iii) over the long-term, these measures should correlate with attractive total stockholder returns

◦
Redwood’s relatively conservative use of financial leverage to finance its business and investments and manage its liquidity risk is also factored into its approach to setting financial performance targets, as the Committee has sought to incentivize the risk-adjusted returns that result, over time, from this use of indebtedness (leverage) and management of liquidity risk

Redwood's 2017 Performance
➢	Strong 2017 Financial Performance

	¡	2017 earnings per share of $1.60
(fully diluted, as reported under GAAP)

	¡	2017 ROE of 11.9%
(based on 2017 GAAP financial results)

	¡	GAAP book value per share increased by $0.87 per share during 2017, or 5.82%, after paying cumulative dividends of $1.12 per share

➢	Strong 2017 Risk-Adjusted Returns Relative to Peers[2]

¡
The accompanying graph illustrates Redwood’s strong 2017 performance relative to other publicly-traded residential mortgage REITs, many of which have business models that employ higher leverage risk than Redwood

______________________
2 See Endnote #2, at the end of this Executive Summary, for a listing of these publicly-traded mortgage REITs.
______________________________________________________________________________________________________

Redwood's Long-Term Performance
➢	Solid Long-Term Results

	¡	Five-year average annual ROE of 10.9%
(based on annual GAAP financial results)

	¡	Five-year TSR of 23%

	¡	Over five-year period, GAAP book value per share increased by $1.88 per share, or 13.4%, after paying cumulative dividends of $5.60 per share

➢	Long-Term Growth in Book Value Relative to Peers2/

	¡	GAAP book value is a key valuation metric for mortgage REITs

	¡	As illustrated by the accompanying graph, Redwood’s growth in book value over five years has been strong relative to other publicly-traded residential mortgage REITs

______________________
2/ See Endnote #2, at the end of this Executive Summary, for a listing of these publicly-traded mortgage REITs.

Short- and Long-Term ROE Performance Relative to Other Publicly-Traded Mortgage REITs

➢	Redwood’s one- and five-year ROE performance compares favorably to other publicly-traded mortgage REITs 3/

◦
Redwood has regularly compared its financial performance to other publicly-traded mortgage REITs because their business models share a common focus on investing in residential mortgages and related assets

◦
An ROE-based performance measure is the primary determinant of annual bonuses at Redwood and, as illustrated in the pay-for-performance graph on the following page, there is a strong correlation between ROE and the CEO’s annual bonus

_______________________
3/ See Endnote #2, at the end of this Executive Summary, for a listing of these publicly-traded mortgage REITs.

Illustration of How the CEO’s Annual Bonus Tracks the Annual ROE Performance Measure

➢
Bonuses earned under the performance-based annual bonus plan are highly correlated with Redwood’s ROE and non-GAAP Adjusted ROE*, with strong 2017 Adjusted ROE resulting in the CEO earning an above-target bonus for 2017

◦
Adjusted ROE. Adjusted ROE is a non-GAAP financial performance measure that reflects GAAP earnings on average equity capital, adjusted to exclude certain unrealized mark-to-market gains and losses from equity. Because Adjusted ROE is a ratio of earnings to equity capital, the adjustment to exclude these unrealized mark-to-market gains and losses is made to enable the calculation of an “apples-to-apples” non-GAAP ratio of earnings to equity capital for purposes of evaluating financial performance

◦
Portion of CEO’s Bonus Not Paid in Cash. Because the CEO’s 2017 annual bonus was above target, 28% of the CEO’s 2017 annual bonus was delivered in the form of deferred stock units (DSUs) in lieu of cash

▪	This approach to the form of payment for an above-target 2017 CEO bonus was pre-determined by the Compensation Committee in early 2017

▪
Payment of the CEO’s 2017 annual bonus in this manner invests a greater portion of the CEO’s annual bonus in Redwood's future financial performance, which the Committee believes supports alignment with stockholders’ interests

CEO’s Performance-Based Annual Bonuses vs. ROE Performance Measures

_________________________________
* Adjusted ROE is an ROE-based, non-GAAP financial metric further described above and on pg. 47 in the discussion that follows this Executive Summary. Redwood’s executive compensation program uses Adjusted ROE as the performance measure for annual bonus determinations. Adjusted ROE is reconciled to ROE based on GAAP financial results in Annex A to this Proxy Statement.

Long-Term Stockholder Return Performance Relative to Other Publicly-Traded Mortgage REITs

➢	Redwood’s long-term TSR did not outperform the median of other publicly-traded mortgage REITs4/

◦	Long-term equity awards generally comprise approximately 50% of executives’ target compensation; with vesting for half of those equity awards contingent on TSR performance over a multi-year period

◦
A significant portion of the equity-based compensation granted to the CEO in 2013 and 2014 has been forfeited (not realized) as a result of Redwood’s lagging long-term TSR performance, as illustrated in the graphs below

_______________________
4/ See Endnote #2, at the end of this Executive Summary, for a listing of these publicly-traded mortgage REITs.
_____________________________________________________________________________________________
Illustration of Value Realization From Long-Term Equity Awards Tracking TSR Performance

➢	Realization of the value of prior years’ long-term equity awards (or the partial or total forfeiture of that value) is a key component of Redwood’s performance-based compensation program

◦	The overall target value of these awards is only realized when stockholders experience attractive long-term returns during the three- and four-year vesting periods

◦
The graphs below illustrate how the compensation program’s use of long-term equity awards addresses long-term TSR performance by reviewing the realized/realizable value of the equity awards granted to the CEO in 2013 and 2014

▪	In particular, the PSUs granted at year-end 2013 and year-end 2014 would have vested at target levels if three-year TSR following each of those grants had equaled 25%

Realized Value of CEO's	Realized/Realizable Value of CEO's
2013 Year-End Equity Awards	2014 Year-End Equity Awards

Impact of Three-Year TSR on CEO's 2013 Equity Awards:
• $1.25 million of PSU value was forfeited in Dec. 2016
• Only 52% of original $2.5 million in grant value was realized as of Dec. 2017 final vesting
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
($ millions)
$1.25 million PSUs granted
$1.25 million DSUs granted
-48%
$1.29 million (realized value of 2013 DSUs incl. cash dividends)
Original Grant Date Value (Dec 2013)
Realized Value (at Final Vesting in 12/17)

$3.0
$1.5
$0.0
($ millions)
$1.5 million PSUs granted
$1.5 million DSUs granted
-54%
$1.37 million (value of 2014 DSUs at 12/31/17, incl. cash dividends)
Original Grant Date Value (Dec 2014)
Realized/Realizable Value (at 12/31/17)
Impact of Three-Year TSR on CEO's 2014 Equity Awards:
• $1.5 million of PSU value was forfeited in Dec. 2017
• Only 46% of original $3.0 million in grant value would be realized if final DSU vesting was determined as of 12/31/17

Endnotes to CD&A Executive Summary
Endnote #1: The pie chart titled “2017 Elements of Target Annual Compensation - Average of Ongoing Executive Group” reflects the average in 2017 of the elements of the ongoing compensation program for Redwood’s six ongoing executive officers (i.e., excludes Redwood’s CEO as a result of his announcement to retire from the CEO position in May 2018). As noted above, because of his status as a retiring CEO, the Compensation Committee did not grant the CEO a 2017 year-end long-term equity award, as those awards are generally granted to incentivize performance over a multi-year future period. Additionally, for 2017, with respect to Redwood’s Executive Vice President, Mr. Robinson, the pie chart excludes the impact of certain compensation amounts paid or granted by Redwood in 2017 that were negotiated to induce him to join Redwood in September 2017 and forgo compensation from his former employer that was not received, or was forfeited, when he accepted employment at Redwood. Also, for 2017, the pie chart excludes a one-time promotion-related equity-based compensation grant made to Redwood's current CFO in 2017.
Endnote #2: Redwood has regularly compared its financial performance to other publicly-traded mortgage REITs because their business models share a common focus on investing in residential mortgages and related assets.

◦	The group of publicly-traded mortgage REITs ("mREIT Peers") used in the performance comparisons in this Executive Summary of CD&A are:

•
AG Mortgage Investment Trust Inc. (MITT); AGNC Investment Corp. (AGNC); Annaly Capital Management, Inc. (NLY); Anworth Mortgage Asset Corp. (ANH); Armour Residential REIT, Inc. (ARR); Capstead Mortgage Corp. (CMO); Chimera Investment Corporation (CIM); CYS Investments, Inc. (CYS); Dynex Capital Inc. (DX); Invesco Mortgage Capital Inc. (IVR); MFA Financial, Inc. (MFA); MTGE Investment Corp. (MTGE); New Residential Investment Corp. (NRZ); New York Mortgage Trust Inc. (NYMT); PennyMac Mortgage Investment Trust (PMT); and Two Harbors Investment Corp. (TWO)

◦
A subset of the mREIT peers ("Agency Peers") are publicly-traded mortgage REITs that focus on investing in residential mortgages eligible for purchase by, and mortgage-backed securities issued or guaranteed by, Fannie Mae, Freddie Mac, or other government-sponsored enterprises or Federal agencies. This subset of Agency Peers is comprised of the following:

•
AGNC Investment Corp. (AGNC); Annaly Capital Management, Inc. (NLY); Anworth Mortgage Asset Corp. (ANH); MTGE Investment Corp. (MTGE); Capstead Mortgage Corp. (CMO); and Two Harbors Investment Corp. (TWO)

◦	Redwood Trust, Inc. is identified by its ticker symbol (RWT)

End of Executive Summary of Compensation Discussion and Analysis

Compensation Discussion and Analysis (CD&A)

In accordance with SEC regulations, this CD&A is focused on the compensation of Redwood’s Named Executive Officers (NEOs) for 2017, although it also provides some general discussion and analysis of aspects of Redwood’s compensation programs, plans, and practices that apply to all of Redwood’s officers and employees.

Section I - Introduction

➢	Named Executive Officers

➢	Compensation Committee

➢	Redwood's Business Model and Internal Management Structure

➢	Overall Compensation Philosophy and Objectives

➢	Outreach to Stockholders; "Say-on-Pay" Support from Stockholders

Named Executive Officers

Under SEC regulations, Redwood had six NEOs and 120 employees as of December 31, 2017.

Named Executive Officers
Martin S. Hughes, Chief Executive Officer

◦	Mr. Hughes announced his retirement from the Chief Executive Officer position on December 4, 2017, effective May 22, 2018.

•	Christopher J. Abate, President

◦	Mr. Abate's promotion from President to Chief Executive Officer was announced on December 4, 2017, effective May 22, 2018.

•	Dashiell I. Robinson, Executive Vice President

◦	Mr. Robinson was hired by Redwood as Executive Vice President on September 28, 2017.

◦	Mr. Robinson's promotion from Executive Vice President to President was announced on December 4, 2017, effective May 22, 2018.

•	Andrew P. Stone, Executive Vice President, General Counsel, and Secretary

•	Collin L. Cochrane, Chief Financial Officer

◦	Mr. Cochrane was promoted from Controller to Chief Financial Officer on September 1, 2017.

•	Garnet W. Kanouse, Managing Director - Head of Residential

Compensation Committee

The Compensation Committee (the Committee) of Redwood’s Board of Directors is committed to providing disclosure within this CD&A that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, this CD&A describes:

•	The Committee’s process for reviewing and determining the elements of the compensation of the Chief Executive Officer (CEO) and of the other NEOs.

•	The rationale for the different elements of the NEOs’ compensation and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking.

•	The metrics and goals used for performance-based compensation and factors taken into account in the Committee’s determination of whether those measures and goals were satisfied.

•	The severance and change of control payments that NEOs may become entitled to under certain circumstances.

•	The role of the Committee’s independent compensation consultant.
Each year the Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs. After taking into account various factors and analyses, including those described in this CD&A, input from its independent compensation consultant, feedback from stockholders obtained during stockholder outreach efforts, and the outcome of recent stockholder advisory votes on executive compensation (commonly referred to as “Say-on-Pay” votes), the Committee makes compensation determinations it believes are appropriate in light of its executive compensation objectives.

Redwood’s Business Model and Internal Management Structure

Redwood is an internally-managed, REIT focused on making credit-sensitive investments in residential mortgage loans and other real estate-related assets, with the goal of delivering a stable and growing stream of attractive earnings and dividends for stockholders. Redwood also seeks to earn income through engaging in residential mortgage banking activities e.g., by generating gains through the acquisition and sale of residential mortgage loans (including through sponsoring securitization transactions).
Redwood was established in 1994 and is structured as a real estate investment trust (REIT) for tax purposes. Under the Internal Revenue Code, REITs are required to distribute as dividends at least 90% of the income earned under their REIT status; as a result, like other REITs, Redwood is limited in its ability to grow through the reinvestment of retained earnings. Frequently, therefore, the return to stockholders from ownership of Redwood's common stock will be primarily from dividends declared by the Board of Directors.
The nature of Redwood’s business model and internal management structure are factors the Committee has taken into account in structuring Redwood’s executive compensation program and determining the appropriate performance measures and goals used for performance-based compensation. For example:

•
Return-on-equity and other profitability-based measures of performance have been considered highly relevant in determining performance-based annual bonuses because: (i) these measures should correlate with Redwood’s ability to increase book value and pay an attractive level of annual dividends; (ii) management has “line-of-sight” into how its strategic and operational decisions impact these measures; and (iii) over the long-term, these measures should correlate with attractive total stockholder returns.

•
Redwood’s relatively conservative use of financial leverage to finance its business and investments and manage its liquidity risk also factor into its approach to setting financial performance targets, as the Committee has sought to incentivize the risk-adjusted returns that result, over time, from this use of indebtedness (leverage) and management of liquidity risk.

Overall Compensation Philosophy and Objectives

Redwood maintains a performance-based compensation philosophy for its executive officers that seeks to provide incentives to achieve both short-term and long-term business and stockholder return objectives, align the interests of executive officers with those of long-term stockholders, and ensure that it can hire and retain talented individuals in a competitive marketplace. The Committee is responsible for evaluating Redwood's executive compensation programs, plans, and practices to ensure that they provide proper incentives and appropriately support Redwood's business model and performance objectives without creating risks that are likely to have a material adverse effect on Redwood.

Redwood's executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives

•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term

•	Foster long-term alignment of the interests of executives and stockholders through ownership of Redwood common stock by executives and by rewarding stockholder value creation

•	Ensure that compensation opportunities are competitive

•	Avoid incentivizing inappropriate risk taking
During 2017, the Committee, with input and guidance from its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), engaged in a review of the structure of Redwood’s executive compensation program. This included a review of the elements of executive compensation, the mix of annual and long-term compensation, the compensation benchmarking peer group, the overall competitiveness of target levels of cash and equity-based compensation, and the mechanisms through which Redwood's pay-for-performance philosophy is implemented.

Outreach to Stockholders; “Say-on-Pay” Support from Stockholders

Outreach to stockholders regarding executive compensation during 2017 and over the past several years has provided Redwood with the opportunity to discuss and receive stockholder feedback regarding Redwood’s philosophy and views on executive compensation and specific compensation practices. In particular:

•
Committee Chair Active in Outreach Efforts. The Chair of the Committee, together with members of Redwood’s management, has engaged in these stockholder outreach efforts, which have taken the form of telephone conferences with both institutional and individual stockholders, as well as in-person outreach meetings with institutional stockholders

•
2017 Outreach Efforts. In advance of Redwood’s 2017 annual stockholders’ meeting, outreach efforts were made to all of Redwood’s then-top 25 institutional stockholders, as well as several other institutional and individual stockholders, which in the aggregate then-held approximately 72% of then-outstanding shares of Redwood’s common stock

◦
2017 Engagement Response. These outreach efforts resulted in engagement during 2017 with approximately 44% of the ownership of Redwood’s then-outstanding common stock, including direct teleconferences in 2017 between the Chair of the Committee and institutions that then-held approximately 20% of Redwood’s then-outstanding shares of common stock

◦
2017 Feedback From Stockholders. Feedback provided to the Chair of the Committee from engagement in 2017 was generally positive about Redwood’s executive compensation program and the Say-on-Pay vote at the 2017 annual meeting of stockholders. Examples of the input received during stockholder engagement included:

–	Stockholder perspectives on financial and performance metrics

–	Feedback on the appropriate length of performance measurement periods for long-term incentive awards

◦
Note: Based on a number of factors and considerations, including shareholder feedback, the use of a performance stock unit structure that included staggered two-year TSR measurement periods over a three-year performance vesting period was discontinued

–
Review by stockholders of the policies governing their proxy voting decisions, how those policies apply to voting their shares of Redwood stock, and implications for Redwood's executive compensation program

–	Discussion of the philosophy and structure of Redwood’s executive compensation program and how Redwood’s performance in 2017 and prior years was correlated with realized compensation

–
Positive feedback that engagement by the Committee Chair and management resulted in a better understanding of the background, analyses, and rationales generally underlying the Committee’s decisions regarding executive compensation

Among the top 25 institutional stockholders that engaged with Redwood (representing 43% of then-outstanding shares of common stock), Redwood understands that all of them cast votes at the 2017 annual meeting in support of “Say-on-Pay”, with the exception of a single institutional shareholder which then-held less than 1.5% of outstanding shares of Redwood stock.

•
Consistent Outreach Over Multiple Years. Outreach to stockholders regarding executive compensation has been a consistent practice at Redwood. In addition, to regularly engaging with institutional and individual stockholders following the publication of Redwood’s annual proxy statement, the Chair of the Committee traveled during 2014 and 2015 to meet in person with institutional stockholders who then-held approximately 25% of Redwood’s outstanding common stock. Additional in-person meetings between the Chair of the Committee and institutional stockholders are contemplated in the future

The Committee believes that this ongoing stockholder outreach process results in a more detailed understanding of recent Say-on-Pay voting results and provides a forum for valuable feedback from stockholders regarding their views on executive compensation philosophy and practices.

"Say-on-Pay" Support from Stockholders. “Say-on-Pay” voting results since 2011 and stockholder outreach and feedback were factors considered by the Committee in deciding to maintain during 2017 the basic structure of Redwood’s performance-based compensation program that has consistently been in place over this seven-year period. Last year, 75.8% of stockholder votes cast at the May 2017 Annual Meeting of Stockholders supported the annual non-binding resolution to approve executive compensation. Since the inception of ‘‘Say-on-Pay’’ voting in May 2011, on average, approximately 90% of stockholder votes cast supported the annual non-binding resolution to approve executive compensation each year.

Section II - Executive Compensation in 2017

➢	Redwood's 2017 and Longer-Term Performance

➢	Elements of Compensation in 2017

➢	Process for Compensation Determinations for 2017

➢	Compensation Benchmarking for 2017

➢	2017 Base Salaries

➢	2017 Performance-Based Annual Bonus Compensation

➢	Performance-Based Annual Bonuses Earned for 2017

➢	2017 Long-Term Equity-Based Incentive Awards

➢	Vesting and Mandatory Holding Periods for 2017 Long-Term Equity-Based Incentive Awards

Redwood’s 2017 and Longer-Term Performance

Redwood’s 2017 financial performance was strong, including:
•Earnings per share of $1.60 (fully diluted, as reported under GAAP)
•Payment of $1.12 per share in dividends ($0.28 per share per quarter)

•	GAAP book value per share increased 5.82%, or $0.87 per share, after paying cumulative dividends of $1.12 per share.
•Return-on-equity (ROE) of 11.9% (based on 2017 GAAP financial results)

Redwood’s five-year performance was also solid, with strong overall ROE and book value growth, but underperformed other publicly-traded residential mortgage REITs on a five-year total shareholder return (TSR) basis:
•Five-year TSR was 23% (for the five-year period ending 12/31/17)

•	Over the 2013 to 2017 period, Redwood's GAAP book value per share increased 13.48%, or $1.88 per share, after paying cumulative dividends of $5.60 per share.

•	Average annual ROE over the 2013 to 2017 period was 10.9% (based on annual GAAP financial results)
Graphics illustrating Redwood’s 2017 and five-year performance relative to other publicly-traded REITs with business models that include a focus on investing in residential mortgages and related assets are included within the preceding “Executive Summary of CD&A” beginning on page 33 of this Proxy Statement

Elements of Compensation in 2017

In 2017, cash compensation for Redwood’s NEOs included a base salary and a performance-based annual bonus. Annual bonuses for 2017 were primarily determined based on company financial performance, with individual performance a secondary determinant. For each NEO, a target annual bonus amount was established at the beginning of 2017 (or upon promotion or hire during 2017) that would be earned if Redwood's financial performance met a Committee-established target and the NEO’s individual performance merited target-level payment. In particular, one portion of each NEO’s annual bonus is determined based on company financial performance (referred to in this CD&A as the company performance component of target bonus or company performance bonus), and the other portion of each NEO’s annual bonus is determined based on individual performance (referred to in this CD&A as the individual performance component of target bonus or individual performance bonus). With respect to Mr. Robinson, in connection with his hiring, Redwood contractually agreed to an annual bonus amount and year-end equity award for him for 2017, as well as a hire date cash and equity-based compensation, and a separate relocation allowance. These contractual agreements with Mr. Robinson were negotiated to induce him to join Redwood in September 2017 and forgo compensation from his former employer that was not received, or was forfeited, when he accepted employment at Redwood. No pay-related commitments were made to Mr. Robinson beyond 2017, with the exception of his base salary and target bonus opportunity, which are set forth in his employment agreement.

The Committee generally intends that the base salary and annual bonus target for each NEO be appropriate in comparison to a market-based median benchmark, after taking into account factors such as the NEO’s role and responsibilities, competitive factors, and internal equity. In addition, the Committee believes that performance-based bonuses for each NEO should have adequate upside so that total annual compensation actually earned may reach the top-quartile of the market-based benchmark for strong performance.

The market-based benchmarks used by the Committee during 2017 were determined with the assistance of the Committee’s independent compensation consultant, FW Cook. The process included reviewing compensation practices of peer companies selected by the Committee (referred to in this CD&A as the compensation benchmarking peer group) as well as other market-based benchmark data provided to FW Cook by McLagan, a third-party firm that is nationally recognized as qualified to provide such data. Further details regarding the compensation benchmarking peer group and benchmarking practices are provided on pages 44 - 45 within this CD&A under the heading “Compensation Benchmarking for 2017.”

For 2017, the Committee established the company performance component of the annual bonus for each NEO so that it would not be paid at an above-target level unless Redwood’s adjusted return-on-equity (Adjusted ROE) exceeded 9%, which was a level of Adjusted ROE performance above the level needed to support the payment of regular dividends in accordance with the Board of Directors’ 2017 annual dividend policy.

Adjusted ROE is a non-GAAP performance measure that is defined and described on pages 46 - 50 within this CD&A under the heading “2017 Performance-Based Annual Bonus Compensation.”* It is the Committee’s intention that NEOs' company performance bonus will be earned at an appropriate level relative to the target opportunity based on Adjusted ROE performance results for the year.

With respect to long-term equity-based compensation, the Committee generally makes annual awards to NEOs in amounts, and subject to terms and vesting conditions, that provide an incentive to create long-term stockholder value and align the interests of NEOs with the interests of long-term stockholders. These awards are intended to provide performance-based compensation opportunities at levels that will be effective in retaining valued and productive executives. In determining the size of annual long-term equity-based compensation opportunities, the Committee uses the same or similar considerations as are applied when setting salaries and target annual bonus opportunities, with the value actually delivered a result of subsequent performance. For 2017, the value of annual long-term equity-based compensation granted at year-end to NEOs was determined after taking into account the Committee’s philosophy that:

•
Competitive pressure on NEO compensation levels from higher-paying related market sectors should be addressed with long-term equity-based awards. Annual target cash compensation amounts are generally targeted to be in a median range of the compensation benchmarking peer group, while long-term equity-based awards may be targeted above the median if justified by performance, experience, or the scope of the individual's role.

•
The terms and vesting conditions of long-term equity-based awards should result in realized compensation for NEOs that correlates with long-term stockholder value creation (through dividend distributions and share-price growth) over a minimum of three years. The value of long-term equity-based awards should also take into account Redwood’s overall performance and each NEO’s individual performance.

* Adjusted ROE is a non-GAAP measure calculated and reconciled to ROE determined in accordance with GAAP in Annex A.

With respect to 2017 year-end long-term equity-based awards for Mr. Hughes and Mr. Robinson:

•
Mr. Hughes. In December 2017, Mr. Hughes announced that he would retire from the CEO position in May 2018. Because of his status as retiring from the CEO position, the Compensation Committee did not grant Mr. Hughes a 2017 year-end long-term equity award, as those awards are generally granted to incentivize performance over a multi-year future period.

•
Mr. Robinson. In connection with his hiring in September 2017, the Committee reviewed the factors noted above and determined, at that time and in connection with inducing him to join Redwood, to contractually agree to the amount of Mr. Robinson's 2017 year-end long-term equity award.

NEOs are provided with other benefits that are also available to all eligible employees of Redwood on a substantially similar basis. These benefits, which are further described below on pages 58 - 59 within this CD&A, include standard health and welfare benefits and the ability to participate in Redwood’s tax-qualified 401(k) plan and Employee Stock Purchase Plan. In addition, NEOs may participate in Redwood’s Executive Deferred Compensation Plan.

Process for Compensation Determinations for 2017

Each year the Committee makes determinations regarding the compensation of Redwood’s NEOs. The process is dynamic and compensation levels are evaluated with the Committee having the authority to re-examine and adjust any aspect of the compensation program or process it may determine to be necessary or appropriate to take into account changing circumstances throughout the year. As in prior years, during 2017 the Committee directly engaged and used the services of a nationally recognized compensation consultant, FW Cook, to assist it in, among other things, determining the elements of compensation and providing benchmarking analyses. FW Cook reports directly to the Committee and acts as the Committee’s consultant regarding director and executive officer compensation-related matters. FW Cook is not retained by Redwood or its management in any other capacity and the Committee has the sole authority to establish and terminate the relationship with FW Cook. In addition, the Committee conducted an assessment of the independence of FW Cook and concluded that no conflict of interest currently exists or existed in 2017 that would result in FW Cook not being able to provide advice to the Committee independently from management.

On an annual basis, FW Cook reviews the compensation program for Redwood's executive officers with the Committee and assesses the competitiveness of compensation levels and targets to evaluate whether the program is aligned with Redwood’s compensation philosophy and externally competitive. In addition, FW Cook assists the Committee in determining the form and structure of the executive compensation program. FW Cook also provides the Committee with data regarding compensation practices among the compensation benchmarking peer group. FW Cook's analysis covers all elements of direct compensation, including base salary, annual incentives, and long-term incentives. Benefit and perquisite offerings at Redwood are also reviewed, as is total Redwood equity ownership by each NEO (and the value of that equity ownership at different share prices). FW Cook’s analysis assists the Committee in understanding the extent to which different elements of each NEO’s compensation are above or below benchmark market levels and in understanding the year-to-year changes in awarded, accumulated, and potential NEO compensation. In connection with Mr. Robinson's hiring, the Committee obtained this type of data and analysis from FW Cook to enable it to establish Mr. Robinson's initial compensation terms.

As part of its process for making compensation determinations for NEOs at the end of 2017, the Committee also considered the following:

•	Each NEO provided a self-assessment of his individual performance over the year;

•	Mr. Hughes and Mr. Abate provided the Committee with their recommendations with respect to the compensation of all of the other NEOs; and

•
FW Cook provided directional recommendations regarding the elements of the compensation for each of the CEO and President, and opined on the recommendations developed by the CEO and President for the other NEOs. These recommendations and opinions were based on peer comparisons, other supplemental benchmarking data, and Redwood’s compensation philosophy.

Compensation Benchmarking for 2017

As in prior years, in 2017 the Committee asked FW Cook to conduct a market pay analysis with respect to various compensation matters, including compensation of NEOs. FW Cook’s market pay analysis relied on publicly disclosed executive compensation data from the compensation benchmarking peer group, as well as supplemental data provided to FW Cook by McLagan. The supplemental data was obtained because not all of the compensation benchmarking peer group companies publicly disclose information for officers with responsibilities comparable to Redwood's NEOs. In addition, the supplemental data provided insight into executive compensation practices at competitors that are externally managed and, therefore, do not generally disclose comprehensive compensation data for their named executive officers, as well as private companies and divisions of larger public companies for which individual compensation data are not publicly disclosed. For example, many of the publicly-traded REITs referenced within the preceding "Executive Summary of CD&A" on page 33 of this Proxy Statement to which Redwood compares its performance are externally managed and do not publicly disclose comprehensive executive compensation information.

The supplemental data provided by McLagan was reviewed and analyzed by FW Cook, who advised the Committee that the information could reasonably be relied upon for its intended purpose. McLagan and its affiliates also provide Redwood with compensation-related data and consulting services, including data used for benchmarking compensation for employees below the NEO level, as well as limited insurance brokerage services and advisory services related to Redwood's captive insurance company subsidiary.

The Committee considers the use of a market-based compensation analysis important for validating competitive positioning in attracting and retaining executive talent. Each year, as part of the competitive pay analysis, the Committee, after consultation with FW Cook, designates a compensation benchmarking peer group. The compensation benchmarking peer group is intended to include companies with which Redwood competes, including for business or for executive talent, and is determined using a pre-defined process and objective industry and size criteria, as detailed below.

The Committee recognizes that the compensation benchmarking peer group does not include generally higher-paying externally-managed REITs, mortgage-focused divisions of large publicly-traded financial institutions, private equity firms, and hedge funds with which Redwood competes for executive talent. These organizations are not included because they have different business economics and pay models from Redwood, and because comprehensive compensation data for their executives are generally not publicly available.

The description below details the process and objective criteria used to select the 2017 compensation benchmarking peer group of companies used for compensation benchmarking.

Step 1:
Begin with a broad database consisting of publicly traded, U.S.-based companies that are internally managed (externally-managed companies generally have not disclosed comprehensive compensation data and are therefore excluded)

Step 2:	Identify REITs and other companies most similar to Redwood (i.e., direct peers), including:
	•	Mortgage REITs, which are considered “direct peers” along with real estate development and financial services companies with a focus on mortgage servicing or mortgage-related assets
	•	Exclude all companies with market capitalization values outside of a 0.25 – 4.0x range compared to Redwood

Step 3:	Identify other relevant business and labor-market competitors:
	•	Financial services companies with both market capitalization value and net income in a 0.5 – 2.0x range compared to Redwood
	•	Remove bank holding companies and companies in the cash advance/pawn broker businesses, due to fundamental differences in the underlying business model

Step 4:	Select 15 to 25 companies for inclusion in the compensation benchmarking peer group:
	•	Include all companies identified in Step 2
•
Include companies identified in Step 3 if they: (1) are included in the prior year’s compensation benchmarking peer group or (2) have been identified as a peer of Redwood’s most-direct peers (e.g., a peer of another mortgage REIT identified in Step 2)

•
Add additional companies identified in Step 3 to: (1) ensure that the sample size is sufficient (i.e., 15 to 25 total companies) and (2) position Redwood closer to the median on key size measures, focusing primarily on market capitalization and net income and secondarily on revenue and total assets

2017 Compensation Benchmarking Peer Group. Based on the above-described methodology, the compensation benchmarking peer group of companies designated by the Committee in 2017 for use in the competitive pay analysis prepared by FW Cook consisted of the following 19 companies:

•	AllianceBernstein Holding L.P.	•	Capstead Mortgage Corporation
•	Chimera Investment Corporation	•	Cohen & Steers, Inc.
•	CYS Investments, Inc.	•	Dynex Capital, Inc.
•	Essent Group Ltd.	•	Federated Investors, Inc.
•	Hannon Armstrong Sustainable Infrastructure Capital, Inc.	•	iStar Financial Inc.
•	Ladder Capital Corp.	•	Main Street Capital Corporation
•	MFA Financial, Inc.	•	Nationstar Mortgage Holdings Inc.
•	New York Mortgage Trust, Inc.	•	NMI Holdings, Inc.
•	PennyMac Financial Services, Inc.	•	RAIT Financial Trust
•	Stifel Financial Corp.

Changes to Compensation Benchmarking Peer Group. The Committee reviews the compensation benchmarking peer group and the selection process and criteria on an annual basis to confirm that they continue to reflect relevant business and labor market competitors for whom comprehensive data is available. Accordingly, the companies included as peers may change from year to year as a result of updates to the selection process and criteria and changes in the real estate and capital markets. Two companies included in Redwood's 2016 compensation benchmarking peer group were removed for 2017:

•	One company (Janus Capital) was acquired.

•	Another company (Walter Investment) no longer met the defined size criteria for inclusion.

2017 Base Salaries
Base salary is a traditional element of executive compensation. The Committee establishes base salaries for NEOs after reviewing the market data for similar executives, as well as the experience, skills, and responsibilities of each NEO. Base salaries are reviewed annually, and the Committee may adjust salaries in connection with this review or at other times throughout the year.

The Committee made determinations, after consultation with FW Cook, with respect to 2017 NEO base salaries as follows:

•	Mr. Hughes. In December 2016, the Committee determined that the 2017 base salary for Mr. Hughes, Redwood’s CEO, would remain at its year-end 2016 level of $750,000 per annum.

•	Mr. Abate. In December 2016, the Committee determined that the 2017 base salary for Mr. Abate, Redwood’s President, would remain at its year end 2016 level of $550,000 per annum.

•	Mr. Robinson. In September 2017, Mr. Robinson joined Redwood as Executive Vice President, at a base salary of $500,000 per annum.

◦	Base salary actually paid to Mr. Robinson during 2017 was $128,846.

•	Mr. Stone. In December 2016, the Committee determined that the 2017 base salary for Mr. Stone, Redwood’s General Counsel, would be increased from $375,000 to $400,000 per annum.

•
Mr. Cochrane. Effective September 1, 2017, Mr. Cochrane was promoted to Redwood's Chief Financial Officer. Mr. Cochrane's 2017 base salary was increased at that time from $300,000 to $350,000 per annum, to reflect his increased role and responsibilities.

◦	Base salary actually paid to Mr. Cochrane during 2017 was $314,583.

•
Mr. Kanouse. In December 2016, the Committee determined that the 2017 base salary for Mr. Kanouse, Redwood's Managing Director - Head of Residential, would remain at its year-end 2016 level of $400,000 per annum.

2017 Performance-Based Annual Bonus Compensation
Redwood’s annual bonus program is designed to reward NEOs based on Redwood’s financial performance and each NEO’s individual performance. As an example, and as illustrated in the graph below, there has been significant variability in the performance-based annual bonuses paid to Redwood’s CEO over the last five years, reflecting the variations in Redwood’s financial performance over the same period.

CEO’s Performance-Based Annual Bonuses vs. ROE Performance Measures

_________________________________
* Adjusted ROE is an ROE-based, non-GAAP financial metric further described above and on pg. 47 in the discussion that follows this Executive Summary. Redwood’s executive compensation program uses Adjusted ROE as the performance measure for annual bonus determinations. Adjusted ROE is reconciled to ROE based on GAAP financial results in Annex A to this Proxy Statement.

Components of 2017 Annual Bonuses. In order to align the interests of Redwood’s NEOs with the interests of its stockholders, the Committee determined prior to the end of the first quarter of 2017, after consultation with FW Cook, that 2017 target annual bonuses for NEOs would continue to be weighted as follows:

•	75% on the achievement of a predetermined target level of a company financial performance metric; and

•	25% on the achievement of pre-established individual goals relating to strategic, business, operational, governance and risk management objectives.

This weighting has been used so that most of an NEO’s target annual bonus will depend directly on company financial performance, while also providing incentives for achievement of individual strategic, business, operational, governance and risk management goals that the Committee believes are in the interests of Redwood and its stockholders, but in some cases may be difficult to quantitatively link to company financial performance.

Financial Performance Metric for 2017 Annual Bonuses. During the first quarter of 2017, after a review of Redwood's compensation program, and following consultation with FW Cook, the Committee determined to continue to use in 2017 the same financial metric to underlie the company performance bonus that was used in 2016 and prior years. As noted above, the company performance bonus is based on Adjusted ROE. Adjusted ROE is a non-GAAP financial performance measure that reflects GAAP earnings on average equity capital adjusted to exclude certain unrealized mark-to-market gains and losses from equity. Because Adjusted ROE is a ratio of earnings to equity capital, the adjustment to exclude these unrealized mark-to-market gains and losses is made to enable the calculation of an “apples-to-apples” non-GAAP ratio of earnings to equity capital for purposes of evaluating financial performance.

•
For example, under GAAP, an unrealized loss recognized in equity capital but not recognized in earnings has the impact, all other factors being equal, of increasing the ratio of earnings to equity capital. Adjusted ROE addresses this by increasing equity capital by the amount of the unrealized loss, allowing for a non-GAAP calculation of a ratio using internally consistent earnings and equity capital amounts.

•
Conversely, under GAAP, an unrealized gain recognized in equity capital but not recognized in earnings has the impact, all other factors being equal, of decreasing the ratio of earnings to equity capital. Adjusted ROE addresses this by decreasing equity capital by the amount of the unrealized gain, allowing for a non-GAAP calculation of a ratio using internally consistent earnings and equity capital amounts.

The Committee believes that Adjusted ROE provides an appropriate measure of financial performance for a company like Redwood, whose primary source of earnings is income from investments in residential mortgage loans and other real estate-related assets, as well as from residential mortgage banking activities. It is also a performance metric that, over the long-term, should be correlated with long-term stockholder returns. Adjusted ROE is reconciled to ROE determined in accordance with GAAP for the years 2013 through 2017 in Annex A to this Proxy Statement.

Financial Performance Target for 2017 Annual Bonuses. For 2017, the Committee (in consultation with, and taking into account input from, management, FW Cook, and the Board of Directors) reviewed the process used in determining the company performance component of annual bonuses for executive officers. The Committee decided to continue its practice of using an Adjusted ROE financial performance target determined at the beginning of each year based on a risk-free interest rate plus an incremental premium determined by the Committee to be appropriate (each of which can vary from year to year). This decision continued to be premised, as it was in 2016, in large part on the nature of Redwood’s business model, which has had a significant focus on investing in residential mortgage loans and other real-estate related loans and debt instruments. Returns that Redwood can earn on new investments in residential mortgage loans and other real-estate related loans and debt investments are, to a certain extent, correlated with the market-driven interest rates for these and other types of loans and debt instruments (which rates depend on the perceived risk of these investments). These market-driven interest rates are typically analyzed as the risk-free interest rate for investment in U.S. Treasury obligations (or other debt backed by the full faith and credit of the U.S.) with a comparable duration plus an incremental risk premium above the risk-free rate.
The decision to use a target based on a risk-free interest rate plus an incremental premium was also premised on the fact that management believes that investors focused on investing in companies like Redwood also compare return on equity to risk-free rates of return in evaluating Redwood’s financial performance and that the Adjusted ROE financial performance target should take into account stockholders’ return and dividend yield expectations. As a result, the Committee also reviewed recent and historical dividend yields on Redwood’s common stock and determined a range of incremental premiums above the risk-free rate that would be consistent with those yields.
In addition to its review of market returns Redwood could earn on new investments and the level of Adjusted ROE financial performance necessary to meet stockholders’ return and dividend yield expectations, the Committee reviewed the level of Adjusted ROE performance necessary to support the payment of regular dividends in accordance with the Board of Directors’ annual dividend policy. As a result of this review, the Committee determined that the Adjusted ROE financial performance target should be above the level commensurate with earnings equal to the Board’s annual dividend policy for 2017.
The Committee believes that setting an Adjusted ROE performance target at an appropriate level above the risk-free interest rate (by adding the incremental premium to the risk-free interest rate) establishes an incentive for executives to achieve attractive financial performance for Redwood (and aligns the interests of executives and stockholders in seeking this level of financial performance), without exposing Redwood to inappropriate risk. If risk-free interest rates were to rise significantly in future years, all other factors being equal, the company financial performance target used for determining the company performance component of annual bonuses for executive officers would likely be increased in recognition of the fact that accomplishing the same financial performance in a higher interest rate environment might only require lower risk investments. Conversely, if risk-free interest rates were to decline in future years, all other factors being equal, the company financial performance target used for determining the company performance component of annual bonuses for executive officers would likely be lowered in recognition of the fact that reaching for the same financial performance in a lower interest environment would necessitate taking greater investment or other risks. Overall, the Committee believes that the use of a performance target that varies from year to year provides the ability to adjust compensation incentives in a manner consistent with Redwood’s business model and the market environment in which Redwood operates.
Following this process for determining company performance bonuses, and after consultation with FW Cook, the Committee determined that: (i) with respect to the 2017 financial performance target, the risk-free interest rate for this purpose should be 1.45%, which represented the average interest rate during the prior two calendar years on five-year U.S. Treasury obligations (after rounding), with the five-year risk-free interest rate being used because it has generally corresponded to the weighted average duration of investments historically made by Redwood; (ii) with respect to 2017 company performance bonuses for NEOs, target bonus amounts would be earned if Adjusted ROE equaled 9%, which represented a level of financial performance above the level commensurate with earnings equal to the Board of Directors' annual dividend policy for 2017; and (iii) with respect to 2017 company performance bonuses for NEOs, no bonuses would be earned if Adjusted ROE was 5% or less; bonuses below or at the target bonus amounts would be earned if Adjusted ROE was between 5% and 9%; and bonuses in excess of the target bonus amounts would not be earned unless Adjusted ROE was more than 9%.
The use of an initial performance threshold of greater than 5% Adjusted ROE for the payment of any portion of target company performance bonuses represents a determination by the Committee that financial performance below that threshold is not above the risk-free interest rate by a significant enough margin to merit payment of any portion of this component of annual bonuses. The payment of target company performance bonuses or a portion of target company performance bonuses for Adjusted ROE in the range between 5% and 9% reflects the determination by the Committee that financial performance within this range merits payment of below-target or target company performance bonuses as Adjusted ROE increases above the initial performance threshold to 9%.
The Committee also determined that for Adjusted ROE in excess of 9%, subject to the maximum total bonus for each NEO noted below, the company performance bonus would be increased by a pro-rated amount above the target company performance bonus (based on a straight-line, mathematical interpolation) such that the total annual bonus for an NEO would be four times the total target bonus for that NEO when Adjusted ROE is 20%.
Additionally, the Committee determined prior to the end of the first quarter of 2017 that individual performance in 2017 for each NEO would be reviewed in the context of, among other things, the specific pre-determined goals and factors discussed below under “Performance-Based Annual Bonuses Earned for 2017 — Individual Performance Component of 2017 Annual Bonuses.” As in past years, during 2017 these individual factors and goals were subject to adjustment when circumstances warranted, at the discretion of the Committee. For 2017, the individual performance component of annual bonuses could be earned up to 200% of the target amount depending on the Committee’s assessment of individual performance, subject to adjustment at the discretion of the Committee.
The Committee also established that the maximum annual bonus (i.e., the maximum sum of the two components of the annual bonus) in 2017 would continue to be $5 million for each of Mr. Hughes and Mr. Abate, and $3 million for each of the other NEOs. These maximum amounts were determined after consultation with FW Cook, and were considered appropriate based on each NEO’s position, responsibilities, required level of performance to reach the maximum, and competitive considerations.

NEOs' 2017 Target Annual Bonus Amounts. In addition, the Committee made determinations, after consultation with FW Cook, with respect to each NEO's target annual bonus (expressed as a percentage of 2017 base salary) as follows:

•
Mr. Hughes and Mr. Stone. In December 2016, the Committee determined that the 2017 target bonus percentages for Mr. Hughes and Mr. Stone would remain the same as they were for 2016, at 175% and 110% of base salary, respectively.

•	Mr. Abate. In December 2016, the Committee determined that the 2017 target bonus percentage for Mr. Abate would be increased from 140% for 2016 to 150% for 2017.

◦	The increase for Mr. Abate was made after a review of the market-based benchmarks for his position and consideration of competitive factors and his role, experience, and performance at Redwood.

•
Mr. Robinson. As noted above, in connection with his hiring, Redwood contractually agreed to an annual bonus amount for Mr. Robinson for 2017, which was negotiated to induce him to join Redwood in September 2017 and forgo a year-end bonus from his former employer. The contractual agreement with Mr. Robinson does not provide a guarantee of any bonus amount for any subsequent year.

◦
In addition, in connection with his hiring, the Committee determined that the initial target bonus percentage for Mr. Robinson would be established at 140% of his base salary. The target bonus percentage for Mr. Robinson was established after a review of market-based benchmarks for his position and consideration of competitive factors and his experience and role at Redwood.

•
Mr. Cochrane. Effective September 1, 2017, Mr. Cochrane was promoted to be Redwood's Chief Financial Officer. Mr. Cochrane's 2017 target bonus percentage was designated by the Committee at 110% of actual base salary paid for full-year 2017 to reflect his increased role and responsibilities.

◦
The target bonus percentage for Mr. Cochrane was established after a review of market-based benchmarks for his position and consideration of competitive factors and his role, experience, and performance at Redwood.

•
Mr. Kanouse. Upon Mr. Kanouse's designation as an executive officer in May 2017, the Committee determined that his 2017 target bonus percentage would be 125% of his base salary paid for full-year 2017.

◦
The target bonus percentage for Mr. Kanouse was established after a review of market-based benchmarks for his position and consideration of competitive factors and his role, experience, and performance at Redwood.

The table below sets forth the 2017 target annual bonuses that were established for each NEO.

NEO	2017 Base Salary (per annum)	2017 Target Annual Bonus (as % of Base Salary)	Company Performance Component of 2017 Target Annual Bonus ($)	Individual Performance Component of 2017 Target Annual Bonus ($)	Total 2017 Target Annual Bonus ($)
Mr. Hughes, Chief Executive Officer	$750,000	175%	$984,375	$328,125	$1,312,500
Mr. Abate, President	$550,000	150%	$618,750	$206,250	$825,000
Mr. Robinson, (1) Executive Vice President	$500,000	—%	$—	$—	N/A
Mr. Stone, Executive Vice President and General Counsel	$400,000	110%	$330,000	$110,000	$440,000
Mr. Cochrane, (2) Chief Financial Officer	$314,583	110%	$259,531	$86,511	$346,042
Mr. Kanouse, Managing Director - Head of Residential	$400,000	125%	$375,000	$125,000	$500,000
(1) As noted above, in connection with his hiring, and to induce him to join Redwood in September 2017 and forgo a year-end bonus from his former employer, Redwood contractually agreed that Mr. Robinson would receive a total 2017 annual bonus of $1 million. The contractual agreement with Mr. Robinson does not provide a guarantee of any bonus amount for any subsequent year. As also noted above, at the same time, the Committee determined that the initial target bonus percentage for Mr. Robinson would be established at 140% of his base salary.
(2) As noted above, Mr. Cochrane was promoted to Chief Financial Officer effective September 1, 2017 and his base salary as of December 31, 2017 was $350,000 per annum. Actual base salary earned by Mr. Cochrane in 2017 was $314,583 and Mr. Cochrane’s total 2017 target annual bonus was determined by multiplying his actual base salary earned in 2017 by the target bonus percentage of 110% established by the Committee in connection with his promotion to Chief Financial Officer.

Form of Payment of 2017 Performance-Based Annual Bonuses. At its meeting in January 2017, the Committee decided, after consultation with FW Cook, to continue an existing practice that results in a portion of annual bonuses not being paid fully in cash in certain above-target performance circumstances. In particular, for 2017:

•
With respect to Redwood’s CEO, if the CEO’s annual performance-based bonus for 2017 exceeded target, the excess portion above target would be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period.

•
With respect to the other NEOs, if the performance-based annual bonuses earned by an NEO for 2017 exceeded two times the 2017 target annual bonus designated for that NEO, the excess portion would be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period.

Under this formula, as an NEO’s annual bonus increases above a specified multiple of target, an increasingly smaller percentage of that bonus is paid in cash. Payment of annual bonus amounts in this manner invests a greater portion of the NEOs’ annual bonuses in Redwood's future financial performance, which the Committee believes supports the alignment of executive and stockholder interests.
In 2017, all the NEOs other than Mr. Robinson had a portion of their bonuses paid in DSUs, pursuant to the above-referenced formula. With respect to Mr. Robinson, in accordance with the contractual agreement relating to his 2017 annual bonus, his full 2017 annual bonus was paid in cash.

Performance-Based Annual Bonuses Earned for 2017

Annual performance-based bonuses earned by NEOs for 2017 consisted of both a company performance component and an individual performance component. A further discussion of each of these components is set forth below.

Company Performance Component of 2017 Annual Bonuses.  Redwood’s Adjusted ROE for 2017 was 11.9%. Accordingly, the company performance component of annual bonuses earned for 2017 was above the target amount, as set forth in the table below.

NEO(1)	Company Performance Component of 2017 Target Annual Bonus ($)	% of Company Performance Component Earned	2017 Company Performance Component of Annual Bonus Earned ($)
Mr. Hughes, Chief Executive Officer	$984,375	234%	$2,303,481	(2)
Mr. Abate, President	$618,750	234%	$1,447,903
Mr. Stone, Executive Vice President and General Counsel	$330,000	234%	$772,215
Mr. Cochrane, Chief Financial Officer	$259,531	234%	$607,315
Mr. Kanouse, Managing Director - Head of Residential	$375,000	234%	$877,517

(1) As noted above, in connection with his hiring in September 2017, Redwood contractually agreed that Mr. Robinson would receive a total 2017 annual bonus of $1 million.
(2) As described above, 28% of Mr. Hughes' annual bonus was delivered in the form of deferred stock units in lieu of cash.

Individual Performance Component of 2017 Annual Bonuses.  For 2017, the individual performance components of annual bonuses were determined after a review of each NEO’s (other than Mr. Robinson's) individual achievements and contributions to the collective achievements of the senior management team. The Committee reviewed the individual performance of each of these NEOs, which included a review of each NEO’s self-assessment and the assessment by Mr. Hughes and Mr. Abate of the other NEOs. Among other factors, the Committee considered each NEO’s contribution to the achievement of the company-wide goals noted below in assessing each NEO’s individual performance for 2017. With respect to each of these goals, the Committee took into account various factors in evaluating the level of attainment of the goal and each NEO’s contribution to achieving the goal, including the principal factors described below and the related level of attainment (presented in italics after each listed goal). In considering these goals and factors, the Committee did not assign specific weightings to each factor and goal, but instead considered them together as part of a comprehensive qualitative review.

Goal:  Generate a strong contribution margin from the residential mortgage banking segment by: increasing loan acquisition volume (with a focus on the “Choice” expanded-prime loan acquisition program); diversifying whole-loan distribution channels and profitably executing residential mortgage-backed securitization transactions; lowering operating expense margins and increasing efficiencies; and maintaining quality of reputation and brand - the Committee evaluated achievement of this goal in the context of various factors, including that during 2017 Redwood: increased overall jumbo residential mortgage loan acquisitions by 20% relative to 2016 and grew the Choice loan acquisition program to account for almost 30% of loan acquisition volume; successfully executed nine securitization transactions, including two expanded-prime Choice securitization transactions (demonstrating market acceptance of this 2016 initiative); continued to execute whole-loan sales and further developed loan distribution options; and generated an above-target contribution margin from its residential mortgage banking segment.

Goal:  Maintain strong performance of Redwood’s investment portfolio by: prudently investing excess capital into new investments while managing financial risks, continuing to optimize Redwood’s investment portfolio by selling lower-yielding investments and redeploying capital into higher-yielding alternatives; and maintaining operating expense discipline - the Committee evaluated achievement of this goal in the context of various factors, including that during 2017 Redwood: successfully deployed $511 million of capital into new investments, including $37 million of debt repurchases and $9 million of share repurchases; sold $281 million of mostly lower yielding securities and the remainder of its conforming mortgage servicing rights portfolio, capturing gains and freeing up capital for redeployment into higher-yielding investments; and continued to make investments in residential mortgage-backed securities (RMBS) and other non-jumbo residential mortgage loan credit risk investments sourced internally, from private sector counterparties, and from government sponsored enterprises (GSEs), including Fannie Mae and Freddie Mac, while maintaining financial risk discipline.

Goal:  Continue to improve efficiency of operational functions by managing to corporate operating expense budget based on the anticipated pace of capital deployment and business activity; continue to enhance and institutionalize enterprise-wide risk management controls and reporting, optimizing technology infrastructure and services to increase efficiency, maintain security, and manage risk; and maintain a disciplined and innovative corporate culture among multiple office locations based on effective human resources management and internal talent development - the Committee evaluated achievement of this goal in the context of various factors, including that during 2017 Redwood: effectively managed headcount and expenses and maintained quarterly operating expenses at levels appropriate to the pace and scale of operations; maintained enterprise-wide risk management practices that adjusted and responded to evolving business, operational, and market conditions, including through the alignment of business objectives and incentives and improved integration of the investment portfolio and mortgage banking teams; and ensured maintenance of strong corporate culture across multiple office locations through the use of corporate intranet and information technology resources, employee training, employee surveys, and forums for employee feedback.

Goal:  Continue to have a voice in the evolving housing finance system and residential mortgage market; sponsor and participate in innovative structures for transferring and investing in residential mortgage-related credit risk; and maintain Redwood's reputation as an important and reliable counterparty and stakeholder in the mortgage finance markets - the Committee evaluated achievement of this goal in the context of various factors, including that during 2017 Redwood: maintained a strong reputation in the residential mortgage banking business among loan originators, mortgage and securitization investors, GSEs, policymakers, and other market participants; regularly engaged with Federal lawmakers and regulators regarding the residential mortgage finance system; and continued, through its investment and securitization activities, to position itself as a leader in expanding the role of private capital in housing finance.
Based on its review, the Committee determined the individual performance component of annual bonuses for each NEO for 2017, as set forth in the table below. In particular:

•
Mr. Hughes. With respect to Mr. Hughes, the Committee’s determination to award 200% of the target amount for this component of his annual bonus was in recognition of, among other things, the strong overall operating performance of Redwood in 2017, the key role he played in successfully interfacing with Federal policymakers and regulators during 2017 regarding matters of importance to Redwood, and his strong contribution to succession planning at Redwood in 2017, a key goal identified for him by the Committee.

•
Mr. Kanouse. With respect to Mr. Kanouse, the Committee’s determination to award 150% of the target amount for this component of his annual bonus was in recognition of, among other things, the strong contribution in 2017 to Redwood’s overall operating results from the residential mortgage banking segment of Redwood’s business managed by Mr. Kanouse, the successful growth of Redwood’s “Choice” loan acquisition program during 2017, and the volume of successful executions of securitization transactions through Redwood’s Sequoia securitization program during 2017.

NEO (1)	Individual Performance Component of 2017 Target Annual Bonus ($)	% of Individual Performance Component Earned	2017 Individual Performance Component of Annual Bonus Earned ($)
Mr. Hughes, Chief Executive Officer	$328,125	200%	$656,250	(2)
Mr. Abate, President	$206,250	100%	$206,250
Mr. Stone, Executive Vice President and General Counsel	$110,000	100%	$110,000
Mr. Cochrane, Chief Financial Officer	$86,511	100%	$86,511
Mr. Kanouse, Managing Director - Head of Residential	$125,000	150%	$187,500

(1) See prior table, under the heading "Company Performance Component of 2017 Annual Bonuses" for information about Mr. Robinson's total 2017 bonus amount, which is not reflected in this table.
(2) As described above, 28% of Mr. Hughes' annual bonus was delivered in the form of deferred stock units in lieu of cash.

2017 Long-Term Equity-Based Incentive Awards

Equity ownership in Redwood provides an important linkage between the interests of stockholders and executives by rewarding long-term stockholder value creation. To meet this objective, officers, directors, key employees, and other persons expected to contribute to Redwood's management, growth, and profitability are eligible to receive long-term equity-based awards. The Committee oversees the issuance of these awards to NEOs. The Committee, in consultation with FW Cook, determines the types and sizes of awards granted based upon a number of factors, including the NEO’s position, responsibilities, total compensation level, individual and company financial performance, competitive factors, and market-based benchmarks.

The Committee’s normal practice is to make long-term equity-based awards to NEOs at the regularly scheduled (pre-established) fourth quarter meeting of the Committee, which for 2017 occurred on December 13, 2017. On December 13, 2017, the Committee made 2017 year-end long-term equity-based awards to NEOs in two forms: DSUs and PSUs, the key terms of which are summarized below.

•
The DSUs granted on December 13, 2017 will vest over four years, with 25% vesting on January 31, 2019, and an additional 6.25% vesting on the last day of each subsequent quarter (beginning with the quarter ending March 31, 2019), with full vesting occurring on December 12, 2021. Shares of Redwood common stock underlying these DSUs will be distributed to the recipients not earlier than December 12, 2021 and not later than December 31, 2021, unless electively deferred under the terms of Redwood’s Executive Deferred Compensation Plan. The number of DSUs granted to each officer was determined as a targeted dollar amount, divided by the closing price of Redwood’s common stock on the grant date.

•
The PSUs granted on December 13, 2017 are performance-based equity awards which provide for vesting of 0% to 200% of the target number of PSUs granted, with the target number of PSUs adjusted to reflect the value of any dividends declared on Redwood common stock during the vesting period (as further described below). Vesting of these PSUs will generally occur at the end of three years (on December 12, 2020) based on a TSR performance during the three-year measurement period and continued employment through December 12, 2020.

◦
The PSUs granted on December 13, 2017 are generally consistent with the terms of the PSUs awarded to NEOs prior to 2016 - i.e., the structure adopted in 2016 for the PSUs, which included four staggered two-year TSR measurement periods over a three-year performance vesting period, was not used again in 2017.

•	Performance-based vesting of the 2017 PSUs is based on total stockholder return (TSR) over the three-year performance measurement period, as follows:

3-Year TSR	Percentage of Performance-Vesting*
≤0%	0%
0 – 25.00%	0 – 100%
25 – 125.00%	100 – 200%
≥125%	200%

* If TSR is between 0% and 25%, or 25% and 125%, then between 0% and 100%, or between 100% and 200%, respectively, of the PSUs will vest determined based on a straight-line, mathematical interpolation between the applicable vesting percentages

Under the terms of the PSUs, (i) “three-year cumulative TSR” is defined as the percentage by which the Per Share Price (defined below) as of the end of the three year performance period, which is December 12, 2020, has increased or decreased relative to the $15.95 Per Share Price as of the December 13, 2017 grant date, adjusted to include the impact that would be realized if all cash dividends paid on a share of Redwood common stock during such three-year period were reinvested in Redwood common stock on the applicable dividend payment dates, and (ii) “Per Share Price” is defined as the average of the closing prices of a share of Redwood common stock on the NYSE during the prior 60 consecutive trading days, adjusted to reflect the reinvestment of any cash dividends paid to all or substantially all holders of the outstanding shares of Common Stock during the calculation period. The TSR performance thresholds for determining whether 0%, 100%, or 200% (or another percentage in between those levels) of the underlying shares of Redwood common stock will vest were determined by the Committee based on its belief that a 25% cumulative TSR over three years represents an attractive return for investors, with the minimum and maximum vesting thresholds also reflecting an appropriate level of vesting for the related level of cumulative TSR over the three-year performance period.
Vested shares of Redwood common stock underlying these PSUs will be distributed to the recipients not later than December 31, 2020, unless electively deferred under the terms of Redwood's Executive Deferred Compensation Plan. Prior to vesting, no dividend equivalent rights are paid in respect of PSUs.

•
At the time of vesting, the value of any dividends paid during the vesting period will be reflected in the PSUs by increasing the target number of PSUs granted by an amount corresponding to the incremental number of shares of Redwood common stock that a stockholder would have acquired during the three-year TSR measurement period had all dividends during that period been reinvested in Redwood common stock on the applicable dividend payment dates.

•
After the vesting of these PSUs in December 2020 (if any vest) and until the delivery of the underlying shares of Redwood common stock, the underlying vested award shares will have attached dividend equivalent rights, resulting in the payment of dividend equivalents each time Redwood pays a common stock dividend.

The terms of the DSUs and PSUs granted on December 13, 2017 are established under a deferred stock unit award agreement or performance stock unit award agreement, as applicable, and Redwood’s 2014 Incentive Plan. These terms include provisions relating to dividend equivalent rights, forfeiture, retirement, mandatory net settlement for income tax withholding purposes, and change-in-control.

NEOs' 2017 Long-Term Equity Awards. The Committee made determinations, after consultation with FW Cook, with respect to each NEO's 2017 long-term equity-based incentive awards as follows:

•
Mr. Hughes. In December 2017, Mr. Hughes announced that he would retire from the CEO position in May 2018. Because of his status as retiring from the CEO position, the Compensation Committee did not grant Mr. Hughes a 2017 year-end long-term equity award, as those awards are generally granted to incentivize performance over a multi-year future period.

•
Mr. Abate. In December 2017, the Committee determined that the aggregate grant date fair value of long-term equity-based incentive awards granted to Mr. Abate would be increased from $1.35 million in 2016 to $1.5 million in 2017 - awarded $750,000 in DSUs and $750,000 in PSUs.

◦	The increase for Mr. Abate was made after a review of the market-based benchmarks for his position and consideration of competitive factors and his role, experience, and performance at Redwood.

•
Mr. Robinson. As further discussed above, in December 2017, the Committee granted Mr. Robinson long-term equity-based incentive awards, with an aggregate grant date fair value of $1.5 million - awarded $750,000 in DSUs and $750,000 in PSUs.

◦
In September 2017, in connection with his hiring, Mr. Robinson was granted a vested DSU hire date award with a grant date fair value of $1 million that is subject to a mandatory one-year holding period. As described above, this grant was negotiated as part of inducing him to join Redwood in September 2017.

•
Mr. Stone. In December 2017, the Committee determined that the aggregate grant date fair value of long-term equity-based incentive awards granted to Mr. Stone would be increased from $800,000 in 2016 to $850,000 in 2017 - awarded $425,000 in DSUs and $425,000 in PSUs.

◦	The increase for Mr. Stone was made after a review of the market-based benchmarks for his position and consideration of competitive factors and his role, experience, and performance at Redwood.

•
Mr. Cochrane. In December 2017, the Committee determined that the aggregate grant date fair value of long-term equity-based incentive awards granted to Mr. Cochrane would be $650,000 in 2017 - awarded $325,000 in DSUs and $325,000 in PSUs.

◦	This award for Mr. Cochrane was made after a review of the market-based benchmarks for his position and consideration of competitive factors and his role, experience, and performance at Redwood.

◦
As noted previously, effective September 1, 2017, Mr. Cochrane was promoted to be Redwood's Chief Financial Officer. At that time, Mr. Cochrane was granted a DSU promotion award with a grant date fair value of $199,990, to reflect his increased role and responsibilities.

•
Mr. Kanouse. In December 2017, the Committee determined that the aggregate grant date fair value of long-term equity-based incentive awards granted to Mr. Kanouse would be $850,000 - awarded $425,000 in DSUs and $425,000 in PSUs.

◦	This award for Mr. Kanouse was made after a review of the market-based benchmarks for his position and consideration of competitive factors and his role, experience, and performance at Redwood.

The number and grant date fair value of DSUs and PSUs comprising the 2017 year-end long-term equity-based awards granted to each NEO in December 2017 are set forth in the table below:

	Deferred Stock Units (“DSUs”)(1)		Performance Stock Units (“PSUs”)(1)
NEO	#	Aggregate Grant Date Fair Value	#	Aggregate Grant Date Fair Value
Mr. Abate, President	49,374	$749,991	67,144	$749,998
Mr. Robinson, Executive Vice President (2)	49,374	$749,991	67,144	$749,998
Mr. Stone, Executive Vice President and General Counsel	27,978	$424,986	38,049	$425,007
Mr. Cochrane, Chief Financial Officer (2)	21,395	$324,990	29,096	$325,002
Mr. Kanouse, Managing Director - Head of Residential	27,978	$424,986	38,049	$425,007

(1)
Grant date fair value determined at the time the grant was made in accordance with FASB Accounting Standards Codification Topic 718. The value of dividend equivalent rights associated with DSUs and the value of any increase in the target number of PSUs to reflect dividends paid during the performance period were taken into account in establishing the grant date fair value of these DSUs and PSUs under FASB Accounting Standards Codification Topic 718 at the time the awards were granted. Therefore, dividend equivalent right payments and any increase in the target number of PSUs to reflect dividends paid during the performance period are not considered part of the compensation or other amounts reported in the summary table of NEO compensation under “Executive Compensation Tables — Summary Compensation,” or reported below under “Executive Compensation Tables — Grants of Plan-Based Awards.”

(2)
As described above, with respect to Mr. Robinson and Mr. Cochrane, in addition to the long-term equity-based awards granted in December 2017 (set forth above), at the time Mr. Robinson was hired as Executive Vice President and the time of Mr. Cochrane's promotion to Chief Financial Officer, the Committee determined, after consultation with FW Cook, to grant DSU awards to Mr. Robinson and Mr. Cochrane, as set forth below. Mr. Robinson's grant was vested, subject to a one-year holding period. Mr. Cochrane's grant was subject to a four-year vesting period.

	DSUs (*)
2017 Hiring/Promotion Awards	#	Aggregate Grant Date Fair Value
Mr. Robinson, Executive Vice President	61,237	$1,000,000
Mr. Cochrane, Chief Financial Officer	11,954	$199,990
(*) Grant date fair value determined at the time the grant was made in accordance with FASB
Accounting Standards Codification Topic 718.

Vesting and Mandatory Holding Periods for 2017 Long-Term Equity-Based Incentive Awards

DSUs Granted in 2017.  The DSUs granted to NEOs in December 2017 have the four-year vesting schedule described above on page 53 within this CD&A under the heading “2017 Long-Term Equity-Based Incentive Awards.” Notwithstanding this vesting schedule, while continuously employed, the NEOs are subject to a mandatory four-year holding period with respect to these DSU awards, with the result that these DSU awards are not scheduled to be distributed to recipients in shares of Redwood common stock until four years following the respective grant dates (i.e., in 2021). As noted above, the vested DSUs granted to Mr. Robinson upon his hiring as Redwood's Executive Vice President are subject to a mandatory one-year holding period.

PSUs Granted in December 2017.  The PSUs granted to NEOs in December 2017 have the three-year vesting schedule described above on pages 53 – 57 within this CD&A under the heading “2017 Long-Term Equity-Based Incentive Awards.” For NEOs receiving these awards if any of these PSUs vest, they are not scheduled to be distributed to recipients in shares of Redwood common stock until December 18, 2020.

Section III - Other Compensation, Plans and Benefits

➢	Deferred Compensation

➢	Employee Stock Purchase Plan

➢	401(k) Plan and Other Matching Contributions

➢	Other Compensation and Benefits

➢	Severance and Change of Control Arrangements

Deferred Compensation
Under Redwood’s Executive Deferred Compensation Plan, NEOs (and other eligible officers of Redwood) may elect to defer up to 100% of their cash compensation as well as dividend equivalent right payments on DSUs and vested PSUs and under certain circumstances, can also elect to re-defer scheduled distributions of cash or stock from the plan. Additionally, delivery of shares of Redwood common stock underlying DSUs and PSUs granted under Redwood’s 2014 Incentive Plan is deferred under the Executive Deferred Compensation Plan. Deferred amounts may be deferred until a date chosen by the participant in the Plan at the time of the initial deferral (subject to certain restrictions) or until retirement, at which time the balance in the participant’s account will be delivered in cash or common stock (as applicable), or will be paid out over a period of up to 15 years, depending upon deferral elections.

Cash amounts deferred under the Executive Deferred Compensation Plan are credited with interest at 120% of the long-term applicable federal rate as published by the IRS, which does not constitute above-market interest under IRS regulations. As an example, for December 2017, 120% of the long-term applicable federal rate was 3.12% per annum. Cash balances deferred under the Executive Deferred Compensation Plan remain available to Redwood for general corporate purposes pending the obligation to deliver the deferred amounts on the deferral date. The ability of participants to elect to receive interest on deferred amounts is one incentive to participate in this Plan, thereby making funds available for use to Redwood at a cost that is generally below its normal cost of capital.

Redwood also matches 50% of cash compensation deferred by participants in the Executive Deferred Compensation Plan, provided that total matching payments and contributions made by Redwood to participants in the Executive Deferred Compensation Plan and Redwood’s 401(k) plan (discussed below) are limited to 6% of base salary. Participants are fully vested in all prior and all new matching payments after three years of employment. Redwood believes the Executive Deferred Compensation Plan provides a vehicle for executive officers and other participants to plan for retirement and tax planning flexibility.

Employee Stock Purchase Plan
Redwood offers all eligible employees (including NEOs) the opportunity to participate in a tax-qualified Employee Stock Purchase Plan (ESPP). Through payroll deductions, employees can purchase shares of Redwood's common stock at a discount from fair market value on a quarterly basis. The purchase price per share is the lower of (a) 85% of the fair market value per share on the first day of each 12-month offering period (January 1st) or (b) 85% of the fair market value per share on the purchase date (the end of each calendar quarter, March 31st, June 30th, September 30th, and December 31st). An employee is eligible to participate in the ESPP at the beginning of the quarter following 90 consecutive days of employment. Employees are allowed to contribute up to 15% of their cash compensation, subject to a limit of $25,000 per offering period, which is equivalent to a calendar year.

401(k) Plan and Other Matching Contributions
Redwood offers a tax-qualified 401(k) plan to all employees (including NEOs) for retirement savings. Under this plan, employees are allowed to defer and invest up to 100% of their cash earnings, subject to the maximum 401(k) contribution amount (which, in 2017, was $18,000 for those under 50 years of age and $24,000 for those 50 years of age or older). Contributions can be invested in a diversified selection of mutual funds.

In order to encourage participation and to provide a retirement planning benefit to employees, Redwood also provides a matching contribution of 50% of employees’ 401(k) plan contributions, provided that matching contributions to the 401(k) plan are limited to the lesser of 4% of an employee’s cash compensation or, in 2017, $9,000. Employees are fully vested in all prior and all new matching contributions after three years of employment.

As noted above, total matching payments made to participants in the Executive Deferred Compensation Plan (including deferred compensation matching plus matches in the 401(k) plan) are limited to 6% of base salary.

Other Compensation and Benefits
Redwood currently provides all employees (including NEOs) with certain other health and welfare benefits consisting of: medical, dental, vision, disability, and life insurance, a disability income continuation program (which can supplement disability insurance payments), an employee assistance program (which is a standard package of assistance benefits such as counseling and legal and financial consultation and referral services), a fitness-related activity reimbursement program, and a flexible spending account program. The provision of these types of benefits is important in attracting and retaining employees. These plans are available to all eligible employees on a substantially similar basis. During 2017, Redwood paid approximately two-thirds of all employees’ monthly premium for medical and dental coverage, and 100% of all employees’ premiums for basic long-term disability and life insurance provided through Redwood plans.

As described above, in connection with hiring Mr. Robinson, Redwood contractually agreed to an annual bonus amount and year-end equity award for him for 2017 (described above), as well as a hire date cash payment of $1 million and a hire date grant of vested DSUs (described above) that are subject to a mandatory one-year holding period. In addition, in connection with his hiring, the contractual agreement provided Mr. Robinson with a separate relocation allowance of $250,000. These contractual agreements with Mr. Robinson were negotiated to induce him to join Redwood in September 2017 and forgo compensation from his former employer that was not received, or was forfeited, when he accepted employment at Redwood. No pay-related commitments were made to Mr. Robinson beyond 2017, with the exception of his base salary and target bonus opportunity, which are set forth in his employment agreement.

Severance and Change of Control Arrangements
Certain of Redwood’s NEOs have entered into employment agreements with Redwood, which provide for severance payments and vesting of equity-related awards in the event Redwood terminates the executive’s employment without “cause” or the executive terminates his employment for “good reason.” These employment agreements also provide for payments and vesting of equity-related awards in the event of the executive’s death or disability.

In the event of a “change of control,” these agreements provide for vesting of equity-related awards only after a “double trigger” - meaning that no awards would vest unless the executive is terminated without “cause” or terminates his employment with “good reason, following such a "change of control".

In addition, if the surviving or acquiring corporation does not assume outstanding equity-related awards or substitute equivalent awards, then the equity-related awards will vest in full. These agreements were entered into in order to attract and retain these executives in the competitive marketplace for executive talent.

With respect to outstanding PSUs granted in December 2016 and December 2017, in the event of a "change of control," the share price paid in connection with the change of control will be used to calculate total stockholder return when determining the vesting of outstanding PSU awards, and total stockholder return performance goals will be annualized to reflect the number of days completed in the performance-measurement period (from the first day of the period through the closing date of the change of control). For PSUs granted in December 2015, the share price paid in connection with the change of control will be used to calculate total shareholder return, with no adjustment made to reflect the shorter performance period due to the change of control

The various levels of post-termination benefits for each of the NEOs were determined by the Committee to be appropriate based on that executive’s duties and responsibilities with Redwood and were the result of arm’s-length negotiations with these individuals. The different levels were also determined to be appropriate and reasonable when generally compared to post-termination benefits provided by Redwood’s peers to executives with similar titles and similar levels of responsibility. The levels of benefit were also intended to take into account the expected length of time and difficulty the executive may experience in trying to secure new employment. The amount of the severance is balanced against Redwood’s need to be responsible to its stockholders and also takes into account the potential impact the severance payments may have on other potential parties to a change in control transaction.

The terms of the executive severance and change of control arrangements that were in place during 2017 are described in more detail below under “Potential Payments upon Termination or Change of Control.”

Redwood does not provide for excise tax gross-ups for change-in-control severance payments.  Redwood does not have any agreements in place with any executive (or any other employee) that provide for an excise tax gross-up, whether under Section 280G of the Internal Revenue Code of 1986, as amended (the Code) or otherwise. The Committee does not intend to offer excise tax gross-up provisions in any future agreements.

Section IV - Compensation-Related Policies and Tax Considerations

➢	Mandatory Executive Stock Ownership Requirements

➢	Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares

➢	Clawback Policy with Respect to Bonus and Incentive Compensation

➢	Tax Considerations

➢	Accounting Standards

Mandatory Executive Stock Ownership Requirements
As described on pages 9 – 10 of this Proxy Statement under the heading “Stock Ownership Requirements — Required Stock Ownership by Executive Officers,” the Committee maintains mandatory stock ownership requirements with respect to Redwood’s executive officers, which the Committee believes foster long-term alignment between executives and stockholders. The Committee conducts a review of the executive stock ownership requirements each year.

Mandatory Executive Stock Ownership Requirements

•
The Chief Executive Officer, the President, and the other executive officers are required to own stock with a value at least equal to (i) six times current salary in the case of the Chief Executive Officer, (ii) three times current salary in the case of the President, and (iii) two times current salary in the case of the other executive officers;

•
Executive officers are allowed three years to attain the required level of ownership and three years to acquire additional incremental shares if promoted to a position with a higher ownership requirement or when a salary increase results in a higher ownership requirement (if not in compliance at the compliance deadlines, the executive officer is required to retain net after-tax shares delivered as compensation or from the Executive Deferred Compensation Plan until compliance is achieved);

•
All shares owned outright are counted, including those held in trust for the executive officer and his or her immediate family, as well as vested DSUs and vested shares held pursuant to other employee plans; and

•	For purposes of determining compliance, the purchase or acquisition price is used as the value of shares held.
As of the date of this Proxy Statement, all of Redwood’s executive officers were in compliance with these requirements either due to ownership of the requisite number of shares or because the time period during which the executive officer is permitted to attain the required level of ownership had not expired.

Prohibition on Use of Margin, Pledging, and Hedging in Respect of Redwood Shares
Under Redwood’s Insider Trading Policy, Redwood’s executive officers, employees and directors may not acquire securities issued by Redwood using borrowed funds, may not use margin in respect of the purchase of securities issued by Redwood, may not use margin accounts to hold Redwood securities, may not pledge or otherwise use as collateral securities issued by Redwood, and may not engage in hedging or other transactions with respect to their ownership of securities issued by Redwood (including short sales or transactions in puts, calls, or other derivative securities). The Committee believes these proscribed activities would be inconsistent with the purposes and intent of Redwood's stock ownership requirements.

Clawback Policy with Respect to Bonus and Incentive Compensation
Redwood continues to maintain a “clawback” policy with respect to bonus, equity, and other incentive payments made to any executive officer whose fraud or misconduct resulted in a financial restatement. Pursuant to this policy, in the event of a significant restatement of Redwood’s financial results due to fraud or misconduct, the Board of Directors of Redwood will review all bonus and incentive compensation payments made on the basis of Redwood having met or exceeded specific performance targets during the period affected by the restatement. If any of the payments would have been lower if determined using the restated results, the Board of Directors will, in its discretion and to the extent permitted by law, seek to recoup from the executive officers whose fraud or misconduct materially contributed to the restatement the excess value or benefit of the prior payments made to those executive officers.

Tax Considerations
In general, Section 162(m) places a $1,000,000 annual limit on a publicly-held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the enactment of the TCJA, this limit did not apply to compensation that satisfied the applicable requirements for the "qualified performance-based compensation" exception to the Section 162(m) deductibility limitation. However, under the TCJA, effective for tax years commencing after December 31, 2017, the performance-based compensation exception, and our ability to rely on this exception, were eliminated (other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the meaning of “covered employee” generally was expanded.

Redwood has elected to be taxed as a REIT under the Code and generally is not subject to federal income taxes, provided it distributes to stockholders at least 90% of taxable income each year. As a result of Redwood’s tax status as a REIT, the loss of a deduction under Section 162(m) of the Code is not expected to significantly affect the amount of federal income tax payable by Redwood.

The Committee considers the anticipated tax treatment to Redwood and to executive officers when reviewing executive compensation levels and Redwood’s compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Committee’s control, also can affect the deductibility of compensation.

While the tax impact of any compensation arrangement is one factor considered by the Committee, that impact is evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee will consider the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. The Committee may determine to provide significant amounts of compensation to executive officers that are not fully tax deductible to Redwood because, for example, the compensation amounts are consistent with its philosophy and are in Redwood’s best interests, and the lack of full deductibility of the compensation amounts is not significant enough to Redwood (including, among other reasons, as a result of its structure as a REIT) to outweigh the compensation benefits to Redwood.

Accounting Standards
ASC Topic 718 requires Redwood to calculate the grant date “fair value” of stock-based awards using a variety of assumptions. ASC Topic 718 also requires Redwood to recognize an expense for the fair value of equity-based compensation awards. Grants of restricted stock, restricted stock units and performance units under equity incentive award plans will be accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to align appropriately the accounting expense of equity awards with Redwood's overall executive compensation philosophy and objectives.

Section V - Conclusion

➢	Certain Compensation Determinations Relating to 2018

➢	Compensation Committee Report
Certain Compensation Determinations Relating to 2018
In accordance with its normal practice, at its meeting in December 2017, the Committee made certain decisions relating to the NEOs’ 2018 base salaries and 2018 targets for performance-based annual bonuses, as further described below. The Committee retains the discretion to make adjustments to these decisions prior to its annual year-end review in December 2018, including in connection with promotions and hiring.
2018 Base Salaries.  In accordance with its above-described policy and practice relating to base salaries (see discussion above on page 45 within this CD&A under the heading “2017 Base Salaries”), the Committee reviewed the base salaries of the current executive officers for 2018. Effective as of January 1, 2018, the following NEOs' base salaries were increased from their 2017 year-end level.

	Base Salary
	2017	2018
Mr. Abate, President	$550,000	$600,000
Mr. Kanouse, Managing Director - Head of Residential	$400,000	$450,000
2018 Targets for Performance-Based Annual Bonuses.  In accordance with its above-described policy and practice relating to target annual bonuses (see discussion above on pages 46 - 49 within this CD&A under the heading “2017 Performance-Based Annual Bonus Compensation”), the Committee established a 2018 target annual bonus for each current executive officer and determined that the 2018 target annual bonuses for current executive officers would continue to be weighted 75% based on company financial performance (as measured by Adjusted ROE) and 25% based on individual performance.
The table below sets forth the 2018 target annual bonuses for each of the current NEOs.

Current NEO	2018 Base Salary	2018 Target Annual Bonus (%)	Change from 2017 Target Annual Bonus Percentage (%)(1)	Company Performance Component of 2018 Target Annual Bonus ($)	Individual Performance Component of 2018 Target Annual Bonus ($)	Total 2018 Target Annual Bonus ($)
Mr. Hughes, Chief Executive Officer (2)	$750,000	175%	—%	$984,375	$328,125	$1,312,500
Mr. Abate, President	$600,000	175%	17%	$787,500	$262,500	$1,050,000
Mr. Robinson, Executive Vice President	$500,000	140%	—%	$525,000	$175,000	$700,000
Mr. Stone, Executive Vice President and General Counsel	$400,000	115%	5%	$345,000	$115,000	$460,000
Mr. Cochrane, Chief Financial Officer	$350,000	110%	—%	$288,750	$96,250	$385,000
Mr. Kanouse, Managing Director - Head of Residential	$450,000	135%	8%	$455,625	$151,875	$607,500

(1) Amounts set forth in the table under “Change from 2017 Target Annual Bonus Percentage (%)” reflect the increase, if any, in the 2018 Target Annual Bonus (%) from the 2017 Target Annual Bonus (%) in effect for each NEO at the end of 2017.
(2) As previously disclosed, in connection with his retirement from the CEO position in 2018, Mr. Hughes' 2018 annual bonus will be pro-rated for the period of 2018 during which he serves as CEO.

2018 Maximum Total Annual Bonuses. The Committee also determined that the maximum sum of the two annual bonus components (i.e., the maximum total annual bonus) for 2018 will be $5 million for each of the CEO and President, and $3 million for each of the other current executive officers.

Form of Payment of 2018 Performance-Based Annual Bonuses. For 2018, the Committee determined that if the performance-based annual bonus earned by an executive officer exceeded two times the target annual bonus designated for that executive officer, the excess portion would not be paid fully in cash, but would instead be paid 50% in cash and 50% in the form of vested DSUs with a mandatory three-year holding period.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and Executive Summary of Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis and Executive Summary of Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:
Georganne C. Proctor, Chair
Richard D. Baum
Karen R. Pallotta
Jeffrey T. Pero

Executive Compensation Tables
Summary Compensation

The following table includes information concerning compensation earned by the NEOs for the years ended December 31, 2017, 2016, and 2015, as applicable. Titles shown in the table are those held by the NEOs on December 31, 2017.

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation (3)	Total
Marty Hughes, Chief Executive Officer	2017	$750,000	—	$823,613	$2,136,116	$45,000	$3,754,729
	2016	$750,000	—	$2,499,999	$2,610,477	$45,000	$5,905,476
	2015	$750,000	—	$2,249,986	$1,303,517	$45,000	$4,348,503

Christopher J. Abate, President	2017	$550,000	—	$1,502,057	$1,652,076	$33,000	$3,737,133
	2016	$512,500	—	$1,649,992	$1,528,994	$28,500	$3,719,986
	2015	$425,000	—	$1,099,986	$546,499	$25,500	$2,096,985

Dashiell I. Robinson, Executive Vice President (4)	2017	$128,846	$1,000,000	$2,499,377	$—	$1,255,250	$4,883,473

Andrew P. Stone, Executive Vice President and General Counsel	2017	$400,000	—	$851,093	$881,107	$24,000	$2,156,200
	2016	$375,000	—	$799,993	$820,436	$22,500	$2,017,929
	2015	$375,000	—	$699,982	$461,239	$22,500	$1,558,721

Collin L. Cochrane, Chief Financial Officer (5) (6)	2017	$314,583	—	$1,250,846	$692,954	$16,500	$2,274,883

Garnet W. Kanouse, Managing Director - Head of Residential (6)	2017	$400,000	—	$1,482,484	$1,032,508	$23,600	$2,938,592

(1)
Represents the grant date fair value of stock units awarded, as determined in accordance with FASB Accounting Standards Codification Topic 718. Information regarding the assumptions used to value our NEOs’ stock units is provided in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K filed February 28, 2018.

For 2017, our NEOs received the following stock unit awards:
-    With the exception of Mr. Hughes, all current NEOs received annual grants of deferred stock units and performance stock units on December 13, 2017. These deferred stock units and performance stock units were granted with the grant date fair values of $15.19, and $11.17 per unit, respectively.

-	Mr. Cochrane received an additional grant of deferred stock units upon his promotion to Chief Financial Officer in September 2017, with a grant date fair value of $16.73 per unit.

-	Mr. Robinson received a hire date grant of deferred stock units when he joined Redwood as Executive Vice President in September 2017, with a grant date fair value of $16.33 per unit.

-
Mr. Cochrane and Mr. Kanouse each also received an annual grant of deferred stock units relating to fiscal year 2016, which was awarded the following fiscal year in early 2017, with a grant date fair value of $16.52 per unit.

-
With the exception of Mr. Robinson, all NEOs also received a vested deferred stock unit award on March 1, 2018 with a grant date fair value of $14.66 per unit. These deferred stock unit awards represented the payment, in lieu of cash, of a portion of the value of each of their 2017 performance-based bonuses.

For additional details regarding these awards and the vesting of performance stock units, see the “Grants of Plan-Based Awards” table.

(2)
These amounts are annual performance-based bonuses paid in cash for each fiscal year indicated with respect to performance during such fiscal year (but paid early in the following fiscal year). See pages 51 - 53 of this Proxy Statement under the heading "Compensation Discussion and Analysis — Performance-Based Annual Bonuses Earned for 2017" for additional details.

(3)
Represents matching contributions to our 401(k) Plan and Executive Deferred Compensation Plan. For Mr. Robinson, it also includes certain compensation paid or granted in connection with his hiring in September 2017 as Executive Vice President of Redwood. Please see footnote (4) below for details.

(4)
Mr. Robinson was hired by Redwood in September 2017 with an annual base salary of $500,000. The actual base salary paid to Mr. Robinson during 2017 was $128,846. Amounts in the "All Other Compensation" column in respect of Mr. Robinson include a hire date cash payment and a relocation allowance. As described herein, these elements of Mr. Robinson's compensation were negotiated to induce him to join Redwood in September 2017 and forgo compensation from his former employer that was not received, or was forfeited, when he accepted employment at Redwood.

(5)
Mr. Cochrane was promoted to Chief Financial Officer in September and his annual base salary was increased to $350,000 at that time. The actual base salary paid to Mr. Cochrane during 2017 was $314,583.

(6)	Compensation data for Mr. Cochrane and Mr. Kanouse for 2016 and 2015 is not provided as they were not executive officers during those years.

Grants of Plan-Based Awards

The following table reflects estimated possible payouts to current NEOs in 2017 under Redwood’s performance-based bonus compensation plan, as well as actual equity-related grants made in 2017 under Redwood’s Incentive Plan. Actual bonus payouts for performance in 2017 are reflected in the “Summary Compensation” table above. As discussed above under “Executive Compensation — Compensation Discussion and Analysis — 2017 Performance-Based Annual Bonus Compensation,” 2017 target annual performance-based bonuses were weighted 75% on Adjusted ROE and 25% on achievement of pre-established individual goals. For 2017, annual bonuses were subject to an overall maximum of $5 million for Mr. Hughes and Mr. Abate and $3 million for each of the other NEOs.

Name	Type of Award (1)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(6)			Estimated Possible Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#) (9)	Grant Date Fair Value of Stock and Option Awards ($) (9)
			Threshold	Target	Maximum	Threshold	Target (7)		Maximum (8)
Marty Hughes	—	—	—	$1,312,500	$3,156,250	—	—		$1,843,750	(8)	—	—
Christopher J. Abate	—	—	—	$825,000	$3,325,000	—	—		$1,675,000	(8)	—	—
	DSU (2)	12/13/2017	—	—	—	—	—		—		49,374	$749,991
	PSU (3)	12/13/2017	—	—	—	—	67,144	(7)	134,288	(9)	—	$749,998
Dashiell I. Robinson	—	—	—	—	—	—	—		—		—	—
	DSU (4)	9/28/2017	—	—	—	—	—		—		61,237	$1,000,000
	DSU (2)	12/13/2017	—	—	—	—	—		—		49,374	$749,991
	PSU (3)	12/13/2017	—	—	—	—	67,144	(7)	134,288	(9)	—	$749,998
Andrew P. Stone	—	—	—	$440,000	$1,940,000	—	—		$1,060,000	(8)	—	—
	DSU (2)	12/13/2017	—	—	—	—	—		—		27,978	$424,986
	PSU (3)	12/13/2017	—	—	—	—	38,049	(7)	76,098	(9)	—	$425,007
Collin L. Cochrane	—	—	—	$346,042	$1,846,041	—	—		$1,153,959	(8)	—	—
	DSU (5)	2/27/2017	—	—	—	—	—		—		24,213	$399,999
	DSU (4)	9/1/2017	—	—	—	—	—		—		11,954	$199,990
	DSU (2)	12/13/2017	—	—	—	—	—		—		21,395	$324,990
	PSU (3)	12/13/2017	—	—	—	—	29,096	(7)	58,192	(9)	—	$325,002
Garnet W. Kanouse	—	—	—	$500,000	$2,000,000	—	—		$1,000,000	(8)	—	—
	DSU (5)	2/27/2017	—	—	—	—	—		—		36,319	$599,990
	DSU (2)	12/13/2017	—	—	—	—	—		—		27,978	$424,986
	PSU (3)	12/13/2017	—	—	—	—	38,049	(7)	76,098	(9)	—	$425,007

(1)	DSU refers to deferred stock units; PSU refers to performance stock units.

(2)
All NEOs who received a 2017 annual long-term incentive grant in December 2017 received one half of that grant in the form of deferred stock units on December 13, 2017 with a grant date fair value of $15.19 per unit, subject to a four-year vesting schedule (fully vesting on December 12, 2021). The grants are deferred under Redwood’s Executive Deferred Compensation Plan, with a distribution date of December 20, 2021, unless distribution is electively further deferred by the recipient under the terms of the Company’s Executive Deferred Compensation Plan.

(3)
All NEOs who received a 2017 annual long-term incentive grant in December 2017 received one half of that grant in the form of a target number of performance stock units on December 13, 2017 with a grant date fair value of $11.17, subject to a three-year performance vesting period ending December 12, 2020. The number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting are contingent upon Redwood’s total stockholder return (TSR) during the performance vesting period according to the following schedule, with prorated vesting for TSR percentages that fall between those set forth below (with the target number of performance stock units granted being adjusted to reflect the value of any dividends paid on Redwood common stock during the vesting period):

Three-Year TSR	Vesting/Crediting of Target Shares
Less than 0%	0%
25%	100%
125% or greater	200%

(4)
Mr. Robinson and Mr. Cochrane each received an additional grant of deferred stock units upon their respective appointments as Redwood's Executive Vice President and Chief Financial Officer with grant date fair values of $16.33 and $16.73 per unit, respectively.

(5)
Mr. Cochrane and Mr. Kanouse also received an annual grant of deferred stock units relating to fiscal year 2016, which was awarded the following fiscal year in early 2017, with a grant date fair value of $16.52 per unit.

(6)
The amounts reported in the "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" column reflect the target, threshold and maximum short-term incentive cash award opportunity for each of the NEOs under the Company’s performance-based annual bonus program which could be earned based upon the Company’s Adjusted ROE and pre-established individual performance goals for 2017. See “Compensation Discussion and Analysis — 2017 Performance-Based Annual Bonus Compensation” beginning on page 46 for a more complete description of the Company’s performance-based annual bonus program. Actual amounts awarded to our NEOs for fiscal year 2017 are reflected in the “Summary Compensation” table on pages 65 - 66.

(7)	Represents the target number of shares to be awarded upon the contingent vesting of performance stock units as discussed above in Note 3.

(8)
Represents the dollar-denominated value of the portion of 2017 performance-based annual bonuses that would have been paid in vested deferred stock units assuming a maximum performance-based annual bonus ($5 million for each of Mr. Hughes and Mr. Abate and $3 million for each of the other NEOs). The number of deferred stock units ultimately paid was calculated using a common stock price of $14.66 per share (the closing price of Redwood’s common stock on the NYSE on March 1, 2018, the date of issuance).

(9)
For performance stock units, represents the maximum number of shares that could contingently vest, as discussed above in Note 4, subject to adjustment of the target number of performance stock units granted to reflect the value of any dividends paid on Redwood common stock during the vesting period.

(10)
These awards were approved by the Compensation Committee of the Board of Directors and granted pursuant to Redwood’s Incentive Plan. The value of these awards is determined in accordance with FASB Accounting Standards Codification Topic 718 based on the closing price of Redwood’s common stock on the grant date. Information regarding the assumptions used to value our NEOs’ stock units is provided in Note 16 to our consolidated financial statements included in Redwood's Annual Report on Form 10-K filed February 28, 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards for each NEO as of December 31, 2017.

	Stock Awards
NEO	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, That Have Not Vested ($)(4)
Marty Hughes	154,001	$2,282,295	243,559	$3,609,544
Christopher J. Abate	139,387	$2,065,712	192,730	$2,856,259
Dashiell I. Robinson	49,374	$731,723	68,396	$1,013,624
Andrew P. Stone	74,781	$1,108,248	115,446	$1,710,914
Collin L. Cochrane	80,923	$1,199,283	29,638	$439,241
Garnet W. Kanouse	102,027	$1,512,034	38,758	$574,398

(1)
Represents unvested deferred stock units as of December 31, 2017. The table below shows the vesting schedule for unvested deferred stock units as of December 31, 2017. Deferred stock units are time-vested and generally vest 25% after the first year, and 6.25% every quarter thereafter. Deferred stock unit awards relating to the schedule below were granted from December 2013 through December 2017.

Total DSUs Scheduled to Vest On:	Marty Hughes	Christopher J. Abate	Dashiell I. Robinson	Andrew P. Stone	Collin L. Cochrane	Garnet W. Kanouse
1/1/2018	10,118	5,506		2,781	1,682	2,628
1/31/2018	20,452	11,044		6,545
3/1/2018					1,308	2,289
4/1/2018	15,232	8,266		4,418	7,736	11,709
6/1/2018					1,308	2,290
7/1/2018	15,231	8,266		4,417	3,196	4,898
9/1/2018					1,308	2,289
10/1/2018	15,231	8,266		4,417	6,185	4,899
12/1/2018					1,309	2,289
12/19/2018	4,718	1,573		1,101
1/1/2019	10,513	6,693		3,316	3,944	4,898
1/31/2019		12,344	12,344	6,995	5,349	27,978
2/28/2019					1,308	2,289
4/1/2019	10,514	9,779	3,086	5,065	5,280	4,898
7/1/2019	10,514	9,779	3,086	5,065	5,280	4,898
10/1/2019	10,513	9,779	3,086	5,065	5,279	4,899
12/15/2019	5,400	2,640		1,680
1/1/2020	5,113	7,139	3,086	3,385	5,279	4,898
2/28/2020					1,682	2,628
4/1/2020	5,113	7,139	3,086	3,385	3,597	2,270
6/7/2020		1,292
7/1/2020	5,113	5,847	3,086	3,385	3,597	2,270
08/31/2020
10/1/2020	5,113	5,847	3,086	3,385	3,597	2,270
12/13/2020	5,113	2,761		1,636
1/1/2021		3,086	3,086	1,748	3,597	2,270
2/26/2021					1,513	2,270
4/1/2021		3,086	3,086	1,748	2,084
7/1/2021		3,086	3,086	1,748	2,084
8/31/2021					747
10/1/2021		3,085	3,085	1,748	1,337
12/12/2021		3,085	3,085	1,748	1,337

TOTAL	154,001	139,387	49,374	74,781	80,923	102,027

(2)	Assumes a common stock value of $14.82 per share (the closing price of Redwood’s common stock on the NYSE on December 29, 2017).

(3)
Represents target amount of unearned performance stock units as of December 31, 2017. Performance stock units are performance-based equity awards under which the number of underlying shares of Redwood common stock that vest and that the award recipient becomes entitled to receive at the time of vesting will generally range from 0% to 200% based on total shareholder return over the three-year performance period. Performance stock units are granted annually and vest, if at all, at the end of the three-year performance period. The table below shows the vesting schedule for unearned performance stock units as of December 31, 2017. The number of PSUs shown below is dependent on the interim performance of the respective PSU grants as of December 31, 2017. Grant(s) performing at below-target on December 31, 2017 are reflected as target number of shares, and grant(s) performing above-target on December 31, 2017 are reflected as the maximum number of shares that can be earned. The performance stock unit awards relating to the schedule below were granted from December 2015 through December 2017.

Total PSUs Scheduled to Vest On:	PSUs Shown	Marty Hughes	Christopher J. Abate	Dashiell I. Robinson	Andrew P. Stone	Collin L. Cochrane	Garnet W. Kanouse
12/15/2018	Maximum	237,842	116,278	—	73,994	—	—
12/13/2019	Target	94,410	50,980	—	30,211	—	—
12/12/2020	Target	—	67,144	67,144	38,049	29,096	38,049
Total		332,252	234,402	67,144	142,254	29,096	38,049

Please refer to “Grants of Plan-Based Awards” table above for additional detail on the vesting of PSUs.

(4)	Represents the target number of award shares multiplied by a value per share of $14.82 (the closing price of Redwood common stock on the NYSE on December 29, 2017).

Options Exercised and Stock Vested

The following table sets forth the value of accumulated deferred stock unit awards and performance stock unit awards that vested during 2017 for each NEO. No performance stock units vested in 2017.

	Stock Awards
NEO	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Marty Hughes	77,385	$1,244,762
Christopher J. Abate	36,620	$594,903
Dashiell I. Robinson	61,237	$1,000,000
Andrew P. Stone	21,135	$339,681
Collin L. Cochrane	18,883	$310,399
Garnet W. Kanouse	27,412	$451,913

(1) The value realized on vesting is calculated by multiplying the number of shares vesting by the fair market value of Redwood’s stock on the respective vesting date.

Non-Qualified Deferred Compensation

Our Executive Deferred Compensation Plan permits eligible employees to voluntarily defer receipt of a portion or all of their salary, bonus, and/or dividend equivalent right payments on a tax deferred basis for distribution from the plan to the employee at a later date, and requires all deferred stock units awarded to be deferred into the plan for distribution from the plan to the employee at a later date. Distributions of deferred stock units and voluntary cash amounts deferred under the Executive Deferred Compensation Plan are distributed according to the date provided in the Deferral Election Form, in accordance with the terms and conditions of the Executive Deferred Compensation Plan. The earliest permissible distribution date for deferred stock units is generally four years after the grant date, when they have vested in full. The earliest distribution date of voluntary cash amounts deferred is the May 1 that occurs sixteen months after the end of the plan year which the deferral occurred. Each of our NEOs is a participant in our Executive Deferred Compensation Plan. Each of our NEOs voluntarily deferred a portion of his cash earnings during fiscal year 2017.

Interest accrual in respect of cash amounts deferred in our Executive Deferred Compensation Plan is described above under “Executive Compensation — Compensation Discussion and Analysis — Deferred Compensation.” Our NEOs are also entitled to a Redwood matching contribution on all or a portion of their executive deferred compensation cash deferrals subject to vesting requirements and a matching contribution limit, as described above under “Executive Compensation — Compensation Discussion and Analysis —  Deferred Compensation.” As of December 31, 2017, all of our NEOs were fully vested in matching payments made under our Executive Deferred Compensation Plan and 401(k) Plan.

The following table sets forth information with respect to our NEOs’ cash contributions, vested deferred stock unit contributions, cash and deferred stock unit withdrawals, earnings, and aggregate balances in our Executive Deferred Compensation Plan for the fiscal year ended December 31, 2017.

NEO	Executive Contributions in 2017	Redwood Matching Contributions in 2017	Aggregate Earnings in 2017(1)	Aggregate Withdrawals/ Distributions in 2017	Aggregate Balance at 12/31/2017(2)
Marty Hughes(3)	$1,316,762	$36,000	$6,144	$(1,590,347)	$1,369,300
Christopher J. Abate(4)	$642,903	$24,000	$4,317	$(743,910)	$678,301
Dashiell I. Robinson(5)	$1,010,500	$5,250	$32	$—	$923,314
Andrew P. Stone(6)	$369,681	$15,000	$2,367	$(419,723)	$401,207
Collin L. Cochrane(7)	$325,399	$7,500	$1,827	$(282,979)	$336,711
Garnet W. Kanouse(8)	$481,913	$15,000	$1,578	$(140,237)	$474,494

(1)
Represents market rate interest earned on cash balances in our Executive Deferred Compensation Plan. “Market rate interest” is defined as 120% of long-term applicable federal rate compounded monthly, as published by the IRS.

(2)
The balance indicated reflects the value of vested deferred stock units in the plan assuming the price of $14.82 per share (the closing price of Redwood common stock on the NYSE on December 29, 2017) and the cash balance in Redwood’s Deferred Compensation Plan, all of which has been previously reported as compensation in prior years.

(3)
Mr. Hughes’ contribution included $72,000 in voluntary cash deferrals from his 2017 compensation (reported as compensation in the “Summary Compensation” table above) and $1,244,762 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Hughes received a distribution of 95,452 shares of common stock underlying deferred stock units which were previously awarded in 2013 and 2014.

(4)
Mr. Abate's contribution included $48,000 in voluntary cash deferrals from his 2017 compensation (reported as compensation in the “Summary Compensation” table above) and $594,903 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Abate received a distribution of 42,820 shares of common stock underlying deferred stock units which were previously awarded in 2012, 2013, and 2014.

(5)
Mr. Robinson’s contribution included $10,500 in voluntary cash deferrals from his 2017 compensation (reported as compensation in the “Summary Compensation” table above) and $1,000,000 as a result of vested deferred stock units awarded to him when he joined Redwood.

(6)
Mr. Stone’s contribution included $30,000 in voluntary cash deferrals from his 2017 compensation (reported as compensation in the “Summary Compensation” table above) and $339,681 as a result of vesting of previously awarded deferred stock units (reported as compensation in previous years). Mr. Stone received a distribution of 24,242 shares of common stock underlying deferred stock units which were previously awarded in 2013 and 2014.

(7)
Mr. Cochrane’s contribution included $15,000 in voluntary cash deferrals from his 2017 compensation (reported as compensation in the “Summary Compensation” table above) and $310,399 as a result of vesting of previously awarded deferred stock units. Mr. Cochrane received a distribution of 16,529 shares of common stock underlying deferred stock units which were previously awarded in 2013.

(8)
Mr. Kanouse’s contribution included $30,000 in voluntary cash deferrals from his 2017 compensation (reported as compensation in the “Summary Compensation” table above) and $451,913 as a result of vesting of previously awarded deferred stock units. Mr. Kanouse received a distribution of 7,953 shares of common stock underlying deferred stock units which were previously awarded in 2013.

Potential Payments upon Termination or Change of Control

Among our Named Executive Officers, each of Mr. Hughes, Mr. Abate, Mr. Robinson and Mr. Stone, had an employment agreement in place with Redwood during 2017 that currently remains in place and provides for severance payments, vesting of equity-related awards, and other benefits in the event the executive is terminated without “cause” or resigns with “good reason,” which are each defined in the applicable agreement. The employment agreements provide for one-year terms ending on December 31 of each year and are subject to automatic one-year renewals if not terminated by either party. Mr. Cochrane and Mr. Kanouse do not currently have an employment agreement with Redwood.

The employment agreements with each of Mr. Hughes, Mr. Abate, Mr. Robinson and Mr. Stone provide for the executive to receive severance payments in the event Redwood terminates the executive’s employment without “cause” or the executive resigns for “good reason” (each as defined below). The severance payments would be in addition to payment of the executive’s base salary through the date of termination of the executive’s employment. If terminated without “cause” or if the executive had terminated for “good reason,” the aggregate amount of these severance payments will be equal to 250% of such executive’s base salary plus 150% of his base salary prorated to the date of termination in the case of Mr. Hughes, and 200% of such executive’s base salary plus 100% of his base salary prorated to the date of termination in the case of Mr. Abate, Mr. Robinson and Mr. Stone.

In addition, upon either such type of termination, all outstanding equity-related awards with time-based vesting will vest in full, and outstanding equity-related awards with performance-based vesting will remain outstanding and continue to be eligible to vest based on the relevant performance goals granted to these four executives. Additionally, for the one-year period following termination of employment, these four executives would be entitled to receive all life insurance, disability insurance, and medical coverage fringe benefits as if the executive had not been terminated.

The employment agreements with these four executives also provide that 75% of severance amounts due will be paid in a lump sum six months following termination and the remaining 25% will be paid in equal monthly installments over the succeeding six months.

The employment agreements with these four executives do not permit for the provision of excise tax gross-ups with respect to excise taxes that may be imposed on change-in-control severance payments. The agreements provide that in the event that any payments or benefits under these employment agreements constitute an “excess parachute payment” for purposes of Section 280G of the Code, the amounts otherwise payable and benefits otherwise due under these employment agreements will either (i) be delivered in full or (ii) be reduced or limited to the minimum extent necessary to ensure that no payments under these employment agreements will be subject to the excise tax imposed under Section 4999 of the Code, whichever of the foregoing amounts, taking into account applicable federal, state and local income and employment taxes and the excise tax imposed under Section 4999 of the Code, results in the largest benefit to the executive on an after-tax basis, notwithstanding that all or some portion of such payments and/or benefits may be subject to the excise tax imposed under Section 4999 of the Code.

All severance benefits under each agreement with these four executives are contingent on the executive agreeing to execute an agreement releasing all claims against Redwood and the executives are subject to non-solicitation restrictions for a year following a termination for which severance is paid.

“Cause” for Mr. Hughes, Mr. Abate, Mr. Robinson and Mr. Stone is defined as (i) the executive’s material failure to substantially perform the reasonable and lawful duties of his position for Redwood, which failure shall continue for 30 days after notice thereof; (ii) acts or omissions constituting gross negligence, recklessness, or willful misconduct in the performance of the executive’s duties, fiduciary obligations or otherwise relating to the business of Redwood; (iii) the habitual or repeated neglect of the executive’s duties; (iv) the executive’s conviction of a felony; (v) theft or embezzlement, or attempted theft or embezzlement, of money, tangible, or intangible assets or property of Redwood or its employees; (vi) any act of moral turpitude by the executive injurious to the interest, property, operations, business, or reputation of Redwood; or (vii) unauthorized use or disclosure of trade secrets or confidential or proprietary information pertaining to Redwood’s business.

“Good reason” for Mr. Hughes, Mr. Abate, Mr. Robinson and Mr. Stone is defined as the occurrence, without the executive’s written consent, of (i) a significant reduction in the executive’s responsibilities/duties or title; (ii) a reduction in the executive’s base salary or a material reduction by Redwood in the value of the executive’s total compensation package if such a reduction is not made in proportion to an across-the-board reduction of all senior executives of Redwood and a change of control has not occurred, or, in the case of Mr. Robinson, prior to September 27, 2020 (third anniversary of his hire date), a reduction in base salary below $500,000 per annum or a reduction of target bonus below 140% of base salary; (iii) the relocation of the executive’s principal office to a location more than 25 miles from its location as of the effective date of the agreement; (iv) a failure at any time to renew the employment agreement; (v) the complete liquidation of Redwood; or (vi) in the event of a merger, consolidation, transfer, or closing of a sale of all or substantially all the assets of Redwood, the failure of the successor company to affirmatively adopt the employment agreement.

In the event of a “change of control” (as defined below) in which the surviving or acquiring corporation does not assume outstanding equity-related awards or substitute equivalent awards, these four executives’ outstanding equity-related awards will immediately vest and become exercisable.

In the event of a “change of control” in which outstanding equity-related awards are assumed or substituted, then acceleration only would occur upon a qualifying employment termination as specified in the grant agreement for such award or the executives' employment agreements. The number of any outstanding performance-based equity awards eligible to vest will be determined by reference to the applicable performance goals for each such award, pro-rated on an annualized basis to reflect the shortened performance period.

In addition, in the event of termination due to the executive’s death or disability, the employment agreements with these four executives provide for (i) the payment to the executive or his estate of (a) the executive’s base salary to the date of termination, and (b) the executive’s target annual bonus for the year, prorated to the date of termination and (ii) vesting in full of all of the executive’s outstanding stock options and other equity-related awards, unless otherwise provided in the grant agreement for an equity-related award.

“Change of control” is defined as the occurrence of any of the following:

(1)
any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires ownership of stock of Redwood that, together with other stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of all stock of Redwood; or

(2)
any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Redwood possessing 30 percent or more of the total voting power of the stock of Redwood; or

(3)
during any 12-month period, a majority of the members of Redwood’s Board of Directors is replaced by directors whose appointment or election is not endorsed by a majority of the members of Redwood’s Board of Directors prior to such appointment or election; or

(4)
any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Redwood that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Redwood immediately before such acquisition or acquisition; provided, that no change of control shall be deemed to occur when the assets are transferred to (x) a stockholder of Redwood in exchange for or with respect to its stock, (y) a person, or more than one person acting as a group (within the meaning of Section 409A of the Code), that owns, directly or indirectly, 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, or (z) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person that owns directly or indirectly 50 percent or more of the total value or voting power of all of the outstanding stock of Redwood, in each case with such persons status determined immediately after the transfer of assets.

Termination (No Change of Control)

If any of Mr. Hughes, Mr. Abate, Mr. Robinson and Mr. Stone had been terminated as of December 31, 2017 either for “good reason” or without “cause,” the approximate value of the severance benefits payable to the executive would have been as follows, as calculated in accordance with the terms of the respective employment agreements in place on December 31, 2017. Any executive officer not contractually entitled to severance benefits on December 31, 2017 is not listed in the table below.

Name	Cash Severance Payment	Accelerated Vesting of Deferred Stock Units(1)	Benefits(2)	Total Value Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason” (3)
Marty Hughes	$3,000,000	$2,282,295	$92,223	$5,374,518
Christopher J. Abate	$1,650,000	$2,065,712	$97,796	$3,813,508
Dashiell I. Robinson	$1,500,000	$731,723	$93,836	$2,325,559
Andrew P. Stone	$1,200,000	$1,108,248	$85,783	$2,394,031

(1)
The value of acceleration of deferred stock units assumes a common stock price of $14.82 per share (the closing price of Redwood’s common stock on the NYSE on December 29, 2017). Although unvested performance stock units are not forfeited following a termination without “Cause” or for "Good Reason," no value for unvested performance stock units was included due to the fact that under the applicable award agreements upon a termination without “Cause” the target number of unvested performance stock units would be prorated to reflect the portion of the performance period during which the executive was employed prior to termination, but such prorated target number of performance stock units would vest, if at all, only at the end of the performance period and only to the extent the performance vesting threshold is met at the end of the performance period. If employment is terminated by the executive officer for "Good Reason", all performance stock units shall remain outstanding and shall continue to be eligible to vest and become payable based on the number of target shares and the performance goals set forth in the applicable award agreement.

(2)
Each of Mr. Hughes, Mr. Abate, Mr. Robinson and Mr. Stone are entitled to a continuation of health insurance, life insurance, and long-term disability insurance for a year following a termination without "Cause" or for "Good Reason".

Termination (Change of Control)

If a “change of control” occurred on December 31, 2017 and any of Mr. Hughes, Mr. Abate, Mr. Robinson, or Mr. Stone had been terminated as of December 31, 2017 either for “good reason” or without “cause,” the approximate value of the severance benefits payable to the executive would have been as follows, as calculated in accordance with the terms of the respective employment agreements in place on December 31, 2017. Any executive officer not contractually entitled to severance benefits on December 31, 2017 is not listed in the table below.

Name	Cash Severance Payment	Accelerated Vesting of Deferred Stock Units(1)	Accelerated Vesting of Performance Stock Units(1)(2)	Benefits(3)	Total Value Involuntary Termination Without “Cause” or Voluntary Termination for “Good Reason” (4)
Marty Hughes	$3,000,000	$2,282,295	$2,736,956	$92,223	$8,111,474
Christopher J. Abate	$1,650,000	$2,065,712	$1,306,731	$97,796	$5,120,239
Dashiell I. Robinson	$1,500,000	$731,723	-	$93,386	$2,325,109
Andrew P. Stone	$1,200,000	$1,108,248	$821,778	$85,783	$3,215,809

(1)
The value of acceleration of deferred stock units and performance stock units assumes a "change in control" price of $14.82 per share (the closing price of Redwood’s common stock on the NYSE on December 29, 2017).

(2)
The number of performance-based equity awards eligible to vest is determined by reference to the performance vesting threshold for each such award. Further details regarding the terms of the 2017 PSUs are provided on pages 59 - 60 of this Proxy Statement under the heading "Executive Compensation - Severance and Change of Control Arrangements."

(3)
Each of Mr. Hughes, Mr. Abate, Mr. Robinson and Mr. Stone are entitled to a continuation of health insurance, life insurance, and long-term disability insurance for a year following a termination without "Cause" or for "Good Reason".

(4)
For Mr. Abate and Mr. Robinson, the full amount to be delivered would be reduced to the minimum extent necessary to ensure that no payments under his employment agreement would be subject to the excise tax imposed under Section 4999 of the Code. For Mr. Hughes and Mr. Stone, the total value reflected is equivalent to the full amount to be delivered as it was less than the safe harbor calculation for purposes of Section 280G of the Code.

Compensation Risks

As noted above, the Compensation Committee reviews risks that may arise from Redwood’s compensation policies and practices. In particular, during the fourth quarter of 2017, management, in consultation with FW Cook and the Compensation Committee, prepared a framework for performing a compensation risk assessment, which framework provided for assessment of risks relating to, among other things, components of compensation, performance metrics, performance-based compensation leverage, the timing of compensation delivery, equity-based incentive compensation, stock ownership requirements, stock trading policies, methods for assessing performance, and performance culture. Subsequently, management utilized the framework to prepare a compensation risk assessment for review and consideration by the Compensation Committee and the Audit Committee. Following the review and discussion of this assessment by those Committees, as well as other reviews and discussions relating to risks that may arise from Redwood’s compensation policies and practices, the Compensation Committee determined, after consultation with FW Cook, that it does not currently believe that Redwood’s compensation policies and practices are reasonably likely to have a material adverse effect on Redwood.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of the SEC's Regulation S-K, the following information is being provided regarding the ratio of the annual total compensation of Redwood's median compensated employee to the annual total compensation of Marty Hughes, Redwood's CEO during 2017.

For 2017, Redwood's most recently completed fiscal year:

•	Median Total Compensation - 2017. The annual total compensation of the employee who represents Redwood's median compensated employee (other than our CEO) was $141,865; and

•	CEO's Total Compensation - 2017. The annual total compensation of Redwood's CEO, as reported in the Summary Compensation Table included above in this proxy statement, was $3,754,729.

Based on this information, for 2017, the estimated ratio of (x) the annual total compensation of Redwood's CEO, to (y) the annual total compensation of Redwood's median compensated employee, was 26 to 1. The pay ratio specified above is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.

Determining the Median Compensated Employee

•	Employee Population
Redwood determined that, as of December 31, 2017, its employee population consisted of approximately 120 individuals. Redwood's employee workforce consists of full-time employees.

•	Methodology for Determining Redwood's Median Compensated Employee
To identify the median compensated employee from Redwood's employee population, a review of the annual total compensation of each of Redwood's employees was conducted. For purposes of measuring the annual total compensation of each employee, Redwood selected base salary, overtime pay and bonus as the most appropriate measure of compensation, which was consistently applied to all of Redwood's employees. In identifying the median compensated employee, the compensation of all permanent employees who were new-hires in 2017 was annualized.

•	Compensation Measure and Annual Total Compensation of Median Compensated Employee
With respect to the annual total compensation of the median compensated employee, Redwood calculated the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $141,865.

•	Annual Total Compensation of CEO
With respect to the annual total compensation of Redwood's CEO, Redwood used the amount reported in the “Total” column of Redwood's 2017 Summary Compensation Table included in this Proxy Statement.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2017, with respect to compensation plans under which equity securities of the registrant are authorized for issuance.

Plan Category	Plan Name	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (b))
Equity compensation plan approved by security holders	2014 Incentive Award Plan	2,582,761	(1)(2)	—	(3)	1,356,438
Equity compensation plan approved by security holders	2002 Employee Stock Purchase Plan	—		—		88,994
Total		2,582,761		—		1,445,432

(1)
As of December 31, 2017, 2,582,761 shares of common stock may be issued pursuant to (i) 1,878,491 outstanding deferred stock units (DSUs) and (ii) 704,270 outstanding performance stock units (PSUs) based on target number of shares awarded. Does not include 257,507 shares of restricted stock where the restrictions have not yet lapsed, but which shares are issued and outstanding. For additional information regarding each category of equity awards, please refer to Note 2 below.

(2)
As of December 31, 2017, 1,878,491 outstanding DSUs consisted of 889,835 units which were vested and 988,656 units which were unvested. As of December 31, 2017, there were no outstanding stock options. As of December 31, 2017, all 704,270 PSUs were unearned and outstanding (based on the target number of shares to be awarded upon the contingent vesting of PSUs). PSUs are performance-based equity awards under which the number of shares of common stock that may be issued at the time of vesting will generally range from 0% to 200% of the number of PSUs granted based on the level of satisfaction of the applicable performance-based vesting condition over the vesting period, with the number of PSUs granted being adjusted to reflect the value of any dividends paid on shares of common stock during the vesting period.

(3)	As of December 31, 2017, there were no outstanding stock options and under our 2014 Incentive Award Plan no exercise price is applicable to DSUs or PSUs.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership of, and transactions in, our common stock with the SEC within certain time periods following events giving rise to such filing requirements. Their initial report must be filed using the SEC’s Form 3 and subsequent stock purchases, sales, option exercises and other changes must be reported on the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on the SEC’s Form 5. Based solely on a review of the copies of such reports, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and stockholders were complied with during 2017.

Absence of Compensation Committee Interlocks and No Insider Participation on Compensation Committee

Our Compensation Committee currently consists of Ms. Proctor (the Chair), Mr. Baum, Ms. Pallotta, and Mr. Pero. No member of our Compensation Committee has served as an officer or employee of Redwood at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

Certain Relationships and Related Transactions

Our Board of Directors monitors and reviews issues involving potential conflicts of interest and related party transactions. In this regard, the Board of Directors applies Redwood’s Code of Ethics, which provides that directors, officers, and all other employees are prohibited from taking actions, having interests, or having relationships that would cause a conflict of interest, and our directors, officers, and all other employees are expected to refrain from taking actions, having interests, or having relationships that would even appear to cause a conflict of interest. Except as described below, there were no relationships or related party transactions between Redwood and any affiliated parties that are required to be reported in this Proxy Statement.

Relationship with Latham & Watkins LLP.  Mr. Pero is a retired partner of Latham & Watkins LLP and has been a director of Redwood since November 2009. Latham & Watkins LLP provides legal services to Redwood. Mr. Pero’s retirement payments from Latham & Watkins LLP are adjusted to exclude any proportionate benefit received from the fees paid by Redwood to Latham & Watkins LLP.

AUDIT COMMITTEE MATTERS
Audit Committee Report

The Audit Committee of the Board of Directors reports to and acts on behalf of the Board of Directors in providing oversight of the financial and risk management, independent registered public accounting firm, and financial reporting procedures of Redwood. Redwood’s management is responsible for internal controls and for preparing Redwood’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of Redwood’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board (PCAOB) standards and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by Redwood’s management and the independent registered public accounting firm, including responsibility for the appointment, compensation and oversight of the independent registered public accounting firm.

In this context the Audit Committee met and held discussions during 2017 and 2018 with management and the independent registered public accounting firm (including private sessions with the independent registered public accounting firm and Redwood’s head of internal audit). During these meetings, the Audit Committee, among other things, reviewed and discussed with both management and the independent registered public accounting firm the quarterly and audited year-end financial statements and reports prior to their issuance. These meetings also included an overview of the preparation and review of these financial statements and a discussion of any significant accounting issues. Management and the independent registered public accounting firm advised the Audit Committee that these financial statements were prepared under generally accepted accounting principles in all material respects. The Audit Committee also discussed the quality, not just the acceptability, of the accounting principles used in preparing the financial statements, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB Auditing Standard No. 1301 "Communications with Audit Committees."

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding the firm’s independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent registered public accounting firm provided certain other services in 2017. These disclosures and other matters relating to the firm’s independence, including any provision of non-audit services and the fees billed for professional services by the independent registered public accounting firm, were reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

The independent registered public accounting firm discussed the scope of its audit with the Audit Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of Redwood’s internal controls, policies, and systems, and the overall quality of Redwood’s financial reporting.

The Audit Committee also considered the reappointment of the independent registered public accounting firm, including based on an assessment of the service provided by the independent registered public accounting firm and the effectiveness of the external audit process. The Audit Committee considered, among other factors, the independence and integrity of the independent registered public accounting firm and its controls and procedures; the performance and qualifications of the independent registered public accounting firm, including expertise related to Redwood's business and operations; the quality and effectiveness of the independent registered public accounting firm's personnel and communications; and the appropriateness of fees for professional services.

Based on its review of the financial statements, and in reliance on its review and discussions with management and the independent registered public accounting firm, the results of internal and external audit examinations, evaluations by the independent registered public accounting firm of Redwood’s internal controls, and the quality of Redwood’s financial reporting, the Audit Committee recommended to the Board of Directors that Redwood’s audited financial statements be included in Redwood’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Audit Committee:
  Greg H. Kubicek, Chair
  Mariann Byerwalter
  Debora D. Horvath
  Karen R. Pallotta
  Georganne C. Proctor

Fees to Independent Registered Public Accounting Firm for 2017 and 2016

Grant Thornton LLP audited Redwood’s financial statements and otherwise acted as Redwood’s independent registered public accounting firm with respect to the fiscal years ended December 31, 2017 and 2016. The following is a summary of the fees billed to Redwood by Grant Thornton LLP for professional services rendered for 2017 and 2016:

	Fiscal Year 2017	Fiscal Year 2016
Audit Fees	$1,466,970	$1,728,742
Audit-Related Fees	85,600	28,623
Total Fees	$1,552,570	$1,757,365

Audit Fees were for the audits of our annual consolidated financial statements included in our Annual Report on Form 10-K, review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, audits of our internal controls over financial reporting as required by Sarbanes Oxley, audits of annual financial statements of certain of our subsidiaries, as well as other services in connection with statutory and regulatory filings or engagements.

Audit-Related Fees reflect fees incurred for assurance and related services that are related to the performance of the audit or review of our financial statements, primarily including comfort letters and consents issued in association with securities offerings or filings.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

It is the Audit Committee’s policy to review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the Independent Registered Accounting Firm, subject to de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

ITEM 2 — RATIFICATION OF APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Grant Thornton LLP as the independent registered public accounting firm to audit the books of Redwood and its subsidiaries for the year ending December 31, 2018, to report on the consolidated financial statements of Redwood and its subsidiaries, and to perform such other appropriate accounting services as may be required by our Board of Directors. The Board of Directors recommends that the stockholders vote in favor of ratifying the appointment of Grant Thornton LLP for the purposes set forth above. If the stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will consider a change in auditors for the next year. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of Redwood.

Grant Thornton LLP has advised the Audit Committee that they are independent accountants with respect to Redwood, within the meaning of standards established by the American Institute of Certified Public Accountants, the PCAOB, and the Independence Standards Board and federal securities laws administered by the SEC. A representative of Grant Thornton LLP will be present at the Annual Meeting, will have the opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

Vote Required

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the results of the vote in ratifying the appointment of Grant Thornton LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS REDWOOD’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

ITEM 3 — VOTE ON ADVISORY RESOLUTION TO
APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Each year, Redwood’s stockholders have an opportunity to vote on a resolution to approve, on an advisory (non-binding) basis, the compensation of Redwood’s Named Executive Officers (also referred to as NEOs) as disclosed in this Proxy Statement in the “Compensation Discussion and Analysis” section and the related executive compensation tables. This proposal, commonly known as a “Say-on-Pay” proposal, gives Redwood’s stockholders the opportunity to express their views on the compensation of Redwood’s Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Redwood’s NEOs and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement. Redwood’s NEOs are the officers listed in the various compensation tables of the “Compensation Discussion and Analysis” section of this Proxy Statement and the related executive compensation tables that follow that “Compensation Discussion and Analysis” section.
The Compensation Committee of Redwood’s Board of Directors acts on behalf of the Board of Directors in administering Redwood’s executive compensation plans and programs. As described in detail within the “Compensation Discussion and Analysis” section of this Proxy Statement, Redwood has a performance-based executive compensation philosophy that seeks to provide incentives to achieve both short-term and long-term business and stockholder return objectives, align the interests of executive officers with those of long-term stockholders, and ensure that Redwood can hire and retain talented individuals in a competitive marketplace. Based on this compensation philosophy, Redwood’s executive compensation objectives are as follows:

•	Attract and retain highly qualified and productive executives

•	Motivate executives to enhance the overall performance and profitability of Redwood, both on a short-term and a long-term basis, with an emphasis on the long-term

•	Foster long-term alignment of the interests of Redwood’s executives and its stockholders through ownership of Redwood common stock by executives and by rewarding stockholder value creation

•	Ensure that compensation opportunities are competitive

•	Avoid incentivizing inappropriate risk taking
The Compensation Committee is committed to providing disclosure within the “Compensation Discussion and Analysis” section of this Proxy Statement that gives insight into the process by which it arrives at determinations relating to executive compensation and the underlying rationale for those determinations. Among other things, the Compensation Discussion and Analysis describes:

•	The Compensation Committee’s process for reviewing and determining the elements of the CEO’s compensation and that of the other NEOs

•	The rationale for the different elements of the NEOs' compensation and Redwood’s compensation philosophy, objectives, and methodology for competitive benchmarking

•	The metrics and goals used for performance-based compensation and factors taken into account in the Committee’s determination of whether those measures and goals were satisfied

•	The severance and change of control payments that NEOs may become entitled to receive under certain circumstances

•	The role of the Compensation Committee’s independent compensation consultant
Each year the Committee reviews Redwood’s compensation philosophy and its executive compensation plans and programs. After taking into account various factors and analyses, input from its independent compensation consultant, feedback from stockholders obtained during stockholder outreach efforts, and the outcome of recent stockholder advisory votes on executive compensation (commonly referred to as "Say-on-Pay" votes), the Committee makes compensation determinations it believes are appropriate in light of its executive compensation objectives.

Please read the “Executive Summary of Compensation Discussion and Analysis” and “Compensation Discussion and Analysis” sections of this Proxy Statement, which begin on pages 27 and 37, respectively, and the related executive compensation tables, which begin on page 65, for more information about the compensation of Redwood’s NEOs for 2017. The Board of Directors and the Compensation Committee believe these disclosures should be taken into consideration by stockholders in exercising their advisory vote on executive compensation.
*  *  *
At this 2018 Annual Meeting, stockholders are being asked to indicate their support for the compensation of Redwood’s Named Executive Officers as disclosed in this Proxy Statement. As noted above, this vote is not intended to address any specific item of compensation, but rather the overall compensation of Redwood’s Named Executive Officers and the executive compensation philosophy, objectives, programs, plans, policies, and practices described in this Proxy Statement.
In 2011, and again in 2017, the Board of Directors determined to hold an advisory “Say-on-Pay” vote every year. Accordingly, Redwood’s stockholders are asked to vote “FOR” the following advisory resolution at the Annual Meeting:
“RESOLVED, that the compensation of the Named Executive Officers, as disclosed in the Annual Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related tables and narrative disclosure, is hereby approved.”
This “Say-on-Pay” vote is a non-binding advisory vote. The approval or disapproval of this resolution by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding Redwood’s executive compensation practices. The final decision on the compensation and benefits of Redwood’s Named Executive Officers and on whether, and if so, how, to address stockholder disapproval of this resolution remains with the Board of Directors and the Compensation Committee. Unless the Board of Directors modifies its determination of the frequency of future "Say-on-Pay" advisory votes, the next "Say-on-Pay" advisory vote (following the 2018 Annual Meeting) will be held at Redwood's 2019 annual meeting of stockholders.

Vote Required
If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the resolution approving the compensation of Redwood’s Named Executive Officers. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

ITEM 4 — APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED
2014 INCENTIVE AWARD PLAN

We are asking our stockholders to approve an amendment and restatement of our 2014 Incentive Award Plan to comply with NYSE stockholder approval requirements and to satisfy the stockholder approval requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) related to incentive stock options. The 2014 Incentive Award Plan is referred to herein as the “Original Plan” and the amended and restated 2014 Incentive Award Plan is referred to herein as the “Amended Plan”. On March 20, 2018, Redwood's Board of Directors adopted the Amended Plan, subject to stockholder approval, which makes the following material changes to the Original Plan:

•	Increases the number of shares available by 4,000,000 shares;

•
Establishes a limit on the total aggregate value of cash and equity-based awards granted to any non-employee director during any calendar year by increasing the current limit on equity-based awards by $100,000 to $600,000 (the “director limit”); and

•
Authorizes Redwood to withhold shares in connection with a net-share settlement of certain awards, including certain awards outstanding on the date of this 2018 Annual Meeting of the Stockholders, based on the award holder’s maximum individual statutory withholding rates for the applicable jurisdictions (the “withholding amendment”).

The Board of Directors unanimously recommends a vote "FOR" the approval of the Amended Plan because it believes the Amended Plan is in the best interests of Redwood and its stockholders.
Stockholder Approval Requirement
Approval of the Amended Plan will also constitute approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to incentive stock options (“ISOs”) (to the extent required by the Code) and approval pursuant to the NYSE stockholder approval requirements applicable to equity compensation plans.
If our stockholders do not approve the Amended Plan pursuant to this Item 4, then the proposed additional shares will not become available for issuance and the withholding amendment will not be approved. In addition, the new director limit will not be approved and the current director limit contained in the Plan will remain in effect and will continue to limit the equity-based compensation payable to non-employee directors.
Background for Request to Increase the Share Reserve
In its determination to adopt the Amended Plan, and in particular to increase the number of shares available by 4,000,000 shares, the Board of Directors and Compensation Committee reviewed the analysis and recommendations of management and Frederic W. Cook & Co., Inc. (FW Cook), the Compensation Committee’s independent compensation consultant. In particular, among other things, the Board of Directors and Compensation Committee considered management’s and FW Cook’s recommendations, the basis for which included the following quantitative factors:

•
Over the last three calendar years, equity awards granted (including performance stock unit awards based on their target award amounts) represent a three-year average "burn" rate of share usage equal to 1.25% of weighted average basic common shares outstanding over that period, which is at approximately the 60th percentile of the 2017 compensation benchmarking peer group described within the Compensation Discussion and Analysis section of this Proxy Statement under the heading “Compensation Benchmarking for 2017.” Redwood and FW Cook consider this three-year average level of share usage to be in line with appropriate compensation practices after taking into account Redwood’s overall compensation philosophy and objectives.

•
On average, over the last three calendar years, equity awards granted (including performance stock unit awards based on actual awards vested and target award amounts, with respect to unvested awards) represent an average annual aggregate grant date fair value equal to 1.17% of market capitalization, which is at approximately the 60th percentile of the 2017 compensation benchmarking peer group described above. Management and FW Cook consider this average annual level of aggregate grant date fair value of awards to be in line with appropriate compensation practices after taking into account Redwood’s overall compensation philosophy and objectives. Assuming comparable annual award grant levels in the future, the share authorization under the Amended Plan could be expected to cover at least three years of grants (the actual life of the stock plan will be impacted by, among other things, the value of future equity awards, Redwood’s share price at the time future grants are issued, the earn-out of performance-contingent equity awards, and equity award forfeitures).

•
If the Amended Plan is approved, the issuance of the additional 4,000,000 authorized shares (together with the issuance of shares underlying outstanding awards under the Plan and shares remaining authorized for issuance under the Plan, in each case as of December 31, 2017), would represent dilution equal to approximately 9.7% (fully diluted on the basis of outstanding shares, plus shares underlying outstanding awards and shares that would be available for issuance under the Amended Plan, in each case at December 31, 2017), which is between the median and 75th percentile of our 2017 compensation benchmarking peer group described above. Based on Redwood's and FW Cook's analysis, this level of total dilution is in line with appropriate compensation practices after taking into account Redwood’s overall compensation philosophy and objectives.

In light of the factors described above, Redwood's Board of Directors believes the additional authorized shares being requested under the Amended Plan represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders.

General
The Board of Directors has adopted, subject to stockholder approval, the Amended Plan for employees, consultants, and members of the boards of directors of the Company and its subsidiaries and affiliates.
The Amended Plan provides for the grant of stock options (both ISOs and nonqualified stock options), restricted stock, stock appreciation rights (“SARs”), performance awards, dividend equivalents, stock payments, deferred stock units, and restricted stock units (“RSUs”) to eligible participants. A summary of the principal provisions of the Amended Plan is set forth below, and the summary is qualified in its entirety by reference to the full text of the Amended Plan, which is attached as Annex B to this Proxy Statement.
Administration
Unless otherwise determined by the Board of Directors, the Amended Plan will be administered by the Compensation Committee (collectively with Board, the “Administrator”), except that with respect to awards granted to independent directors, the Board of Directors will administer the Amended Plan. The Administrator may delegate to a committee of one or more directors or one or more Company officers the authority to grant or amend awards under the Amended Plan to participants other than (i) senior Company executives who are subject to Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”), (ii) employees who are covered employees within the meaning of Section 162(m) of the Code (“Section 162(m)”), and (iii) Company officers or directors to whom the authority to grant or amend awards under the Amended Plan has been delegated. To the extent necessary to comply with requirements of the Exchange Act or the Code, the Administrator will consist solely of two or more directors who are outside directors for purposes of Section 162(m) and non-employee directors (as defined in Rule 16b-3(b)(3) of the Exchange Act).
Unless otherwise determined by the Board of Directors, the Administrator will have the authority to administer the Amended Plan, including the power to (i) designate participants under the Amended Plan, (ii) determine the types of awards granted to participants under the Amended Plan, the number of such awards, and the number of shares of

Common Stock subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the Amended Plan, including the vesting schedule, exercise price, whether to settle, or accept the payment of any exercise price, in cash, Common Stock, other awards or other property, and whether an award may be cancelled, forfeited, or surrendered, (iv) prescribe the form of each award agreement, and (v) adopt rules for the administration, interpretation, and application of the Amended Plan.
Eligibility
Persons eligible to participate in the Amended Plan include all employees (including officers of the Company) and consultants of the Company and of its subsidiaries and affiliates, as well as members of the Board of Directors, as determined by the Administrator. As of March 1, 2018, approximately 129 employees, eight non-employee directors and no consultants were eligible to participate in the Amended Plan.
Limitation on Awards and Shares Available
As of March 1, 2018, there were 1,013,575 shares available for issuance under the Original Plan. If the proposal in this Item 4 is approved, then the aggregate share limit will be increased by 4,000,000 shares, such that the aggregate number of shares of common stock that may be issued or transferred under the Amended Plan, calculated as of March 20, 2018 (the date on which the Amended Plan was adopted, subject to shareholder approval), will be 5,013,575 shares. If any shares subject to an award are forfeited or expire or an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such award, such shares shall be added to the shares available for awards under the Amended Plan on a one-for-one basis. The shares of Common Stock covered by the Amended Plan may be authorized but unissued shares or shares purchased in the open market.
Generally, shares of Common Stock subject to an award under the Amended Plan that terminate, expire, are forfeited, or lapse for any reason are made available for issuance again under the Amended Plan. Additionally, shares withheld in connection with the payment of tax liabilities are made available for issuance again under the Amended Plan. The payment of dividend equivalents in cash in conjunction with outstanding and future awards will not be counted against the shares available for issuance under the Amended Plan. Furthermore, shares of Common Stock may not be optioned, granted, or awarded again if it would prevent any stock option that is intended to qualify as an incentive stock option under Section 422 of the Code from so qualifying.
The maximum number of shares of Common Stock that may be subject to one or more awards of options and/or SARs granted to any person pursuant to the Amended Plan during any calendar year is 1,000,000 and the maximum number of shares of Common Stock that may be subject to one or more awards other than options and/or SARs that are denominated in shares and intended to qualify as qualified performance-based compensation under Section 162(m) that may be granted to any person pursuant to the Amended Plan during any calendar year is 1,000,000. The maximum amount that may be paid in cash during any calendar year with respect to any award to any individual person pursuant to the Amended Plan during any calendar year with respect to awards that are denominated in cash and intended to qualify as qualified performance-based compensation under Section 162(m) is $10,000,000. In addition, under the Original Plan, the maximum aggregate value of equity-based awards, determined on the date of grant, that could be granted to any non-employee director pursuant to the Original Plan during any calendar year could not exceed $500,000. If this Item 4 is approved, the maximum aggregate cash compensation and the grant date fair value of all awards granted to any non-employee director during any calendar year will be $600,000.

Awards
The Amended Plan provides for grants of stock options (both incentive stock options and nonqualified stock options), restricted stock, SARs, performance awards, dividend equivalents, stock payments, deferred stock units and RSUs. Each award must be evidenced by a written award agreement with terms and conditions consistent with the Amended Plan. Upon the exercise or vesting of an award, the exercise or purchase price must be paid in full by: cash or check; tendering shares of Common Stock with a fair market value at the time of exercise or vesting equal to the aggregate exercise or purchase price of the award or the exercised portion thereof, if applicable; delivery of a written or electronic notice that the holder has placed a market sell order with a broker with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or by tendering other property acceptable to the Administrator. Under the terms of the Original Plan, a holder’s withholding obligations may be satisfied by withholding shares otherwise issuable under an award which are equal to the fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for the applicable jurisdictions. If this Item 4 is approved, then, (i) for awards outstanding as of the May 22, 2018 that are intended to qualify as performance-based compensation, the same withholding provision will apply and (ii) for all other awards, the terms of the Amended Plan will provide that withholding obligations may be satisfied by withholding shares otherwise issuable under an award which are no greater than the maximum individual statutory withholding rates for the applicable jurisdictions on the date of withholding or repurchase equal to aggregate amount of such liabilities.
Stock Options.  Stock options, including incentive stock options (as defined under Section 422 of the Code) and nonqualified stock options may be granted pursuant to the Amended Plan. The exercise price of incentive stock options and nonqualified stock options granted pursuant to the Amended Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant, unless incentive stock options are granted to any individual who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of Company stock (a “Ten Percent Owner”), in which case the exercise price of such incentive stock options will not be less than 110% of the fair market value of the Common Stock on the date of grant. Incentive stock options and nonqualified stock options may be exercised as determined by the Administrator, but in no event after (i) the fifth anniversary of the date of grant with respect to incentive stock options granted to a Ten Percent Owner, or (ii) the tenth anniversary of the date of grant with respect to incentive stock options granted to other employees and nonqualified stock options.
Restricted Stock.  Restricted stock awards may be granted pursuant to the Amended Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Administrator (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting rights with respect to such shares. In addition, with respect to a share of restricted stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests. The restrictions will lapse in accordance with a schedule or other conditions determined by the Administrator.
Stock Appreciation Rights.  A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of Common Stock on the date of exercise of the SAR over (B) the fair market value of a share of Common Stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of Common Stock subject to the SAR. Such payment will be in the form of cash, Common Stock or a combination of cash and Common Stock, as determined by the Administrator. The Administrator will determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR will not exceed ten years.

Restricted Stock Units.  RSUs may be granted pursuant to the Amended Plan, typically without consideration from the participant. RSUs may be subject to vesting conditions including continued employment or achievement of performance criteria established by the Administrator. Like restricted stock, RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, the Common Stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting rights prior to the time when vesting conditions are satisfied.
Performance Awards.  Awards of performance awards, including performance stock units, are denominated in shares of Common Stock or unit equivalent of shares of Common Stock and/or units of value, including dollar value of shares of Common Stock, and may be linked to any one or more performance criteria determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any participant selected by the Administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the Administrator and relate to any one or more performance criteria determined appropriate by the Administrator on a specified date or dates or over any period or periods determined by the Administrator. Any performance award in the form of a cash bonus paid to a covered employee within the meaning of Section 162(m) may be a performance-based award as described below.
Dividend Equivalents.  Dividend equivalents are rights to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock. Dividend equivalents represent the value of the dividends per share of Common Stock paid by the Company, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents are converted to cash or additional shares of Common Stock by such formula and at such time subject to such limitations as may be determined by the Administrator. In addition, with respect to an award with performance-based vesting, dividend equivalents which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. Dividend equivalents cannot be granted with respect to options or SARs.
Stock Payments.  Stock payments include payments in the form of Common Stock, options or other rights to purchase Common Stock made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the Administrator and may be based upon performance criteria determined appropriate by the Administrator, determined on the date such stock payment is made or on any date thereafter. Unless otherwise provided by the Administrator, a holder of a stock payment shall have no rights as a Company shareholder with respect to such stock payment until such time as the stock payment has vested and the shares underlying the Award have been issued to the Holder.
Deferred Stock Units.  Awards of deferred stock units are denominated in unit equivalent of shares of Common Stock and/or units of value, including dollar value of shares of Common Stock, and vest pursuant to a vesting schedule or performance criteria set by the Administrator. The Common Stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.
Performance-based Awards.  The Amended Plan provides that the Administrator may grant performance-based awards to employees who are or may be covered employees, as defined in Section 162(m), that are intended to be qualified performance-based compensation within the meaning of Section 162(m). Section 162(m) generally places a $1,000,000 annual limit on a publicly-held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (“TCJA”), this limit did not apply to compensation that satisfied the applicable requirements for the qualified performance-based compensation exception to the Section 162(m) deductibility limitation. However, under the TCJA, effective for tax years commencing after December 31, 2017, the performance-based compensation exception, and our ability to rely on this exception, were eliminated (other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the meaning of “covered employee” generally was expanded.

Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Administrator for the period are satisfied. With regard to a particular performance period, the Administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by the Company or any qualifying subsidiaries through the end of the applicable performance period to be eligible for a performance-based award for such period.
Under the Amended Plan, pre-established performance goals for awards intended to be qualified performance-based compensation within the meaning of Section 162(m) must be based on one or more of the following performance criteria: net earnings or net income (in either case before or after one or more of the following: interest, taxes, depreciation and amortization); adjusted net income or adjusted net earnings; interest income or net interest income; revenue, earnings, or income from mortgage banking activities; taxable earnings or taxable income; REIT taxable earnings or REIT taxable income; gross or net sales or revenue (including, without limitation, revenue from gains); operating earnings, income or profit; gross or net profit or operating margin; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets (including adjusted return on assets); return on capital (including adjusted return on capital); return on investment (including adjusted return on investment); return on equity or stockholders’ equity (including adjusted return on equity or stockholders’ equity); return on sales or revenue (including adjusted return on sales or revenue); total stockholder return; productivity or efficiency; expenses, including, without limitation, expenses associated with a particular administrative department, business function or activity or expenses per loan or designated unit; working capital; any measure of revenue, sales, income, earnings, or profit measured on a per share basis (basic or diluted) or per employee basis; price per share; implementation or completion of designated projects or initiatives or milestones relating to any such projects or initiatives; market share; dividends paid or payable; and economic value (including economic profit), any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a competitor or group of competitors, to results of a peer group, to market performance indicators or indices, or to other objective benchmarks.
Transferability of awards.  Awards cannot be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Administrator. The Administrator may provide in any award agreement that an award (other than an incentive stock option) may be transferred to certain persons or entities related to a participant in the Amended Plan, including but not limited to members of the participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly permitted by the Administrator. Such permitted assignees will be bound by and subject to such terms and conditions as determined by the Administrator.
Repricing.  The Administrator cannot, without the approval of the stockholders of the Company, authorize the amendment of any outstanding option or SAR to reduce its price per share, cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of Common Stock, or take any other action with respect to an option or SAR that would be treated as repricing under the rules and regulations of the principal United States national securities exchange on which the shares underlying such award are traded. Subject to adjustment of awards as described below, the Administrator does have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an award with the grant of an award having a price per share that is greater than or equal to the price per share of the original award.

Adjustments to Awards
If there is a stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends), that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities), then the Administrator will make equitable adjustments to the number and kind of shares that may be issued under the Amended Plan (including adjustments to award limits and the director limit), the number and kind of shares subject to each outstanding award under the Amended Plan, the exercise price or grant price of such outstanding award (if applicable), the terms and conditions of any outstanding awards (including any applicable performance targets or criteria), and the number and kind of shares for which automatic grants are subsequently made to non-employee directors pursuant to any director compensation policy implemented pursuant to the Amended Plan (if any). The Administrator will make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the Amended Plan. The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.
If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or other unusual or nonrecurring transactions or events, the Administrator may, in its discretion:

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provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;

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provide for the replacement of any award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon exercise of such award or realization or the participant’s rights;

•	provide that any outstanding award cannot vest, be exercised or become payable after such event;

•	provide that awards may be exercisable, payable or fully vested as to shares of Common Stock covered thereby;

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provide that any surviving corporation (or its parent or subsidiary) will assume awards outstanding under the Amended Plan or will substitute similar awards for those outstanding under the Amended Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or

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make adjustments (i) in the number and type of shares of Common Stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding awards or future awards.

If there is a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the stock price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding awards, then the Administrator will make equitable adjustments to the number and type of securities subject to each outstanding award under the Amended Plan, and the exercise price or grant price of such outstanding award (if applicable). The Administrator will make other equitable adjustments it determines are appropriate to reflect such an event with respect to the aggregate number and kind of shares that may be issued under the Amended Plan. The Company may refuse to permit the exercise of any award during a period of 30 days prior to the consummation of any such transaction.

Amendment and Termination
The Administrator, subject to approval of the Board, may terminate, amend or modify the Amended Plan at any time; provided, however, that shareholder approval will be obtained (i) to increase the number of shares of Common Stock available under the Amended Plan or to increase the director limit, (ii) to reduce the per share exercise price of any outstanding option or SAR, and (iii) to cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares of Common Stock. Generally, no amendment, suspension or termination of the Amended Plan shall, without the consent of the holder, impair any rights or obligations under any awards unless the award itself expressly provides.
In no event may an award be granted pursuant to the Amended Plan on or after the tenth anniversary of the date our stockholders approve the Amended Plan (the “Expiration Date”), although ISOs may not be granted under the Amended Plan after the tenth anniversary of the date on which the Amended Plan was adopted by the Board. Any awards that are outstanding on the Expiration Date will remain in force according to the terms of the Amended Plan and the applicable award agreement.
Material Federal Income Tax Consequences Associated with the Amended Plan
The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the Amended Plan. This summary addresses the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local, and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Stock Options. If an optionee is granted a non-qualified stock option under the Amended Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.
Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our common stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

Other Awards. The current federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment.
Section 409A. Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Amended Plan and awards granted under the Amended Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the Amended Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Section 162(m). In general, Section 162(m) places a $1,000,000 annual limit on a publicly-held corporation’s tax deduction for compensation paid to certain executive officers. Prior to the enactment of the TCJA, this limit did not apply to compensation that satisfied the applicable requirements for the "qualified performance-based compensation" exception to the Section 162(m) deductibility limitation. However, under the TCJA, effective for tax years commencing after December 31, 2017, the performance-based compensation exception, and our ability to rely on this exception, were eliminated (other than with respect to certain grandfathered arrangements in effect on November 2, 2017), and the meaning of “covered employee” generally was expanded. Certain awards under the 2003 Plan granted prior to November 2, 2017 may be grandfathered from the changes made by the TCJA under certain limited transition relief, however, for grants after that date and any grants which are not grandfathered, we will no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. There is no guarantee that we will be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee under the Original Plan or the Amended Plan.
Share Price
On March 26, 2018, the closing price of our common stock on NYSE was $15.23 per share.

New Plan Benefits
Awards under the Amended Plan are subject to the discretion of the Administrator and, other than awards that will be made automatically to outside directors under our director compensation program at this annual meeting, no determinations have been made by the plan administrator as to any future awards that may be granted pursuant to the Amended Plan.
Pursuant to our May 2017 to May 2018 director compensation program, non-employee directors will be granted deferred stock units on May 22, 2018 in an amount determined by dividing the dollar value of the grant, currently $100,000, by the closing price of our common stock on the day of grant (and rounding to the nearest whole share), which grants are set forth in the aggregate for eight non-employee directors in the table below.

	Dollar Value	Number of Shares/Units Covered by Awards
Martin S. Hughes, Chief Executive Officer	—	—
Christopher J. Abate, President	—	—
Dashiell I. Robinson, Executive Vice-President	—	—
Andrew P. Stone, Executive Vice President, General Counsel, and Secretary	—	—
Collin L. Cochrane, Chief Financial Officer	—	—
Garnet W. Kanouse, Managing Director - Head of Residential	—	—
All current executive officers as a group	—	—
All non-employee directors as a group (8 persons)	$800,000	—
All employees, including all current officers who are not executive officers, as a group	—	—

Plan Benefits
The table below sets forth summary information concerning the number of shares of our common stock subject to equity awards granted to certain persons under the Original Plan since the effective date of the Original Plan through March 26, 2018.
Certain awards set forth in this table for the named executive officers were granted in 2017 and therefore also are included in the Summary Compensation Table and in the Grants of Plan-Based Awards Table set forth in this Proxy Statement and are not additional awards. Certain awards set forth in this table for the non-employee directors were granted in 2017 and therefore also are included in the Director Compensation Table set forth in this Proxy Statement and are not additional awards.

	Deferred Stock Units	Performance Stock Units (1)	Restricted Stock Awards
Martin S. Hughes, Chief Executive Officer	299,883	313,397	—
Christopher J. Abate, President	181,771	209,619	—
Dashiell I. Robinson, Executive Vice-President	110,611	67,144	—
Andrew P. Stone, Executive Vice President, General Counsel, and Secretary	98,726	128,605	—
Collin L. Cochrane, Chief Financial Officer	105,465	29,096	—
Garnet W. Kanouse, Managing Director - Head of Residential	145,196	38,049	—
All current executive officers as a group	1,051,338	838,364	—
All current non-employee directors as a group (8 persons)	164,917	—	—
Baum, Richard,	21,593	—	—
Hansen, Douglas B.	21,593	—	—
Byerwalter, Mariann	21,593	—	—
Horvath, Debora D.	13,088	—	—
Kubicek, Greg H.	23,903	—	—
Pallotta, Karen	18,989	—	—
Pero, Jeffrey T.	21,872	—	—
Proctor, Georganne C.	22,286	—	—
List each associate of any directors, executives or director nominees	—	—	—
List each person who received or is to receive 5% of awards under the plan	—	—	—
All employees, including all current officers who are not executive officers, as a group	976,623	254,446	584,393

(1)
Amounts calculated based on target number of performance stock units. The maximum number of performance stock units that may become issuable pursuant to these awards is 200% of the target amount and would become issuable only upon achieving maximum performance against the applicable performance goal.

Vote Required
The affirmative vote of a majority of the votes cast on the proposal is required for approval of the adoption of the amended and restated 2014 Incentive Plan. For purposes of this vote, abstentions will have the same effect as votes against the proposal and broker non-votes will not have any effect on the result of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED 2014 INCENTIVE PLAN.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), stockholders may present proper proposals for inclusion in Redwood’s 2019 annual proxy statement and for consideration at Redwood’s 2019 annual meeting of stockholders. To be eligible for inclusion in Redwood’s 2019 annual proxy statement, a stockholder proposal must be received in writing not less than 120 calendar days before the first anniversary of the date Redwood released its proxy statement for the preceding year’s annual meeting and must otherwise comply with Rule 14a-8 under the Exchange Act. Accordingly, a stockholder nomination for director or proposal of business intended to be considered at the 2019 annual meeting of stockholders must be received by Redwood’s Secretary not later than December 10, 2018 to be eligible for inclusion in Redwood's 2019 annual proxy statement. While the Board of Directors will consider stockholder proposals, Redwood reserves the right to omit from its annual proxy statement stockholder proposals that it is not required to include under the Exchange Act and Redwood’s Bylaws, including as a result of Rule 14a-8 under the Exchange Act.

In addition, Redwood's current Bylaws contain advance notice provisions with respect to matters to be brought before an annual meeting, including nominations for election to the Board of Directors. Redwood's Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice containing the information required by the Bylaws must be delivered to the Secretary at Redwood's principal executive office not earlier than the 150th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date we released the proxy statement for the preceding year’s annual meeting. Accordingly, under Redwood's current Bylaws, a stockholder nomination for director or proposal of business intended to be considered at the 2019 annual meeting of stockholders must be received by the Secretary not earlier than November 10, 2018, and not later than 5:00 p.m., Pacific Time, on December 10, 2018. Proposals should be mailed to Redwood Trust, Inc., Attention: Secretary, One Belvedere Place, Suite 300, Mill Valley, CA 94941. A copy of the Bylaws may be obtained from Redwood’s Secretary by written request to the same address.

INFORMATION INCORPORATED BY REFERENCE

This Proxy Statement incorporates by reference the information set forth in Redwood's Annual Report on Form 10-K for the year ended December 31, 2017 (the 2017 Annual Report) under the following headings: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Financial Statements and Supplementary Data; and Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure. Copies of our 2017 Annual Report on Form 10-K are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of Redwood at (415) 389-7373 or at the principal executive offices of Redwood at the address set forth above under “Stockholder Proposals for the 2019 Annual Meeting.” In addition, within the Investor Information section of Redwood’s website located at www.redwoodtrust.com, you can obtain, without charge, a copy of Redwood's 2017 Annual Report on Form 10-K. Please note that the information on Redwood's website is not part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
March 27, 2018    /s/ Andrew P. Stone
Mill Valley, California    Secretary

ANNEX A

Reconciliation of
Non-GAAP Adjusted Return on Equity
to
Return on Equity Based on GAAP Financial Results

Reconciliation of:
2017 Adjusted Return on Equity (Adjusted ROE)
to
2017 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2017 GAAP Net Income	$140,406	$140,406
2017 Average GAAP Equity	$1,181,056	$1,181,056
Adjustment: Subtract average 2017 GAAP Accumulated Other Comprehensive Income(1)	—	$74,202
2017 Average Equity	$1,181,056	$1,106,854
Calculation: Divide 2017 GAAP Net Income by 2017 Average Equity	11.9%	12.7%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2016 Adjusted Return on Equity (Adjusted ROE)
to
2016 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2016 GAAP Net Income	$131,252	$131,252
2016 Average GAAP Equity	$1,112,313	$1,112,313
Adjustment: Subtract average 2016 GAAP Accumulated Other Comprehensive Income(1)	—	$58,803
2016 Average Equity	$1,112,313	$1,053,510
Calculation: Divide 2016 GAAP Net Income by 2016 Average Equity	11.8%	12.5%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2015 Adjusted Return on Equity (Adjusted ROE)
to
2015 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2015 GAAP Net Income	$102,088	$102,088
2015 Average GAAP Equity	$1,240,345	$1,240,345
Adjustment: Subtract average 2015 GAAP Accumulated Other Comprehensive Income(1)	—	$129,858
2015 Average Equity	$1,240,345	$1,110,487
Calculation: Divide 2015 GAAP Net Income by 2015 Average Equity	8.2%	9.2%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2014 Adjusted Return on Equity (Adjusted ROE)
to
2014 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2014 GAAP Net Income	$100,569	$100,569
2014 Average GAAP Equity	$1,250,627	$1,250,627
Adjustment: Subtract average 2014 GAAP Accumulated Other Comprehensive Income(1)	—	$157,521
2014 Average Equity	$1,250,627	$1,093,106
Calculation: Divide 2014 GAAP Net Income by 2014 Average Equity	8.0%	9.2%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

Reconciliation of:
2013 Adjusted Return on Equity (Adjusted ROE)
to
2013 GAAP Return on Equity (ROE)
($ in thousands)

	Calculation of:
	GAAP ROE	Adjusted ROE
2013 GAAP Net Income	$173,246	$173,246
2013 Average GAAP Equity	$1,200,461	$1,200,461
Adjustment: Subtract average 2013 GAAP Accumulated Other Comprehensive Income(1)	—	$131,843
2013 Average Equity	$1,200,461	$1,068,618
Calculation: Divide 2013 GAAP Net Income by 2013 Average Equity	14.4%	16.2%

(1)	Represents cumulative net unrealized mark-to-market gains and losses on available-for-sale securities and cash flow hedges on certain of Redwood’s long-term debt.

ANNEX B

Redwood Trust, Inc.
Amended and Restated
2014 Incentive Award Plan

REDWOOD TRUST, INC.
AMENDED AND RESTATED
2014 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Amended and Restated Redwood Trust, Inc. 2014 Incentive Award Plan, as amended March 20, 2018 (as it may be amended or restated from time to time, the “Plan”), is to promote the success and enhance the value of Redwood Trust, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The Plan amends and restates in its entirety the Redwood Trust, Inc. 2014 Incentive Award Plan (the “Original Plan”).

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 13. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 13.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean (a) any Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Applicable Law” shall mean any applicable law, including without limitation: (i) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (ii) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (iii) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.5 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.6 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in the first sentence of Section 3.3.

2.8 “Board” shall mean the Board of Directors of the Company.

2.9 “Change in Control” shall mean and includes each of the following:

(a) any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires ownership of stock of the Company that, together with other stock held by such person or group constitutes more than fifty percent (50%) of the total fair market value or total voting power of all stock of the Company;

(b) any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company;

(c) during any twelve (12)-month period, a majority of the members of the Company’s Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to such appointment or election; or

(d) any one person, or more than one person acting as a group (within the meaning of Section 409A of the Code), acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisition; provided, that that no “Change in Control” shall be deemed to occur when the assets are transferred to (x) a shareholder of the Company in exchange for or with respect to its stock, (y) a person, or more than one person acting as a group (within the meaning of Section 409A of the Code), that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Company, or (z) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person that owns directly or indirectly fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Company, in each case with such persons status determined immediately after the transfer of assets.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.10 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.11 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee, appointed as provided in Section 13.1.

2.12 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.13 “Company” shall have the meaning set forth in Article 1.

2.14 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.15 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.16 “Data” shall have the meaning set forth in Section 12.7.

2.17 “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 10.4.

2.18 “Director” shall mean a member of the Board, as constituted from time to time.

2.19 “Director Limit” shall have the meaning set forth in Section 3.3.

2.20 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.21 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.22 “Effective Date” shall mean, for purposes of the Plan (as amended and restated), the date on which the Plan is approved by the Company’s stockholders; provided, however, that solely for purposes of the second to last sentence of Section 14.1 hereof, the Effective Date shall be the date on which the Plan (as amended and restated) is adopted by the Board, subject to approval of the Plan (as amended and restated) by the Company’s stockholders. Notwithstanding the foregoing, the Original Plan shall remain in effect on its existing terms unless and until the Plan (as amended and restated) is approved by the Company’s stockholders.

2.23 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.24 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.25 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

2.26 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.27 “Expiration Date” shall have the meaning given to such term in Section 14.1.

2.28 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.29 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.30 “Holder” shall mean a person who has been granted an Award.

2.31 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.32 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.33 “Non-Employee Director Equity Compensation Policy” shall have the meaning set forth in Section 4.6.

2.34 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.35 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.36 “Option Term” shall have the meaning set forth in Section 6.4.

2.37 “Original Plan” shall have the meaning set forth in Article 1.

2.38 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.39 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

2.40 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.41 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that may be used to establish Performance Goals are as follows: (i) net earnings or net income (in either case before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) adjusted net income or adjusted net earnings; (iii) interest income or net interest income; (iv) revenue, earnings, or income from mortgage banking activities; (v) taxable earnings or taxable income; (vi) REIT taxable earnings or REIT taxable income; (vii) gross or net sales or revenue (including, without limitation, revenue from gains); (viii) operating earnings, income or profit; (ix) gross or net profit or operating margin; (x) cash flow (including, but not limited to, operating cash flow and free cash flow); (xi) return on assets (including adjusted return on assets); (xii) return on capital (including adjusted return on capital); (xiii) return on investment (including adjusted return on investment); (xiv) return on equity or stockholders’ equity (including adjusted return on equity or stockholders’ equity); (xv) return on sales or revenue (including adjusted return on sales or revenue); (xvi) total stockholder return; (xvii) productivity or efficiency; (xviii) expenses, including, without limitation, expenses associated with a particular administrative department, business function or activity or expenses per loan or designated unit; (xix) working capital; (xx) any measure of revenue, sales, income, earnings, or profit described in clauses (i) through (ix) measured on a per share basis (basic or diluted) or per employee basis; (xxi) price per share; (xxii) implementation or completion of designated projects or initiatives or milestones relating to any such projects or initiatives; (xxiii) market share; (xxiv) dividends paid or payable; and (xxv) economic value (including economic profit), any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a competitor or group of competitors, to results of a peer group, to market performance indicators or indices, or to other objective benchmarks. For all Awards intended to qualify as Performance-Based Compensation, the Performance Criteria that may be used to establish Performance Goals are limited to the foregoing.

(b) The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.42 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

2.43 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

2.44 “Performance Stock Unit” shall mean a Performance Award awarded under Section 10.1 which is denominated in units of value including dollar value of Shares.

2.45 “Permitted Transferee” shall mean, with respect to a Holder, (i) any “family member” of the Holder, as defined in the instructions to Form S-8 under the Securities Act, or (ii) with the prior approval of the Administrator, (a) a trust for the benefit of one or more of the Holder or any “family member” of the Holder as defined in clause (i) above, (b) a partnership, limited liability company or corporation in which the Holder or any “family member” of Holder as defined in clause (i) above are the only partners, members or shareholders, or (c) a charitable organization or foundation.

2.46 “Plan” shall have the meaning set forth in Article 1.

2.47 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.48 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.49 “Restricted Stock Units” shall mean the right to receive a grant that is denominated in Shares (and payable in Shares, cash, or a combination thereof), awarded under Article 9.

2.50 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.51 “Shares” shall mean shares of Common Stock.

2.52 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 11.

2.53 “Stock Appreciation Right Term” shall have the meaning set forth in Section 11.4.

2.54 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3.

2.55 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.56 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.57 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Sections 3.1(b) and 14.2, as of the Effective Date a total of [●] Shares(1) shall be authorized for Awards granted under the Plan, any or all of which may be delivered upon the exercise of Incentive Stock Options.

(b) If any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including due to the payment of the exercise price of a Stock Appreciation Right in Shares).

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent

_____________________________________

(1) As of Board adoption date, this number is 5,013,575 shares.

appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

3.2 Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 14.2, (a) the maximum aggregate number of Shares with respect to one or more Awards of Options and/or Stock Appreciation Rights that may be granted to any one person during any calendar year shall be 1,000,000 Shares, (b) the maximum aggregate number of Shares with respect to one or more Awards (other than Options and Stock Appreciation Rights) that are intended to qualify as performance-based compensation under Section 162(m) of the Code and are denominated in Shares that may be granted to any one person during any calendar year shall be 1,000,000 Shares, (c) the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code and are denominated in cash shall be $10,000,000. In addition, notwithstanding any provision in the Plan to the contrary, the sum of any cash compensation and the grant date fair value (as determined on the date of grant) of all Awards granted to any one Non-Employee during any calendar year shall not exceed $600,000 (the “Director Limit”).

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except as provided in Section 4.6 regarding the grant of Awards pursuant to the Non-Employee Director Equity Compensation Policy, no Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Employment; Voluntary Participation. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

4.5 Foreign Holders. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Affiliates may operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Affiliates shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

4.6 Non-Employee Director Awards. The Administrator, in its sole discretion, may provide that Awards granted to Non-Employee Directors shall be granted pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Non-Employee Directors, the number of Shares to be subject to Non-Employee Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Administrator shall determine in its sole discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Administrator from time to time in its sole discretion.

4.7 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS
PERFORMANCE-BASED COMPENSATION

5.1 Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator, in its sole discretion, may grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2 Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3 Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1 Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

6.2 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent or subsidiary corporation thereof (each as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3 Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4 Option Term. The term of each Option (the “Option Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder and the first sentence of this Section 6.4, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Option relating to such a Termination of Service.

6.5 Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator, and, except as limited by the Plan, at any time after the grant of an Option, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program, the Award Agreement evidencing the grant of an Option, or by action of the Administrator following the grant of the Option. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option, the portion of an Option that is unexercisable at a Holder’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service.

6.6 Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

7.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 12.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.

7.3 Notification Regarding Disposition. The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1 Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2 Rights as Stockholders. Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid to other stockholders prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and if/when the share of Restricted Stock vests.

8.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4 Repurchase or Forfeiture of Restricted Stock. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock shall include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company, in its sole discretion, may (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

8.6 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE 9.

AWARD OF RESTRICTED STOCK UNITS

9.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

9.2 Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

9.4 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

9.5 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 12.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

9.6 Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

9.7 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK
PAYMENTS, DEFERRED STOCK UNITS

10.1 Performance Awards.

(a) The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator.

Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

(b) Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

10.2 Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid to other stockholders prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and if/when the Award vests.

 (b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

10.3 Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4 Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any Eligible Individual. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Each Deferred Stock Unit shall entitle the Holder thereof to receive one Share on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date of the Holder’s Termination of Service). Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the Holder.

10.5 Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, and/or Deferred Stock Unit award shall be established by the Administrator in its sole discretion.

10.6 Purchase Price. The Administrator may establish the purchase price of a Performance Award, Shares distributed as a Stock Payment award, Shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable

Law.

10.7 Termination of Service. A Performance Award, Stock Payment award, Dividend Equivalent award, and/or Deferred Stock Unit award is distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion, may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, and/or Deferred Stock Unit award may be distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 11.

AWARD OF STOCK APPRECIATION RIGHTS

11.1 Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 11.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

11.2 Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after grant of a Stock Appreciation Right, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator in the applicable Program, the Award Agreement evidencing the grant of a Stock Appreciation Right, or by action of the Administrator following the grant of the Stock Appreciation Right.

11.3 Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator, in its sole discretion, may also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 12.1 and 12.2.

11.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder and the first sentence of this Section 11.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend, subject to Section 14.1, any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

11.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 11 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 12.

ADDITIONAL TERMS OF AWARDS

12.1 Payment. The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator in its sole discretion. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

12.2 Tax Withholding. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator, in its sole discretion and in satisfaction of the foregoing requirement or in satisfaction of any additional tax withholding, cause the Company to, or allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). For Awards outstanding as of the Effective Date that are intended to qualify as Performance-Based Compensation, the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. For all other Awards (including all other Awards outstanding as of the Effective Date or granted after the Effective Date), the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates for the applicable jurisdictions. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

12.3 Transferability of Awards.

(a) Except as otherwise provided in Section 12.3(b) and 12.3(c):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 12.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section 12.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) any transfer of an Award to a Permitted Transferee shall be without consideration, except as required by Applicable Law.

(c) Notwithstanding Section 12.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder’s death.

12.4 Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements and representations as the Board or the Committee, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b) All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.5 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that:

(a) (i) Any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, shall be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (x) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (y) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (z) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder); and

(b) All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

12.6 Prohibition on Repricing. Subject to Section 14.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares, or (iii) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal United States national securities exchange on which the Shares are traded.

12.7 Data Privacy. As a condition for receiving any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 12.7 by and among the Company and its Subsidiaries and Affiliates exclusively for implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries and Affiliates may hold certain personal information about a Holder, including the Holder’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Holder’s participation in the Plan, and the Company and its Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Holder’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data that the Company holds regarding such Holder, request additional information about the storage and processing of the Data regarding such Holder, recommend any necessary corrections to the Data regarding the Holder or refuse or withdraw the consents in this Section 12.7 in writing, without cost, by contacting the local human resources representative. The Company may cancel Holder’s ability to participate in the Plan and, in the Administrator’s sole discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws the consents in this Section 12.7. For more information on the consequences of refusing or withdrawing consent, Holders may contact their local human resources representative.

ARTICLE 13.

ADMINISTRATION

13.1 Administrator. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act, and with respect to Awards that are intended to be

Performance-Based Compensation, including Options and Stock Appreciation Rights, then the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule and an “outside director” for purposes of Section 162(m) of the Code. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” and “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 13.6.

13.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 12.5 or Section 14.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

13.3 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.4 Authority of Administrator. Subject to the Company’s Bylaws, the Committee’s Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 14.2.

13.5 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all parties.

13.6 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 13; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.6 shall serve in such capacity at the pleasure of the Board and the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and/or re-vest in itself any previously delegated authority.

ARTICLE 14.

MISCELLANEOUS PROVISIONS

14.1 Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 14.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 14.2, (a) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or increase the Director Limit, (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 12.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 12.5 and Section 14.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

14.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit or Director Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the number and kind of Shares (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Non-Employee Directors pursuant to Section 4.6; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 14.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 14.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator, in its sole discretion, having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 14.2(a) and 14.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit or Director Limit). The adjustments provided under this Section 14.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

(e) In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(f) For the purposes of this Section 14.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

(g) The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 14.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) No action shall be taken under this Section 14.2 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the Treasury Regulations thereunder.

(k) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

14.3 Approval of Plan by Stockholders. The Plan (as amended and restated) will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan (as amended and restated).

14.4 No Stockholders Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

14.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

14.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

14.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

14.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

14.9 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

14.10 Section 409A.

(a) General. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, any payment or settlement of such Award upon a Holder’s Termination of Service will, to the extent necessary to avoid taxes under Section 409A of the Code, be made only upon the Holder’s “separation from service” (within the meaning of Section 409A of the Code), whether such “separation from service” occurs upon or after the Holder’s Termination of Service. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A of the Code and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Holder’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

14.11 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

14.12 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any

Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.13 Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.14 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

14.15 Expenses. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

* * * * *
I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Redwood Trust, Inc. on March 20, 2018.
* * * * *
I hereby certify that the foregoing Plan was approved by the stockholders of Redwood Trust, Inc. on ____________ __, 2018.
Executed on this ____ day of _______________, 2018.

Corporate Secretary

REDWOOD TRUST

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals

1. Election of the nine nominees to the Board of Directors. **The Board of Directors recommends a vote FOR all nine nominees to the Board of Directors.**

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - Richard D. Baum	☐	☐	☐	02 - Douglas B. Hansen	☐	☐	☐	03 - Christopher J. Abate	☐	☐	☐
04 - Mariann Byerwalter	☐	☐	☐	05 - Debora D. Horvath	☐	☐	☐	06 - Greg H. Kubicek	☐	☐	☐
07 - Karen R. Pallotta	☐	☐	☐	08 - Jeffrey T. Pero	☐	☐	☐	09 - Georganne C. Proctor	☐	☐	☐

Proposal	For	Against	Abstain
2. Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2018. **The Board of Directors recommends a vote FOR ratification.**	☐	☐	☐
3. Non-binding advisory resolution to approve named executive officer compensation. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐
4. To vote to approve the adoption of the Amended and Restated 2014 Incentive Plan. **The Board of Directors recommends a vote FOR approval.**	☐	☐	☐

5. To vote and otherwise represent the undersigned on any other business that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust's transfer agent, Computershare Investor Services, at 1-888-472-1955. ☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card and insert the date of your signature(s). All joint holders must sign. When signing as an attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title under your signature(s).

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

02RY0D

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Redwood Trust, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders – May 22, 2018

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE "COMPANY"), HEREBY APPOINTS CHRISTOPHER J. ABATE AND DASHIELL I. ROBINSON, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 22, 2018, AT 10:30 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT THAT MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT, THE TERMS OF EACH OF WHICH ARE INCORPORATED BY REFERENCE, AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE OF THIS PROXY CARD. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE SPECIFIED NOMINEES FOR DIRECTOR, "FOR" RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018, "FOR" THE NON-BINDING ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AND "FOR" THE APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED 2014 INCENTIVE PLAN. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF THE COMPANY IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 22, 2018: Our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017 are available at http://www.edocumentview.com/RWT.